UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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LIBERTY GLOBAL PLC

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38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

April 29, 2014
Dear Shareholder:
You are invited to attend the 2014 Annual General Meeting of Shareholders of Liberty Global plc to be held at 3:00 p.m. BST (10:00 a.m. Eastern time), on Thursday, June 26, 2014, at The May Fair Hotel, Stratton Street, London W1J 8LT, telephone number +1 44 20 7769 8202. The accompanying notice of the annual general meeting of shareholders and proxy statement describes the meeting, the resolutions you will be asked to consider and vote upon and related matters.
Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual general meeting, please vote as soon as possible to make sure that your shares are represented. You may vote via the internet or, if you receive a printed copy of your proxy materials, you may vote by mail by signing, dating and returning your proxy card in the envelope provided.
Thank you for your continued support and interest in our company.
Sincerely,
Michael T. Fries
Chief Executive Officer and President
Liberty Global plc

38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

LIBERTY GLOBAL PLC
Notice of Annual General Meeting of Shareholders
to be Held June 26, 2014
The 2014 Annual General Meeting of Shareholders (the AGM) of Liberty Global plc (Liberty Global) will be held at 3:00 p.m. BST (10:00 a.m. Eastern time), on Thursday, June 26, 2014, at The May Fair Hotel, Stratton Street, London, W1J 8LT, telephone number +1 44 20 7769 8202, for the following purposes:

1.	To elect Miranda Curtis as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

2.	To elect John W. Dick as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

3.	To elect J.C. Sparkman as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

4.	To elect J. David Wargo as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

5.
To approve the directors’ compensation policy contained in Appendix A of Liberty Global’s proxy statement for the 2014 annual general meeting of shareholders (in accordance with requirements applicable to United Kingdom (U.K.) companies) to be effective as of the date of the 2014 annual general meeting of shareholders.

6.
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Liberty Global’s proxy statement for the 2014 annual general meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the Summary Compensation Table and other related tables and disclosure.

7.
The option of once every one year, two years, or three years that receives a majority of the affirmative votes cast for this resolution will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

8.
To approve on an advisory basis the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2013, contained in Appendix A of the proxy statement (in accordance with requirements applicable to U.K. companies).

9.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2014.

10.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

11.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.
Please refer to the proxy statement for detailed information on each of these resolutions. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved each resolution and recommends that the shareholders entitled to vote at the AGM vote “FOR” each of the resolutions, except resolution 7 where our board of directors recommends that shareholders vote “FOR” the frequency of three years. No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.

38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

All of the resolutions will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such resolution (other than resolution 7) will be approved if a simple majority of votes cast are cast in favor thereof. With respect to the advisory vote on resolution 6, regarding our named executive officer compensation as reported in the proxy statement, and resolution 8 regarding approving our U.K. statutory implementation report for the year ended December 31, 2013, the result of the vote for each resolution will not require our board of directors or any committee thereof to take any actions. Our board of directors will, however, carefully consider the outcome of the advisory vote on each such resolution as it values the opinions of our shareholders. Although resolution 7 on the frequency for the advisory vote on our named executive officers compensation is also an advisory vote, our board will follow the option (one, two or three years) receiving a majority of the votes cast.
During the AGM, our board of directors will lay before our company our U.K. annual report and accounts for the year ended December 31, 2013, which report includes our statutory accounts, the U.K. Statutory Directors’ Report and the statutory Auditors’ Report for the year ended December 31, 2013 (the U.K. Report and Accounts).
All shareholders of Liberty Global are cordially invited to attend the AGM. All shareholders of record of Liberty Global Class A ordinary shares, nominal value $.01 per share, Liberty Global Class B ordinary shares, nominal value $.01 per share, and Liberty Global Class C ordinary shares, nominal value $.01 per share, as of 5:00 p.m., Eastern time, on April 28, 2014, the record date for the AGM, are entitled to notice of the AGM or any adjournment thereof, but only shareholders of record of Class A ordinary shares or Class B ordinary shares as of the record date are entitled to vote at the AGM or any adjournment thereof. The holders of our Class A ordinary shares and our Class B ordinary shares will vote together as a single class on each of the above resolutions. A list of shareholders entitled to vote at the AGM will be available at our offices at 38 Hans Crescent, Knightsbridge, London SW1X 0LZ and at 12300 Liberty Boulevard, Englewood, Colorado 80112, for review by any shareholder, for any purpose germane to the AGM, for at least 10 days prior to the AGM.
Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible, whether or not you plan to attend the AGM. You may vote by proxy either over the internet or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the United States).
If you vote via the internet, your vote must be received by 6:00 a.m. BST (1:00 a.m. Eastern time), on June 26, 2014. You may revoke your proxy in the manner described in the accompanying proxy statement.
By Order of the Board of Directors,
Bryan H. Hall
Secretary
April 29, 2014

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING, PLEASE VOTE VIA THE INTERNET AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

38 Hans Crescent, London SW1X 0LZ, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

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LIBERTY GLOBAL PLC
38 Hans Crescent
London SW1X 0LZ, United Kingdom,
Registered in England Nr 8379990
_________________________________________________________
PROXY STATEMENT FOR THE
2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS
_________________________________________________________

We are furnishing this proxy statement to holders of record as of 10:00 p.m. BST (5:00 p.m. Eastern time) on April 28, 2014, of Class A ordinary shares or Class B ordinary shares, each with nominal value $.01 per share, of Liberty Global plc, a public limited company organized under the laws of England and Wales (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our 2014 annual general meeting of shareholders (the AGM) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). This proxy statement is also being furnished to holders of our non-voting Class C ordinary shares, nominal value $.01 per share, for informational purposes only. Under English law, holders of a company’s ordinary shares are referred to as “members”, but for clarity, they are referred to in this proxy statement as “shareholders”.
Pursuant to the rules and regulations promulgated by the Securities and Exchange Commission (SEC) in the United States (U.S.), instead of mailing a printed copy of our proxy materials, including the form of proxy card and our annual report to each shareholder of record, we are furnishing our proxy materials and annual report to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about May 16, 2014. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials or annual report, unless specifically requested. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials and annual report, please follow the instructions for requesting such materials included in the Internet Notice. The proxy materials, including the form of proxy, relating to the AGM will be first made available to shareholders on or about May 16, 2014.
In addition to the annual report accompanying our proxy materials as required by the rules and regulations of the SEC, we are also providing our United Kingdom (U.K.) annual report and accounts for the year ended December 31, 2013 (the U.K. Report and Accounts) as required by the U.K. Companies Act 2006 (the Companies Act). The U.K. Report and Accounts includes the U.K. statutory accounts, the U.K. statutory Directors’ Report and the U.K. Auditors’ Report and is being made available at the same time and by the same methods as our proxy materials and annual report. If you would like to receive a printed copy of our U.K. Report and Accounts, please follow the instructions for requesting such report included in the Internet Notice.
As a result of a series of mergers that were completed on June 7, 2013, Liberty Global became the publicly-held parent company of the successors by merger of Liberty Global, Inc. (LGI) (the predecessor to Liberty Global) and Virgin Media Inc. (Virgin Media). In this proxy statement, the terms “we”, “our”, “our company”, and “us” or similar references may refer, as the context requires, to Liberty Global or its predecessor LGI. In this proxy statement, we refer to the transaction with Virgin Media as the Virgin Media Acquisition.
In this proxy statement, the terms Class A shares, Class B shares and Class C shares, as the case may be, refer to the ordinary shares of Liberty Global or the common stock of its predecessor LGI. Also, on March 3, 2014, Liberty Global effected a share split in the form of a share dividend (the Dividend) of its Class C shares to holders of record of its Class A shares, Class B shares and Class C shares as of 5:00 p.m., Eastern time on February 14, 2014, which was the record date for the Dividend. In the Dividend, holders received one Class C share for each Class A share, Class B share and Class C share held of record as of such record date. Unless otherwise indicated, all Liberty Global shares and per share amounts presented herein have been retroactively adjusted to give effect to the Dividend, notwithstanding the fact that no Class C shares issued for the Dividend were issued and outstanding prior to March 3, 2014. Because we are a U.K. company, the Dividend constitutes a bonus issue under our articles of association and English law. For convenience, we refer to such bonus issue as a dividend.

Time and Place; Purposes
The AGM will be held at 3:00 p.m. BST (10:00 a.m. Eastern time), on Thursday, June 26, 2014, at The May Fair Hotel, Stratton Street, London W1J 8LT, United Kingdom, telephone number +44 20 7769 8202. At the AGM, holders of our Class A shares and Class B shares will be asked to consider and vote upon the following resolutions:

1.	To elect Miranda Curtis as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

2.	To elect John W. Dick as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

3.	To elect J.C. Sparkman as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

4.	To elect J. David Wargo as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

5.
To approve the directors’ compensation policy contained in Appendix A of Liberty Global’s proxy statement for the AGM (in accordance with requirements applicable to U.K. companies) to be effective as of the date of the AGM.

6.
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Liberty Global’s proxy statement for the AGM pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and other related tables and disclosure.

7.
The option of once every one year, two years, or three years that receives a majority of the affirmative votes cast for this resolution will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

8.
To approve on an advisory basis the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2013, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

9.	To ratify the appointment of KPMG LLP (U.S.) as our independent auditor for the year ending December 31, 2014.

10.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before our company).

11.	To authorize the audit committee of our board of directors to determine the U.K. statutory auditor’s compensation.
No shareholder has proposed, in accordance with sections 100 through 102 of our articles of association, any additional resolutions to be brought before the AGM.
The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the resolutions.
Voting Rights; Record Date
Voting on the resolutions will be by a poll. Our board has fixed 10:00 p.m. BST (5:00 p.m. Eastern time), on April 28, 2014, as the record date for the determination of holders of our Class A shares, Class B shares and Class C shares entitled to receive notice of our AGM or any adjournment thereof. Only holders of record of our Class A shares or our Class B shares as of the record date are entitled to vote at our AGM. As of the record date, we had outstanding and entitled to vote at the meeting 216,934,294 Class A shares and 10,139,184 Class B shares. Our Class A shares and Class B shares are our only voting ordinary shares and vote together as a single class on all matters. Each Class A share has one vote and each Class B share has ten votes on each matter on which holders of ordinary shares of such classes are entitled to vote at the AGM. We also had outstanding as of the record date 561,240,277 Class C shares, which are non-voting, except where otherwise required by the Companies Act and our articles of association.
As of the record date for the AGM, we had 91 record holders of Class A shares and eight record holders of Class B shares. Such amounts do not include the number of shareholders whose ordinary shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

If your Class A shares or Class B shares are held in your name, you have the right to attend, speak and vote in person at the meeting. If your Class A shares or Class B shares are held in an account with a broker, banker or other nominee, you are considered the beneficial owner of such shares held in street name. As a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote such shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the meeting.
The presence, in person or by proxy, of the holders of a majority of the combined voting power of our outstanding Class A shares and Class B shares entitled to vote is necessary to constitute a quorum at the AGM. The affirmative vote of a simple majority of the votes cast by the holders of our Class A shares and Class B shares (voting together as a single class) is required to approve each of the resolutions, except resolution 7. For example, in regard to the election of directors at the AGM, a nominee for director will be elected to our board if the votes cast “For” such nominee exceed the votes cast “Against” such nominee’s election. On resolution 7, our shareholders may vote their Class A shares and Class B shares in favor of any one of the options (one, two or three years) or may abstain from voting with respect to such matter. The option under resolution 7 receiving a simple majority of the affirmative votes cast by the holders of our Class A shares and Class B shares (voting together as a single class) on resolution 7 will be the option selected by our board of directors.
Resolution 6 regarding the compensation of our named executive officers (NEOs) as reported in this proxy statement and resolution 8 regarding the approval of our U.K. statutory implementation report for the year ended December 31, 2013, are advisory in nature. Accordingly, the outcome of these advisory votes are not binding on Liberty Global, our board of directors or our compensation committee. Our board, however, values the opinions of our shareholders and will carefully consider the outcome of the advisory vote on each of these resolutions. Although resolution 7 on the frequency for the advisory vote on our NEOs is also advisory in nature, our board will follow the option selected by a majority of the votes cast.
Proxies
Voting of Proxies
All Class A shares and Class B shares properly voted via the internet at or prior to 6:00 a.m. BST (1:00 a.m. Eastern time) on June 26, 2014, and all ordinary shares represented by properly executed proxies received prior to or at the AGM and, in each case, not revoked, will be voted in accordance with the instructions so provided. If no specific instructions are given, the Class A shares and Class B shares represented by a properly executed proxy will be voted in favor of each of the resolutions 1-6 and 8-11 and in favor of the three year option under resolution 7, all as listed in the Meeting Notice.
The resolutions in the Meeting Notice are the only items to be acted upon at the AGM. In the event there is a resolution to adjourn or postpone the AGM, the persons named in the proxy card will have discretion to vote on such resolution, unless the resolution is to adjourn or postpone the AGM for the purpose of soliciting additional proxies.
A properly submitted proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote at the meeting, will not be treated as votes cast at the AGM. Accordingly, an abstention will not be taken into account in determining the outcome on any of the resolutions.
Ordinary shares represented by “broker non-votes” will also be counted for purposes of determining whether there is a quorum at the meeting but will be deemed ordinary shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of ordinary shares represented and entitled to vote on a particular matter. A broker non-vote occurs when ordinary shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the ordinary shares on a particular resolution. Nominees may exercise discretion in voting on routine matters, but may not exercise discretion and therefore will not vote on non-routine matters. Resolutions 9, 10 and 11 are considered routine and your broker, bank or other nominee may vote on these resolutions without instructions from you. The remaining resolutions are considered non-routine matters and your broker, bank or other nominee may not vote on these resolutions without instructions from you.
If you hold your ordinary shares in the name of a broker, bank or other nominee, you should follow their instructions for your ordinary shares to be voted or when granting or revoking a proxy.

Voting by Participants in our 401(k) Plans
If you hold Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, LGI, the trustee is required to vote your Class A shares as you specify or, if you do not specify how to vote your Class A shares, the trustee is required to vote your Class A shares in the same proportion on each resolution as it votes all Class A shares in the 401(k) Plan as to which voting instructions were properly provided. To allow sufficient time for the trustee to vote your Class A shares, your voting instructions must be received by 10:00 p.m. BST (5:00 p.m. Eastern time) on June 18, 2014. If you hold Class A shares through your account in the Liberty Global 401(k) Savings Plan-Puerto Rico, which plan is for employees of our indirect subsidiary Liberty Cablevision of Puerto Rico LLC, your Class A shares will be voted as you specify. To vote such Class A shares, please follow the instructions provided by the trustee for such plan. The voting instructions for the Puerto Rico plan must be received by the trustee for such plan by 10:00 p.m. BST (5:00 p.m. Eastern time) on June 17, 2014.
Revoking a Proxy
You may revoke (i.e. terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the AGM will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom, at or before the start of the AGM. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 6:00 a.m. BST (1:00 a.m. Eastern time), on June 26, 2014. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.
Solicitation of Proxies
We will solicit the proxies and will pay the entire cost, if any, for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or by personal interviews. These persons will receive no additional compensation for such services. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $25,000, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.
If you have any further questions about voting or attending the AGM, please contact our proxy solicitor, Innisfree M&A Incorporated, at +1-877-825-8906 (within the U.S. and Canada) or +1-412-232-3651. Banks and brokers may call collect at +1-212-750-5833.
Recommendation of the Board of Directors
Our board of directors has approved each of the following resolutions and unanimously recommends that you vote “FOR” each of resolutions 1 through 6 and 8 through 11 and “FOR” the three year option under resolution 7.

1.	To elect Miranda Curtis as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

2.	To elect John W. Dick as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

3.	To elect J.C. Sparkman as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

4.	To elect J. David Wargo as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

5.
To approve the directors’ compensation policy contained in Appendix A of Liberty Global’s proxy statement for the AGM (in accordance with requirements applicable to U.K. companies) to be effective as of the date of the AGM.

6.
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Liberty Global’s proxy statement for the AGM pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and other related tables and disclosure.

7.
The option of once every one year, two years, or three years that receives a majority of the affirmative votes cast for this resolution will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

8.
To approve on an advisory basis the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2013, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

9.	To ratify the appointment of KPMG LLP (U.S.) as our independent auditor for the year ending December 31, 2014.

10.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the Companies Act (to hold office until the conclusion of the next annual general meeting at which accounts are laid before our company).

11.	To authorize the audit committee of our board of directors to determine the U.K. statutory auditor’s compensation.
Annual Reports
A copy of our annual report for the year ended December 31, 2013, including our consolidated financial statements for the fiscal year ended December 31, 2013, and a copy of our U.K. Report and Accounts are available to all holders of our Class A shares and Class B shares entitled to vote at the meeting and to all holders of our Class C shares as of the record date for informational purposes. These reports do not form any part of the material for solicitation of proxies. The annual report and the U.K. Report and Accounts are posted at the following website addresses: www.libertyglobal.com and www.envisionreports.com/LGP. As stated above, if you received the Internet Notice, you will not receive a printed copy of the annual report or the U.K. Report and Accounts (unless you request copies of these reports).
Householding
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice or the proxy materials, as the case may be, may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you call or email our Investor Relations Department, phone +1-303-220-6600 or ir@libertyglobal.com. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above phone number or email address.
Electronic Delivery
Shareholders can access the Meeting Notice, proxy statement, the annual report and the U.K. Report and Accounts via our website at www.libertyglobal.com or as directed in the Internet Notice for voting via the website at www.evisionreports.com/LGP. For future shareholder meetings, registered shareholders may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.evisionreports.com/LGP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, phone: (888) 218-4391 if in the United States and +1(781) 575-3919 if outside the United States. Shareholders who hold ordinary shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.
Shareholder Rights
Shareholders should note that, on a request made by shareholders of Liberty Global under Section 527 of the Companies Act, we may be required to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditors’ report and the conduct of the audit) that are to be laid before the AGM for the financial year ending December 31, 2013; or (ii) any circumstance connected with an auditor of Liberty Global ceasing to hold office since the previous meeting at which annual accounts and reports were laid. We cannot require the shareholders requesting any such website publication to pay our expenses in complying with Sections 527 or 528 (requirements as to website availability) of the Companies Act. Where we are required to place a statement on a website under Section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which may be dealt with at the AGM for the relevant financial year includes any statement that we have been required under Section 527 of the Companies Act to publish on a website.

CORPORATE GOVERNANCE
Governance Guidelines
Our board has adopted corporate governance guidelines, which are available on our website at www.libertyglobal.com. Under the guidelines, our independent directors meet privately at least twice a year in executive session. These executive sessions are generally held in conjunction with a regularly scheduled board meeting. The presiding director for these meetings is currently J.C. Sparkman, the chairman of the compensation committee. The role of presiding director rotates annually among our nominating and corporate governance committee chair, our audit committee chair and our compensation committee chair.
Director Independence
It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market (the NASDAQ) rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the Corporate Governance Rules of the NASDAQ on the criteria for director independence.
In accordance with these criteria, our board of directors has determined that each of Andrew J. Cole, John P. Cole, Jr., Miranda Curtis, John W. Dick, Paul A. Gould, Richard R. Green, David E. Rapley, Larry E. Romrell, J.C. Sparkman and J. David Wargo qualifies as an independent director of our company. In making its determination with respect to Mr. A. Cole, our board noted that he is the Chief Executive Director of the European division of Asurion Corp., which provides services to one of our operations. These services have been provided at market rates and are believed to not be material to Asurion Corp. Also, Mr. A. Cole is not actively involved in that relationship. Based on this review, our board determined Mr. A. Cole is independent of our company.
Our board of directors has appointed John C. Malone and Michael T. Fries, neither of whom is an independent director, to an executive committee of the board, which is empowered to exercise all the powers and authority of the full board in managing our company between board meetings, except as specifically prohibited by the Companies Act or limited by our board of directors.
Board Leadership Structure
Our board of directors has the authority to determine whether the offices of chairman of the board and chief executive officer should be held by the same or different persons. Since June 2005, these offices have been divided between John C. Malone and Michael T. Fries, respectively, and our board believes that this division continues to be appropriate for our company and its shareholders at this time. The separation of these two roles allows Mr. Fries, our chief executive officer and president (CEO) to focus his energies on actively directing the management of our global operations, including the development and execution of approved strategies and business plans, providing leadership to our executives and employees and representing our company to business partners, investors and the media. Our chairman of the board, with his extensive industry background and public company board experience, provides guidance to our CEO and strong leadership to our board in its consideration of strategic objectives and associated risks, oversight of our management’s and company’s performance, and monitoring of our corporate governance processes. Our chairman also presides over meetings of our shareholders. We have no policy that requires the positions of chairman and CEO to be separate or combined and we may reconsider our leadership structure from time to time based on the situation at that time.
Risk Oversight
Our management team is responsible for identifying and managing risk related to our company and its significant business activities. Our board of directors has oversight responsibility for the risk management process implemented by management. Our board, as a whole and through its committees, actively performs this role through regular briefings from and discussions with senior management and periodic in-depth sessions on specific topics. For certain risk topics as discussed below, a board committee will have initial responsibility for exercising this oversight role, with the chair of the relevant committee reporting to the full board as necessary or appropriate.

Full Board
At each regularly scheduled board meeting, our board receives reports from our CEO and other members of senior management with respect to their business unit or functional area, which include information relating to general and specific risks facing our company. For our business units, these reports will address, among other things, material business-specific risks, such as competitive challenges, regulatory initiatives and risks related to operational execution, as well as macro-economic and political risks. Functional area reports cover our capital structure, liquidity, foreign currency exposure, credit and equity market conditions, developments in technology, legal and regulatory compliance, and talent management and compensation programs. In-depth presentations are made by senior management in connection with our board’s consideration of acquisition opportunities and new strategic initiatives, which include a discussion of material risks to achieving the business case for the proposed transaction or project. Periodically, a more detailed review of a specific country of operation will be provided by the local management team or a specific topic of interest, such as technology developments, will be explored in greater depth, at a regularly scheduled or a special board meeting or during an off-site visit. Our board of directors also makes annual site visits to different countries in which we operate and has periodic strategy retreats with invited members of senior management. Our senior management’s attendance at board meetings, the site visits and strategy retreats provide frequent opportunities for our directors to interact with members of our management team individually to understand and provide input on relevant risk exposures. Also, through its review of our strategies and objectives, budgets and business plans, our board of directors sets the direction for appropriate risk taking within our operations.
Committees
Each board committee considers and addresses risk as it performs its committee responsibilities, and the individual committee chairpersons provide reports to the full board that may include a discussion of risks initially overseen by the committees.
Our audit committee has oversight responsibility for the qualifications and independence of our independent auditor, the performance of our internal audit function and the operation of our ethics compliance reporting process. In addition, our audit committee has oversight responsibility with respect to management’s processes and activities relating to the reliability and integrity of our accounting policies, financial reporting practices and financial statements. The senior officer of our internal audit and compliance group reports to the audit committee and assists the committee with its review of relevant risks within its oversight responsibility and of our internal controls. In particular, such group has the primary responsibility for evaluating management’s internal control over financial reporting, as well as responsibility for monitoring and testing our company-wide policies, procedures and internal controls for other compliance and operational risks included in the annual internal audit plan reviewed and approved by the audit committee. Senior officers of our finance and accounting groups attend all regularly scheduled audit committee meetings and either they or members of their teams provide in-depth reports on a periodic basis and when requested by the audit committee. Such reports include changes in accounting rules that may have a significant effect on our financial statements, tax planning and risks, and risks associated with liquidity, covenant compliance, currency and interest rate hedging positions and stability of counterparties. On an annual basis, such senior officers present to the committee a report on key financial statement risks, the level of such risks and how such risks are being monitored. The audit committee also receives reports on complaints received through our ethics compliance reporting process and the status of investigations into such complaints. Additional functions of the audit committee are described under —Committees of the Board of Directors—Audit Committee below.
Our compensation committee reviews and either approves or recommends to the full board for its approval the compensation programs for members of our senior management, including our executive officers. It also administers, and approves equity grants and performance award programs under, the various incentive plans of our company. Until March 1, 2014, at which time the Liberty Global 2014 Incentive Plan became effective (the 2014 Incentive Plan), these plans consisted of the Liberty Global Inc. 2005 Incentive Plan (as amended and restated effective June 7, 2013) (the 2005 Incentive Plan) and the Virgin Media 2010 Incentive Plan (as amended and restated effective June 7, 2013) (the Virgin Media 2010 Incentive Plan). In fulfilling these duties, the compensation committee also has oversight responsibility with respect to risks related to the design and implementation of these programs and awards. To assist the compensation committee in discharging this responsibility, our global human resources group provides reports on the design and administration of incentive programs and the safeguards in effect to avoid encouraging unnecessary or excessive risk taking.
Our nominating and corporate governance committee has oversight responsibility with respect to risks related to our governance, including board and director performance and governance guidelines. It supervises annual evaluations of the performance of our board of directors and our individual director nominees. Each of our committees completes its own periodic self-evaluation on performance and reports its findings to our full board when appropriate. Our nominating and corporate governance committee also conducts periodic reviews of our governance guidelines.
Risk Assessment of Compensation Programs
Consistent with SEC requirements, we assess annually our company’s compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company taken as a whole. Our global human resources group reviewed the performance-based compensation programs for all corporate-level employees in our corporate offices in the U.K., the U.S. and the Netherlands and in our European Broadband and Latin America divisions and for our country-level managing directors and chief financial officers at Virgin Media and in our European Broadband division. It also reviewed over 100 annual bonus and sales/commission plans in place at our operating companies to identify the presence or lack of certain features that would impact organizational risk. Further, it analyzed total compensation costs (including salaries, commissions, bonuses, severance, fringe benefits and employee training and development costs) for each country of operation as a percentage of that country’s revenue. Finally, it reviewed its own policies and procedures for the administration and governance of these programs for corporate-level employees and for managing directors and chief financial officers at Virgin Media and in the European Broadband division, and related entity-level controls. The scope and results of this review were presented to the compensation committee of our board.
Code of Business Conduct and Code of Ethics
We have adopted a code of business conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our CEO and senior financial officers, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002. Both codes are available on our website at www.libertyglobal.com.
Political Contributions
We did not make any political contributions during 2013. Our code of business conduct prohibits the use of company funds and assets for political contributions to political parties, political party officials and candidates for office, unless approved by our general counsel. Additionally, our charitable giving programs available to employees prohibit political contributions by our company.
Shareholder Communication with Directors
Our shareholders may send communications to our board of directors or to individual directors by mail addressed to the board of directors or to an individual director c/o Liberty Global plc, 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom, Attn: General Counsel. Communications from our shareholders will be forwarded to our directors on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our ordinary shares beneficially owned by each person or entity known by us to own more than 5% of the outstanding shares of our Class A shares or our Class B shares.
Except as otherwise indicated in the notes to the table, the security ownership information is given as of March 31, 2014, and, in the case of percentage ownership information, is based upon (1) 220,508,402 Class A shares, (2) 10,144,184 Class B shares, and (3) 561,796,796 Class C shares, in each case, outstanding on that date. Beneficial ownership of our Class C shares is set forth below only to the extent known by us or ascertainable from public filnigs. Our Class C shares are, however, non-voting and, therefore, in the case of percentage voting information, are not included.
Ordinary shares issuable on or within 60 days after March 31, 2014, upon exercise of options or stock appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Class B shares, although convertible on a one-for-one basis into our Class A shares, is reported as beneficial ownership of our Class B shares only, and not as beneficial ownership of our Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Class A	1,162,078	(1)(2)(3)	*	27.7%
c/o Liberty Global plc	Class B	8,787,373	(2)(4)	86.6%
12300 Liberty Boulevard	Class C	15,877,917	(1)(2)(3)(5)	2.8%
Englewood, CO 80112

Robert R. Bennett	Class A	208	(6)	*	3.0%
c/o Liberty Media Corporation	Class B	981,873	(6)	9.7%
12300 Liberty Boulevard
Englewood, CO 80112

Blackrock, Inc.	Class A	17,308,737	(7)	7.8%	5.4%
40 East 52nd Street	Class B	—		—
New York, NY 10022

Capital World Investors	Class A	13,936,211	(8)	6.3%	4.3%
A division of Capital Research and	Class B	—		—
Management Company
333 South Hope Street
Los Angeles, CA 90071
___________________
* Less than one percent.

(1)	Includes 90,303 Class A shares and 680,041 Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 48,000 Class A shares, 110,148 Class B shares and 474,444 Class C shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also, includes 8,677,225 Class B shares and 8,677,225 Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(3)	Includes 71,598 Class A shares and 222,012 Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, March 14, 2014.

(4)
Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (i) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Class B shares and (ii) in the event the Malone Trust or any permitted transferee determines to sell such Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(5)
Includes 2,200,000 Class C shares subject to a long-dated post-paid variable forward sale contract with an unaffiliated counterparty, divided into 20 components of 110,000 shares each. The components mature on sequential trading days beginning on August 17, 2017 and ending on September 14, 2017.

(6)
The number of Class A shares and the number of Class B shares are based upon the Schedule 13D/A (Amendment No. 1) dated March 6, 2014, filed by Mr. Bennett with the SEC on April 3, 2014. Of the shares reported, the Schedule 13D/A shows Mr. Bennett and his spouse jointly owning 749,539 Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Class B shares.

(7)
The number of Class A shares is based upon the Schedule 13G for the year ended December 31, 2013, filed with the SEC on February 11, 2014, by BlackRock, Inc. as a parent holding company of various subsidiaries, which together beneficially own the shares. The Schedule 13G reflects that BlackRock, Inc. has sole voting power over 14,550,367 of the Class A shares and shared voting power over 31,990 of the Class A shares. It has sole dispositive power over the Class A shares.

(8)
The number of Class A shares is based upon the Schedule 13G for the year ended December 31, 2013, filed with the SEC on February 13, 2014, by Capital World Investors as a result of Capital Research and Management Company acting as investment advisor to various investment companies. The Schedule 13G reflects that Capital World Investors has sole voting and dispositive power over the Class A shares.

Security Ownership of Management
The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of (1) our Class A shares, (2) our Class B shares and (3) our Class C shares.
The security ownership information is given as of March 31, 2014, and, in the case of percentage ownership information, is based upon (1) 220,508,402 Class A shares, (2) 10,144,184 Class B shares and (3) 561,796,796 Class C shares, in each case, outstanding on that date. Although beneficial ownership of our Class C shares is set forth below, our Class C shares is non-voting and, therefore, in the case of percentage voting information, is not included. The percentage of voting power is presented on an aggregate basis for each person or group listed below.
Ordinary shares issuable on or within 60 days after March 31, 2014, upon exercise of options or SARs, vesting of RSUs, conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of our Class B shares, although convertible on a one-for-one basis into our Class A shares, is reported as beneficial ownership of our Class B shares only, and not as beneficial ownership of our Class A shares.
So far as is known to us, the persons indicated below have sole voting power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of December 31, 2013, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power

John C. Malone	Class A	1,162,078	(1)(2)(4)(5)	*	27.7%
Chairman of the Board	Class B	8,787,373	(2)(3)	86.6%
	Class C	15,877,917	(1)(2)(4)(5)(6)	2.8%
Andrew J. Cole	Class A	18,430	(5)	*	*
Director	Class B	—		—
	Class C	45,750	(5)	*
John P. Cole, Jr.	Class A	57,012	(5)	*	*
Director	Class B	—		—
	Class C	170,609	(5)	*
Miranda Curtis	Class A	130,463	(5)	*	*
Director	Class B	—		—
	Class C	384,305	(5)	*
John W. Dick	Class A	69,647	(5)	*	*
Director	Class B	—		—
	Class C	203,604	(5)	*
Michael T. Fries	Class A	1,066,369	(4)(5)(7)(8)	*	*
Director, Chief Executive Officer &	Class B	—	(3)	—
President	Class C	3,432,703	(5)(7)(8)	*
Paul A. Gould	Class A	241,462	(5)	*	*
Director	Class B	51,429		*
	Class C	1,043,389	(5)	*
Richard R. Green	Class A	27,454	(5)	*	*
Director	Class B	—		—
	Class C	79,627	(5)	*
David E. Rapley	Class A	7,615	(5)	*	*
Director	Class B	—		—
	Class C	34,979	(5)	*
Larry E. Romrell	Class A	27,720	(5)	*	*
Director	Class B	—		—
	Class C	81,710	(5)	*
J.C. Sparkman	Class A	46,032	(5)	*	*
Director	Class B	—		—
	Class C	138,284	(5)	*
J. David Wargo	Class A	56,995	(4)(5)(9)	*	*
Director	Class B	—		—
	Class C	171,493	(4)(5)(9)	*
Charles H.R. Bracken	Class A	98,381	(5)	*	*
Executive Vice President & Co-Chief	Class B	—		—
Financial Officer	Class C	295,143	(5)	*
Bernard G. Dvorak	Class A	227,243	(4)(5)(7)(10)	*	*
Executive Vice President, & Co-Chief	Class B	—		—
Financial Officer	Class C	782,977	(4)(5)(7)(10)	*
Diederik Karsten	Class A	101,434	(5)	*	*
Executive Vice President, European	Class B	—		—
Broadband Operations	Class C	304,302	(5)	*
Balan Nair	Class A	182,773	(4)(5)(7)	*	*
Executive Vice President & Chief	Class B	—		—
Technology Officer	Class C	580,050	(4)(5)(7)	*
All directors and executive officers as a	Class A	3,571,685	(11)(12)	1.6%	28.5%
group (17 persons)	Class B	8,838,802	(11)	87.1%
	Class C	23,771,590	(11)(12)	4.2%
___________________
*    Less than one percent.

(1)	Includes 90,303 Class A shares and 680,041 Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes 48,000 Class A shares, 110,148 Class B shares and 474,444 Class C shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also, includes 8,677,225 Class B shares and 8,677,225 Class C shares held by the Malone Trust.

(3)
Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our chief executive officer and president (CEO) and one of our directors, Mr. Malone and the Malone Trust agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (i) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Class B shares and (ii) in the event the Malone Trust or any permitted transferee determines to sell such Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(4)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Owner	Class A	Class C	Entity Holding the Shares

John C. Malone	926,985	2,324,735	Bank of America NA
John C. Malone	25,192	1,299,460	Fidelity Brokerage Services, LLC
Michael T. Fries	—	235,000	Morgan Stanley Inc.
J. David Wargo	748	2,242	UBS Financial Services, Inc.
Bernard G. Dvorak	41,644	211,618	UBS Financial Services, Inc.
Balan Nair	71,772	253,456	UBS Financial Services, Inc.

(5)	Includes shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, March 31, 2014, as follows:

Owner	Class A	Class C

John C. Malone	71,598	222,012
Andrew J. Cole	16,492	41,108
John P. Cole, Jr.	47,702	143,202
Miranda Curtis	4,108	12,416
John W. Dick	54,108	162,416
Michael T. Fries	416,241	1,248,723
Paul A. Gould	43,288	129,960
Richard R. Green	24,108	72,416
David E. Rapley	5,566	16,794
Larry E. Romrell	1,433	4,367
J.C. Sparkman	27,702	83,202
J. David Wargo	55,894	167,778
Charles H.R. Bracken	94,199	282,597
Bernard G. Dvorak	151,104	453,312
Diederik Karsten	91,330	273,990
Balan Nair	101,036	303,108

(6)
Includes 2,200,000 Class C shares subject to a long-dated post-paid variable forward sale contract with an unaffiliated counterparty, divided into 20 components of 110,000 shares each. The components mature on sequential trading days beginning on August 17, 2017 and ending on September 14, 2017.

(7)	Includes shares held in the 401(k) Plan as follows:

Owner	Class A	Class C

Michael T. Fries	1,977	13,063
Bernard G. Dvorak	510	10,614
Balan Nair	—	5,821

(8)
Includes 15,292 Class A shares and 252,452 Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ minor children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust.

(9)
Includes 158 Class A shares and 556 Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(10)
Includes the following securities held by Mr. Dvorak’s spouse, as to which Mr. Dvorak has disclaimed beneficial ownership: (a) 27,489 Class A shares and 81,019 Class C shares; (b) 33,584 Class A shares and 100,752 Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, March 31, 2014; and (c) 1,551 Class A shares and 13,769 Class C shares held in the 401(k) Plan.

(11)
Includes 181,242 Class A shares, 110,148 Class B shares and 1,488,544 Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements, as to which shares beneficial ownership has been disclaimed.

(12)
Includes 1,227,633 Class A shares and 3,682,573 Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable or vest within 60 days of, March 31, 2014; 4,038 Class A shares and 44,544 Class C shares held by the 401(k) Plan; and 1,095,194 Class A shares and 4,404,810 Class C shares pledged in support of various lines of credit or margin accounts.

Change in Control
We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16 forms they file.
Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us with respect to our most recent fiscal year, or representations that no Forms 5 were required, we believe that, during the year ended December 31, 2013, our executive officers, directors and greater than 10% beneficial owners have complied with all Section 16(a) filing requirements applicable to them.

RESOLUTIONS 1, 2, 3 AND 4

1.	To elect Miranda Curtis as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

2.	To elect John W. Dick as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

3.	To elect J.C. Sparkman as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.

4.	To elect J. David Wargo as a director of Liberty Global for a term expiring at the annual general meeting to be held in 2017.
Our board of directors currently consists of 12 directors, divided among three classes. Directors in each class serve staggered three-year terms. Our Class I directors are Miranda Curtis, John W. Dick, J.C. Sparkman and J. David Wargo. These directors are nominated for re-election to our board to continue to serve as Class I directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class I directors who are elected at the AGM will expire at the annual general meeting of our shareholders in the year 2017. Our Class II directors, whose term will expire at the annual general meeting of our shareholders in the year 2015, are Michael T. Fries, Paul A. Gould, John C. Malone and Larry E. Romrell. Our Class III directors, whose term will expire at the annual general meeting of our shareholders in the year 2016, are Andrew J. Cole, John P. Cole, Jr., Richard R. Green and David E. Rapley.
If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee will be designated by our board of directors.
We provide below biographical information with respect to the four nominees for election as directors and the eight directors of our company whose term of office will continue after the AGM, including the age of each person, the positions with our company or principal occupation of each person, individual skills and experiences, certain other directorships held and the year each person became a director of our company. The number of our ordinary shares beneficially owned by each director, as of March 14, 2014, is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management. As indicated in the biographies, our board believes the skills and experiences of each of our nominees, as well as our other directors, qualify them to serve as one of our directors.
Vote and Recommendation
We have majority voting for the election of directors. When a quorum is present, the affirmative vote of a simple majority of the votes cast by the holders of our Class A shares and Class B shares (voting together as a single class) is required to elect Ms. Curtis and Messrs. Dick, Sparkman and Wargo as Class I members of our board of directors, as provided in resolutions 1, 2, 3 and 4, respectively.
Our board of directors recommends a vote “FOR” the election of each nominee to our board of directors.
Nominees for Election of Directors
Miranda Curtis, 58, has served as one of our directors since June 2010 and is a member of the audit, the nominating and corporate governance and the succession planning committees of our board. Until March 31, 2010, Ms. Curtis was the president of our Liberty Global Japan division. She served as senior vice president of one of our predecessors, LGI International, Inc. (LGI International), and president of its Asia division from March 2004 to June 2005.
Ms. Curtis has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the U.K. cable industry. She joined the predecessor of our subsidiary, Liberty Media International Holdings, LLC (LMINT), in 1992 when it was formed as the international division of Tele-Communications, Inc. (TCI). Thereafter, she assumed executive positions of increasing responsibility at this company, with a primary focus on business development and the management of complex international distribution and content joint ventures. As executive vice president (1996 – 1999) and then president (1999 – 2004) of LMINT, she oversaw all cable and programming investments of TCI and subsequently the company then known as Liberty Media Corporation (now known as Liberty Interactive Corporation) (LIC) in Japan, the U.K. and Continental Europe. She was responsible for the negotiation, oversight and management of the joint venture with Sumitomo Corporation that led to the formation of Jupiter Telecommunications Co., Ltd. (J:COM), the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries, as well as other content ventures in Europe and Asia. Ms. Curtis’ employment with our company terminated following the sale of substantially all of our investments in Japan in February 2010.
Ms. Curtis’ public company board experiences include serving as a non-executive director of Telewest Communications plc (1998 – 2002), at the time the second largest multiple cable system operator in the U.K., Flextech plc (1998 – 2000), at the time a leading supplier of basic tier channels to the U.K. pay television market, J:COM (2005 – March 2010), and National Express Group plc, an international public transport group (2008 – 2011). She was also a member of the compensation committee for each of Telewest Communications plc and J:COM. Currently, she is a director of the U.K. public company Marks & Spencer plc, a retailer of clothing and home products, and chairman of the board of Waterstones Booksellers Ltd, a book retailer. She is also a member of the Board of Governors of the Institute for Government, a non-profit organization in the U.K. working to increase government effectiveness, and is involved in a number of philanthropic organizations. She is a graduate of the University of Durham, England.
Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contribute to our board’s consideration of operational developments and strategies and strengthen our board’s collective qualifications, skills and attributes.
John W. Dick, 76, has served as one of our directors since June 2005 and is a member of the audit and the nominating and corporate governance committees of our board. He was a director of UnitedGlobalCom, Inc. and its predecessors (UGC), at the time a publicly-traded company, from March 2003 until UGC’s business combination with LGI International. Prior to that, he was a member of the supervisory board of UGC’s publicly-held subsidiary, United Pan-Europe Communications NV (UPC), from May 2001 to September 2003. Mr. Dick has over 40 years of experience as a founder, director and chairman of public and private companies in a variety of industries, including real estate, automotive, telecommunications, oil exploration and international shipping based in a number of countries and regions, including the U.S., Canada, Europe, Australia, Russia, China and Africa.
Currently, Mr. Dick serves as a director and non-executive chairman of the board of O3B Networks Ltd., a private company which is building a new fiber-quality, satellite-based, global internet backbone connecting telecommunications operators and internet service providers in emerging markets with the networks of developed countries. He also served as a director of Austar United Communications Ltd., then an Australian public company (Austar) and one of our subsidiaries from 2002 until its sale in 2012. In addition, Mr. Dick was a director and non-executive chairman of the board of Terracom Broadband, a private company that developed and operated a fiber-based internet network and a digital cellular network in Rwanda, and following its purchase by Terracom Broadband, of Rwandatel, the incumbent telephone company in Rwanda, until the sale of these companies in 2007. From 1984 to December 2007, he was a director and non-executive chairman of the board of Hooper Industries Group, a privately held U.K. group consisting of: Hooper and Co (Coachbuilders) Ltd. (building special bodied Rolls Royce and Bentley motorcars), Hooper Industries (China) (providing industrial products and components to Europe and the U.S.) and, until 2002, MetroCab UK (manufacturing London taxicabs) and Moscab (a joint venture with the Moscow city government to produce Metrocabs for Russia). Mr. Dick is a graduate of Wheaton College, Illinois (B.A. Political Science and Economics) and University of Toronto School of Law.
Mr. Dick’s extensive business background in a variety of industries and countries and his particular knowledge as an experienced board member of various entities that have evaluated and developed business opportunities in international markets contribute to our board’s consideration of strategic options and strengthen our board’s collective qualifications, skills and attributes.
J.C. Sparkman, 81, has served as one of our directors since June 2005 and is the chair of the compensation committee and a member of the nominating and corporate governance and the succession planning committees of our board. He was a director of LGI International, from November 2004 to June 2005. Mr. Sparkman has over 30 years of experience in the cable television industry. He was executive vice president and chief operating officer of TCI for eight years until his retirement in 1995. During his over 26 years with TCI, he held various management positions of increasing responsibility, overseeing TCI’s cable operations as that company grew through acquisitions, construction of new networks and expansion of existing networks into the largest multiple cable system operator in the U.S. at the time of his retirement. In September 1999, he co-founded Broadband Services,

Inc., a provider of asset management, logistics, installation and repair services for telecommunications service providers and equipment manufacturers domestically and internationally. He served as chairman of the board and co-chief executive officer of Broadband Services until December 2003.
Mr. Sparkman is an experienced public company board member. Since 1994, he has been a director of Shaw Communications, Inc. (Shaw), a telecommunications company based in Canada, and he is a member of the executive and human resources and compensation committees of Shaw’s board. He is also a director and member of the compensation committee of Universal Electronics, Inc., a global leader in wireless control technology.
Mr. Sparkman’s significant background as an executive and board member and his particular knowledge of, and experience with, all aspects of cable television operations contribute to our board’s consideration of operational developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.
J. David Wargo, 60, has served as one of our directors since June 2005 and is a member of the audit and the nominating and corporate governance committees of our board. He was a director of LGI International, from May 2004 to June 2005. Mr. Wargo has over 35 years of experience in investment research, analysis and management. He is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008. Prior to starting Wargo & Company, he was a managing director and senior analyst of The Putnam Companies (1989 – 1992), senior vice president and a partner in Marble Arch Partners (1985 – 1989) and senior analyst and a partner in State Street Research and Management Company (1978 – 1985). Mr. Wargo received his B.S. (Physics) and M.S. (Nuclear Engineering) from Massachusetts Institute of Technology (M.I.T.) and an M.B.A. from M.I.T.’s Sloan School of Management.
Mr. Wargo is also an experienced board member, having served on the boards of several public companies, including Discovery Holding Company (2005 – 2008), Fun Technologies Inc. (2007 – 2008), OpenTV Corp. (2002 – 2007), On Command Corporation (1998 – 2003), Gemstar-TV Guide International, Inc. (2000 – 2001) and TV Guide, Inc. (and its predecessor) (1996 – 2000). He currently is a director of Discovery Communications, Inc., where he is also a member of the audit committee and chair of the nominating and corporate governance committee, and of Strayer Education, Inc., where he is chairman of the compensation committee. His previous committee experience includes audit, compensation and corporate governance committees.
Mr. Wargo’s extensive background in investment analysis and management and as a public company board member and his particular knowledge of, and experience with, finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.
Directors Whose Term Expires in 2015
Michael T. Fries, 51, has served as our chief executive officer, president and vice chairman of our board since June 2005. He was chief executive officer of UGC from January 2004 until the businesses of UGC and LGI International were combined under our predecessor LGI.
Mr. Fries has nearly 30 years of experience in the cable and media industry, starting with the investment banking division of PaineWebber Incorporated where he specialized in domestic and international transactions for media companies before joining the management team of UGC’s predecessor in 1990 shortly after its formation. As senior vice president, Business Development, of UGC’s predecessor from 1990 to 1995, Mr. Fries was responsible for managing its global acquisitions and new business development functions, which included investing in, acquiring or launching multichannel distribution or programming businesses in over 20 countries around the world. From 1995 to 1998, he was president of the Asia/Pacific division and, among other duties, managed the formation and operational launch of Austar’s business and subsequent flotation of its stock. He was promoted to president and chief operating officer in 1998 and chief executive officer of UGC in 2004. During this period, he oversaw UGC’s growth across all business units and geographic territories into a leading international broadband communications provider. He also managed UGC’s financial and strategic initiatives, including various transactions with LIC, then known as Liberty Media Corporation, and LGI International from 1998 to 2005 that led up to and culminated in the formation of Liberty Global.

In addition to serving as a director of UGC and its predecessor from 1999 to 2005, Mr. Fries was chairman of the supervisory boards of two of its publicly held European subsidiaries, UPC (1998 – 2003) and Priority Telecom NV (2002 – 2006). He also served as executive chairman of Austar from 1999 until 2003, and thereafter as non-executive chairman of Austar until its sale in 2012. Mr. Fries is a director of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium (CableLabs®), The Cable Center, the non-profit educational arm of the U.S. cable industry, and various other non-profit and privately held corporate organizations. He serves as a Telecom Governor and Steering Committee member of the World Economic Forum. Mr. Fries received his B.A. from Wesleyan University (where he is a member of the President’s Advisory Council) and his M.B.A. from Columbia University.
Mr. Fries’ significant executive experience building and managing international distribution and programming businesses, in-depth knowledge of all aspects of our current global business and responsibility for setting the strategic, financial and operational direction for our company contribute an insider’s perspective to our board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthen our board’s collective qualifications, skills and attributes.
Paul A. Gould, 68, has served as one of our directors since June 2005 and is the chair of the audit committee and a member of the nominating and corporate governance and the succession planning committees of our board. He was a director of UGC from January 2004 until UGC’s business combination with LGI International.
Mr. Gould has nearly 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC, a position that he has held for more than the last five years, and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.
Mr. Gould is also an experienced board member, having served on the boards of several public companies, including DIRECTV (2009 – 2010), LIC (and its predecessor) (2001 – 2009), Discovery Holding Company (2005 – 2008), The DirecTV Group, Inc. (2009), On Command Corporation (2002 – 2003) and Sunburst Hospitality Corporation (1996 – 2001). Currently, he is a director of Ampco-Pittsburgh Corporation, Discovery Communications, Inc. and the private company O3B Networks Limited. His committee experience includes audit, executive, compensation, corporate governance and investment. In addition, Mr. Gould serves on the board of trustees of Cornell University, where he is a member of its executive committee and chair of its investment committee; serves as an overseer for Weill Cornell Medical College; and serves on the boards of the Wildlife Conservation Society, where he is the chair of its investment committee, and the New School University. He is also a member of the advisory committee to the International Monetary Fund’s investment committee. He attended Cornell University and received his B.S. (Biochemistry) from Fairleigh Dickinson University.
Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contribute to our board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital structure, budgets and business plans, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.
John C. Malone, 73, has served as our chairman of the board and as one of our directors since its inception and is a member of the executive and the succession planning committees of our board. He was president, chief executive officer and chairman of the board of LGI International, from March 2004 to June 2005. Mr. Malone has served as a director of UGC and its predecessors since November 1999.
Mr. Malone is an experienced business executive, having served as the chief executive officer of TCI for over 25 years until its acquisition by AT&T Corporation in 1999. During that period, he successfully led TCI as it grew through acquisitions and construction into the largest multiple cable system operator in the U.S., invested in and nurtured the development of unique cable television programming, including the Discovery Channel, QVC and Starz/Encore, expanded through joint ventures into international cable operations in the U.K. (Telewest Communications plc), Japan (J:COM) and other countries, and invested in new technologies, including high speed internet, alternative telephony providers, wireless personal communications services and direct-to-home satellite.

Currently Mr. Malone is chairman of the board and a director of Liberty Media Corporation (formerly named Liberty Spinco, Inc.) (LMC), which owns interests in a broad range of media, communications and entertainment businesses, and of LIC, which owns interests in a broad range of video and online commerce businesses. He has held these positions with LMC, LIC and their predecessor companies since 1990 and was also chief executive officer of LIC (then known as Liberty Media Corporation) from August 2005 to February 2006. His other public directorships currently include Charter Communications, Inc., Discovery Communications, Inc. and Expedia, Inc. Mr. Malone has also been a director of Sirius XM Radio, Inc. (2009 – 2013), Ascent Capital Group, Inc. (2010 – 2012), Live Nation Entertainment, Inc., where he was also interim chairman of the board (2010 – 2011), DIRECTV, where he was also chairman of the board (2009 – 2010), IAC/InterActiveCorp. (2006 – 2010), Discovery Holding Company (2005 – 2008), The DirecTV Group, Inc. (2008 – 2009) and The Bank of New York Company, Inc. (2005 – 2007).
Mr. Malone serves on the boards of several non-profit companies, including the CATO Institute. He is chairman emeritus of CableLabs®, and honorary board member of The Cable Center, and served as director of the National Cable Television Association from 1974 to 1977 and 1980 to 1993. Mr. Malone holds a Bachelor’s Degree in electrical engineering and economics from Yale University and a Master’s Degree in industrial management and a Ph.D. in operations research from Johns Hopkins University.
Mr. Malone’s proven business acumen as a long time chief executive of large, complex organizations and his extensive knowledge and experience in the cable television, telecommunications, media and programming industries are a valuable resource to our board in evaluating the challenges and opportunities of our global business and our strategic planning and strengthen our board’s collective qualifications, skills and attributes.
Larry E. Romrell, 74, has served as one of our directors since June 2005 and is a member of the compensation and the nominating and corporate governance committees of our board. He was a director of LGI International from May 2004 to June 2005. Mr. Romrell has over 30 years of experience in the telecommunications industry. He was an executive vice president of TCI from January 1994 to March 1999, when it was acquired by AT&T Corporation, and a senior vice president of TCI from 1991 to 1994. Prior to becoming an executive officer at TCI, Mr. Romrell was president and chief executive officer of WestMarc Communications, Inc., a subsidiary of TCI engaged in the cable television and common carrier microwave communications businesses, and held various executive positions with that company (formerly known as Western Tele-Communications, Inc.) for almost 20 years, including when it was a separate public company. As an executive at TCI, Mr. Romrell oversaw TCI’s investments in and development of companies engaged in other telecommunications businesses, including At Home Corporation (@Home), a provider of high speed multimedia internet services, and Teleport Communications Group Inc. (TCG), a competitive local exchange carrier.
Mr. Romrell is an experienced public company board member, having served on the boards of Ascent Capital Group, Inc.’s predecessor (2000 – 2003), TV Guide, Inc. (and its predecessor) (1996 – 2000), Arris Group, Inc. (2000 – 2003), General Communication Inc. (1980 – 2001), as well as @Home and TCG. He currently is a director of LMC and LIC, positions he has held with LMC, LIC and their predecessors since 2001, and serves on the audit and nominating and governance committees of each of LMC’s and LIC’s boards. Formerly, he was a member of the compensation committee of LIC’s board. Mr. Romrell is involved in numerous philanthropic activities. Mr. Romrell’s extensive business background and his particular knowledge and experience in telecommunications technology and board practices of other public companies contribute to our board’s consideration of operational and technological developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.
Directors Whose Term Expires in 2016
Andrew J. Cole, 47, became a director in June 2013 in connection with our acquisition of Virgin Media and is a member of the nominating and corporate governance committee of our board. Until June 2013, he was a director of Virgin Media, then a public company, for almost five years where he also served on the compensation and the nominating and corporate governance committees of the Virgin Media board.
Mr. Cole is the chief executive director of the European division of Asurion Corp., a private entity. He assumed that role in May 2009, after serving as chief marketing officer and senior vice president at Asurion Corp. from April 2007. Asurion Corp. is the world’s largest technology protection company. Mr. Cole has over 20 years of experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector. He has consulted with Orange, Google, Apple, Verizon, Slovakia Telecom and others when he was president of CSMG Advents, a strategic consultancy that focused on the telecommunications media and entertainment markets, from October 2005 to April 2007. Mr. Cole received his Bachelor’s and Master’s Degrees from Bristol University and Oxford University, respectively.
Mr. Cole’s extensive background in the telecommunication and media industry and his particular knowledge and experience in the mobile sector as well as his expertise in marketing and strategy contributes to our board’s evaluation of our mobile business and acquisition and divestiture opportunities and strategies and our capital structure and strengthens our board’s collective qualifications, skills and attributes.
John P. Cole, Jr., 84, has served as one of our directors since June 2005 and is a member of the compensation and the nominating and corporate governance committees of our board. He was a director of UGC, from March 1998 until UGC’s business combination with LGI International. From February 1999 to September 2003, he was also a member of the supervisory board of UGC’s publicly-held subsidiary, UPC. His prior public company board experience also includes serving as a director of Century Communications Corp., at the time a large U.S. multiple cable system operator, from October 1997 to October 1999 when it was acquired by another corporation.
Mr. Cole has over 40 years of experience in U.S. legal/regulatory and government affairs. In 1966, he co-founded the Washington, D.C. law firm of Cole, Raywid and Braverman LLP, which specialized in all aspects of communications and media law. As a senior partner in the firm, Mr. Cole focused his legal expertise in the area of cable television regulation. Mr. Cole retired as a partner in 2007 following his firm’s merger with the law firm of Davis Wright Tremaine LLP. Mr. Cole is a graduate of Auburn University (B.S. Industrial Management) and George Washington University School of Law.
Mr. Cole’s significant executive and legal experience as a founder and long-time senior partner of a law firm, his more than 10 years of service as a director or supervisory board member of U.S. and international cable television companies and his particular knowledge and experience in cable television regulation contribute to our board’s consideration of legal and regulatory developments and risks in the countries in which we operate and strengthen our board’s collective qualifications, skills and attributes.
Richard R. Green, 76, has served as one of our directors since December 2008 and is a member of the nominating and corporate governance committee of our board. For over 20 years, Mr. Green served as president and chief executive officer of CableLabs® before retiring in December 2009. While at CableLabs®, Mr. Green oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. Prior to joining CableLabs®, he was a senior vice president at PBS (1984 – 1988), where he was instrumental in establishing PBS as a leader in high definition television and digital audio transmission technology, and served as a director of CBS’s Advanced Television Technology Laboratory (1980 – 1983), where he managed and produced the first high definition television programs in December 1981, among other accomplishments. Mr. Green is the author of over 55 technical papers on a variety of topics. In 2012, Mr. Green received the Charles F. Jenkins Lifetime Achievement Award from the Academy of Television Arts & Sciences for the Primetime Emmy Engineering Awards.
Mr. Green is a director of Shaw where he is also a member of the human resources and compensation committee, and a director of Jones/NCTI, a Jones Knowledge Company, which is a workforce performance solutions company for individuals and broadband companies. He is also a member of the board of directors of several non-profit institutions, including chairman of the Space Sciences Institute and an honorary board member of The Cable Center. In addition, he is a member of the Federal Communications Commission’s Technical Advisory Council, a fellow of the Society of Motion Picture and Television Engineers and an adjunct professor with the University of Denver. He previously was a member of the International Telecommunication Union, a United Nations consultative committee charged with the responsibility for recommending worldwide standards for advanced television services and past chairman of Study Group 9 of such committee. Mr. Green received his B.S. (Physics) from Colorado College, his M.S. (Physics) from the State University of New York and a Ph.D. from the University of Washington, where he specialized in astrophysics.
Mr. Green’s extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services contribute to our board’s evaluation of technological initiatives and challenges and strengthen our board’s collective qualifications, skills and attributes.
David E. Rapley, 72, has served as one of our directors since June 2005 and is the chair of the nominating and corporate governance committee and a member of the succession planning committee of our board. He was a director of LGI International from May 2004 to June 2005.

Mr. Rapley has over 30 years of experience as a founder, executive, manager and as a director of various engineering firms. He founded Rapley Engineering in 1985 and, as its president and chief executive officer, oversaw its development into a full service engineering firm at the time of its sale to VECO Corporation (VECO) in 1998. Following the sale, Mr. Rapley served as executive vice president, Engineering of VECO, an Alaska-based firm providing engineering, design, construction and project management services to the energy, chemical and process industries domestically and internationally, until his retirement in December 2001. Until June 2013, Mr. Rapley was a director of Merrick & Co., a private firm providing engineering and other services to domestic and international clients. From 2008 to 2011, Mr. Rapley was chairman of the board of Merrick Canada ULC. Mr. Rapley has authored technical papers on engineering processes and computer systems. He is a graduate of Hendon College of Technology (England), with a degree in mechanical engineering.
Mr. Rapley is also a director of LMC and of LIC. He has been a director of LMC, LIC and their predecessors since 2002. He currently serves on LMC’s compensation committee and is the chairman of its nominating and governance committee, and he currently serves on LIC’s audit committee and its compensation committee and is the chairman of its nominating and governance committee.
Mr. Rapley’s significant professional and business background as an engineer, entrepreneur and executive contributes to our board’s consideration of technological initiatives and challenges and strengthens our board’s collective qualifications, skills and attributes.

COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE
Information with respect to each of the current committees of our board of directors is provided below. Our board may from time to time establish certain other committees of the board, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board, subject to applicable law.
Audit Committee
Our board of directors has established an audit committee, whose members are Miranda Curtis, John W. Dick, Paul A. Gould (chairman) and J. David Wargo. Our board of directors has determined that Ms. Curtis and Messrs. Gould, Dick and Wargo are independent, as independence for audit committee members is defined in the NASDAQ rules as well as the rules and regulations adopted by the SEC relating to independence of audit committee members. In addition, our board of directors has determined that more than one member of the committee, including its chairman, Mr. Gould, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations. A description of their respective experiences is set forth under Resolutions 1, 2, 3 and 4 above.
The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee’s functions include:

•	appointing and, if necessary, replacing our independent auditors;

•	reviewing and approving in advance the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

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reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

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overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services, including holding quarterly meetings to review our quarterly reports, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, reviewing with our independent auditors any audit related problems or difficulties and the response of our management, and addressing other general oversight issues;

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reviewing and discussing with management and our independent auditors issues regarding accounting principles, effectiveness of internal controls, financial reporting, and regulatory and accounting initiatives;

•	reviewing quarterly earnings releases;

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overseeing the maintenance of an internal audit function, discussing with our independent auditors, the internal auditor and our management, as appropriate, the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	discussing with management financial risk exposure and risk management policies;

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reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

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overseeing management’s processes and activities with respect to confirming compliance with applicable securities laws and SEC and NASDAQ rules relating to our accounting and financial reporting processes and the audit of our financial statements;

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establishing procedures for the consideration of alleged violations of the code of business conduct and the code of ethics adopted by our board and for the reporting and disclosure of violations of or waivers under such codes;

•	establishing procedures for receipt, retention and treatment of complaints on accounting, internal accounting controls or audit matters; and

•	preparing a report for our annual proxy statement.

Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertyglobal.com. In addition to the foregoing, as provided in our corporate governance guidelines referenced above, the audit committee must review and approve any related party transaction in which an executive officer has a direct or indirect interest for which disclosure is required under SEC rules.
Compensation Committee
Our board of directors has established a compensation committee, whose members are John P. Cole, Jr., Larry E. Romrell and J.C. Sparkman (chairman). See —Director Independence above. Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertyglobal.com. See Executive Compensation—Compensation Discussion and Analysis below for a description of the responsibilities of the compensation committee on matters related to executive compensation and administration of the Incentive Plan.
As stated in its charter, the compensation committee has the authority to engage its own compensation consultants and other independent advisors. During 2013, the compensation committee retained Deloitte Consulting LLP (Deloitte) as its compensation consultant and directed it with respect to the various compensation analyses it performed as described under Executive and Director Compensation—Compensation Discussion and Analysis—Overview of Compensation Process.
Compensation Committee Interlocks and Insider Participation
During 2013, none of the members of our compensation committee was an officer or employee of our company or any of our subsidiaries, was formerly an officer of our company or any of our subsidiaries, or had any relationship requiring disclosure under applicable securities laws.
Executive Committee
Our board of directors has established an executive committee pursuant to our articles of association, whose members are Michael T. Fries and John C. Malone. Except as specifically prohibited by the Companies Act or limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs between board meetings, including the power and authority to authorize the issuance of ordinary shares of our capital stock, with the exception of certain matters, including amendments to the articles of association and fundamental changes to Liberty Global (such as a merger or sale of substantially all of its assets).
Nominating and Corporate Governance Committee
Our board of directors has established a nominating and corporate governance committee, whose members are Andrew J. Cole, John P. Cole, Jr., Miranda Curtis, John W. Dick, Paul A. Gould, Richard R. Green, David E. Rapley (chairman), Larry E. Romrell, J.C. Sparkman and J. David Wargo. See Corporate Governance—Director Independence above. The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors. As stated above, it also reviews from time to time the corporate governance guidelines applicable to us and oversees the evaluation of our board of directors and makes recommendations to our board, as it may deem appropriate. Further, at the request of our board, the nominating and corporate governance committee assists our board in discharging its duties relating to compensation of our independent directors and our chairman of the board.
The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such nominations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Nominating and Corporate Governance Committee, Liberty Global plc, 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom, Attn: General Counsel. Shareholder recommendations must be made in accordance with our articles of association, as discussed under Shareholder Resolutions below, and contain the following information:

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the proposing shareholder’s name and address and documentation indicating the number of ordinary shares beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;

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the candidate’s name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

•	a representation as to whether the proposing shareholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•	a representation that the proposing shareholder intends to appear in person or by proxy at the annual shareholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.
In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.
To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our shareholders. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

•	independence from management; education and professional background; judgment, skill and reputation;

•	understanding of our business and the markets in which we operate;

•	expertise that is useful to us and complementary to the expertise of our other directors;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of our existing board of directors.
The nominating and corporate governance committee does not have a formal policy on diversity. It does, however, consider whether the nominee has personal capabilities and qualifications that contribute to the overall diversity of our board. For this purpose, the committee construes diversity broadly to include a variety of perspectives, opinions, professional backgrounds and experiences.
When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, it may recommend to our full board that candidate’s appointment or election.
Prior to nominating an incumbent director for re-election at an AGM, the nominating and corporate governance committee considers, in addition to the foregoing criteria, the director’s past attendance at, and participation in, meetings of our board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.
Based on the foregoing considerations, the nominating and corporate governance committee determined to recommend Ms. Curtis and Messrs. Dick, Sparkman and Wargo for nomination for re-election to our board.
Our board of directors has adopted a written charter for the nominating and corporate governance committee. The charter is available on our website at www.libertyglobal.com.

Succession Planning Committee
Our board of directors has established a succession planning committee to assist the full board in succession planning for our CEO. The responsibilities of the succession planning committee include the development of candidate profiles and qualifications, the identification and evaluation of potential internal candidates and opportunities for their development, the evaluation of potential external candidates and annual reporting to the full board on the results of its work. Our CEO collaborates with the succession planning committee in the performance of its functions. Members of the succession planning committee are our chairman of the board, the chairs of each of the audit, compensation and nominating and corporate governance committees and Miranda Curtis, one of our directors. Our board of directors has adopted a written charter for the succession planning committee, which is available on our website at www.libertyglobal.com.
Board Meetings
During 2013, there were 11 meetings of our full board of directors, nine meetings of our audit committee, eight meetings of our compensation committee and one meeting of our succession planning committee. Our nominating and corporate governance committee did not meet in 2013. Each director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he or she served (during the period during which he served on our board or such committee) in the aggregate.
Director Attendance at AGMs
Our board of directors encourages all members to attend each annual general meeting of our shareholders. We did not hold an annual general meeting in 2013, because we did not become a U.K. public limited company until June 2013. In addition, LGI did not have an annual general meeting of its shareholders in 2013 because it ceased to be a public company in June 2013.
Executive Sessions
The independent directors of Liberty Global held at least two executive sessions without the participation of management during 2013.

MANAGEMENT OF LIBERTY GLOBAL PLC
Executive Officers
The following lists the executive officers of our company, their ages and a description of their business experience, including positions held with Liberty Global and its predecessors.

Name	Positions

Charles H.R. Bracken, 47
Executive Vice President since January 2012 and Co-Chief Financial Officer (Principal Financial Officer) since June 2005. From April 2005 to January 2012, Mr. Bracken served as a Senior Vice President. In addition, Mr. Bracken is an officer or a managing director of various of our subsidiaries. He also served as the Chief Financial Officer of UGC Europe, Inc., now known as Liberty Global Europe, Inc., and its predecessors from November 1999 to June 2005. Mr. Bracken is a director of our subsidiary Telenet Group Holding NV, a Belgian public limited liability company (Telenet).

Bernard G. Dvorak, 53
Executive Vice President since January 2012 and Co-Chief Financial Officer (Principal Accounting Officer) since June 2005. From April 2005 to January 2012, Mr. Dvorak served as a Senior Vice President. In addition, Mr. Dvorak has served as an officer of various of our subsidiaries, including LGI International, since March 2004.

Michael T. Fries, 51
Chief Executive Officer, President and Vice Chairman of our board since June 2005. Mr. Fries served as Chief Executive Officer of UGC from January 2004 to June 2005. Mr. Fries served as a director of UGC and its predecessors from November 1999 and as President of UGC and its predecessors from September 1998 until 2013. Mr. Fries has served in an executive capacity at Liberty Global, UGC and its predecessors for nearly 30 years. See also Resolutions 1, 2, 3 and 4—Directors Whose Term Expires in 2015.

Bryan H. Hall, 51
Executive Vice President, General Counsel and Secretary since January 2012. In addition, he is an officer or director of various of our subsidiaries. Prior to joining Liberty Global, Mr. Hall served as secretary and general counsel of Virgin Media from June 2004 until January 2011. While at Virgin Media, Mr. Hall was responsible for all legal affairs affecting Virgin Media, as well as matters concerning regulatory, competition, government affairs and media relations issues. From September 2000 to June 2004, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank, Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings.

Diederik Karsten, 57
Executive Vice President, European Broadband Operations since January 2012. During 2011, Mr. Karsten served as Managing Director, European Broadband Operations. Mr. Karsten served as Managing Director, UPC Nederland BV, a subsidiary of Liberty Global Europe Holding BV (Liberty Global Europe) and its predecessors, from July 2004 to December 2010, where he was responsible for our broadband operations in the Netherlands. Prior to joining a predecessor of Liberty Global Europe, he served as chief executive officer of KPN Mobile, overseeing mobile telephony operations in the Netherlands, Germany, Belgium and other countries. Mr. Karsten is a director of Telenet and chairman of the supervisory board of our subsidiary Unitymedia Kabel BW GmbH.

Balan Nair, 47
Executive Vice President since 2012 and Chief Technology Officer since July 2007. From July 2007 to January 2012, he served as a Senior Vice President. Prior to joining our company, Mr. Nair served as Chief Technology Officer and Executive Vice President for AOL LLC, a global web services company, from 2006. Prior to his role at AOL LLC, Mr. Nair spent more than five years at Qwest Communications International Inc., most recently as Chief Information Officer and Chief Technology Officer. Mr. Nair is a director of Charter Communications, Inc., Telenet and Adtran, Inc.

The executive officers named above will serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors and executive officers, by blood, marriage or adoption.
Involvement in Certain Proceedings
During the past 10 years, none of our directors or executive officers was convicted in a criminal proceeding (excluding traffic violations or other minor offenses) or was a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement or were subsequently reversed, suspended or vacated) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, laws respecting financial institutions or insurance companies, or laws prohibiting fraud, or was a party in any proceeding adverse to our company.
Except as stated below, during the past 10 years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.
On March 28, 2001, an involuntary petition under Chapter 7 of the U.S. Bankruptcy Code was filed against Formus Communications, Inc. in the U.S. Bankruptcy Court for the District of Colorado. Such bankruptcy action was subsequently converted to a reorganization under Chapter 11 and closed on January 19, 2005. Mr. Dvorak was a director and Chief Executive Officer of Formus Communications, Inc. from September 2000 until June 2002.

EXECUTIVE OFFICERS AND DIRECTOR COMPENSATION
We are an international provider of video, broadband internet, fixed-line telephony and mobile services, with consolidated operations at December 31, 2013, serving 24.5 million unique customers across 14 countries, primarily in Europe and Chile. At December 31, 2013, these customers subscribed to 48.3 million services, consisting of 21.8 million video, 14.4 million broadband internet and 12.1 million telephony subscriptions. Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, accretive mergers and acquisitions and prudent capital structure management.
In this section, we summarize our 2013 highlights, provide an overview of our compensation process and philosophy, and describe how our executive compensation packages are designed, including greater detail on individual elements of the packages. We also provide detail on the performance of our most recent executive compensation awards and historical context on key decisions and changes that were made with respect to our executives’ compensation packages and other compensation-related matters. Compensation information is provided for Michael T. Fries, our CEO and also a member of our board of directors; Charles H.R. Bracken, our principal financial officer; and our three other most highly compensated executive officers at the end of 2013: Bernard G. Dvorak, our principal accounting officer, Diederik Karsten, our executive vice president, European Broadband Operations, and Balan Nair, our chief technology officer. These five individuals are our NEOs. After the information on our NEOs, we also provide information relating to the compensation of our directors (other than Mr. Fries).
We are subject to the disclosure requirements of the SEC in the U.S. and the Companies Act in the U.K. In some respects the disclosure requirements in these jurisdictions overlap or are otherwise similar and in other respects they are different, requiring distinct disclosures. The Compensation Discussion and Analysis below includes disclosure required by the SEC and in certain respects the Companies Act, and the Directors’ Remuneration Report in Appendix A to this proxy statement includes disclosure required by the Companies Act. The Directors’ Remuneration Report will also form part of the U.K. Report and Accounts and should be read in conjunction with the Compensation Discussion and Analysis below.
The Directors’ Remuneration Report is in response to new U.K. regulations regarding our directors’ compensation disclosure (or remuneration report), which became effective on October 1, 2013. These regulations require, among other things, a binding shareholder vote on our compensation policy for our directors, including our CEO (or executive director) Mr. Fries, at least once every three years and an annual advisory vote on our prior year’s compensation paid to our directors. We are first required to comply with these regulations at the AGM. These regulations are in addition to the regulations we are subject to as a NASDAQ listed company with respect to, among other things, submitting our compensation policy for our NEOs to an advisory vote of our shareholders at least once every three years, which is also being presented at the AGM.
Executive Summary
The primary goals of our executive compensation program are to motivate our executives to maximize their contributions to the success of our company, align executives’ interests to create shareholder value, and to attract and retain the best leaders for our business. Our compensation program plays a key role in our company’s operating and financial success. In 2013, we had a very successful year and our board credits the leadership of Mr. Fries for achieving this strong performance, as evidenced in our business highlights below.
2013 Business Highlights
We had a strong year in 2013, reporting subscriber growth, increases in revenue, operating cash flow (OCF) and adjusted free cash flow as highlighted below. The combined rebased growth rates for revenue and OCF and the combined growth rate for adjusted free cash flow, as noted below, reflect the combination of our and Virgin Media’s revenue and OCF for the full years ended December 31, 2013 and 2012. For more information regarding rebased growth, OCF and combined adjusted free cash flow calculations, please see our February 13, 2014 earnings release for the year ended December 31, 2013. Certain business and financial highlights for 2013 were as follows:

•	Announced and completed the Virgin Media Acquisition

▪	Integration well underway, doubling initial synergy estimates

•	Delivered strong subscriber growth across footprint with 1.3 million organic revenue generating unit additions

▪	Third consecutive year with over 1.0 million organic revenue generating units additions

•	Combined rebased growth of 4% for both revenue and OCF

▪	Excluding Virgin Media, Liberty Global posted 5% rebased revenue and OCF growth

•	A 16% increase in combined adjusted free cash flow year-over-year

•	Reduced property and equipment additions as a percentage of revenue, as compared to 2012

•	Strengthened consolidated liquidity position

•	Repurchased over $1.1 billion of equity in 2013

▪	Brings aggregate share repurchases at Liberty Global to more than $10 billion since 2005

•	Launched next generation multimedia home gateway, Horizon TV, in select countries

•	Top or lead broadband speed increased in five key markets
Pay for Performance
Our performance-based compensation programs provide for the opportunity to reward the NEOs and other senior management for contributing to annual and long-term financial, operational, and stock price performance. A high percentage of the NEOs’ total compensation is performance-based (targeted at 88% – 90% of total compensation for 2013), excluding the 2013 Challenge Awards (see —Elements of our Compensation Packages—Equity Incentive Awards—2013 Challenge Grants), with a significant portion of total compensation delivered in the form of multi-year performance-based equity incentive awards (targeted at 55% – 56% of total compensation for 2013, excluding the 2013 Challenge Awards (as defined under —Elements of Our Compensation Packages—Equity Incentive Awards—2013 Challenge Awards below)).
The following chart shows the percentage of the average of the NEOs’ 2013 target total compensation that is allocable to base salary, maximum annual cash performance award and target multi-year performance-based equity incentive awards consisting of performance based PSUs and SARs, excluding the 2013 Challenge Awards.
2013 Total Direct Compensation Opportunity for NEOs

The compensation committee looks at many factors to determine the NEOs’ performance and the value they bring to our shareholders, including an evaluation of total shareholder return (TSR), for purposes of measuring alignment of our executive pay with performance. The following table compares the cumulative and compound annual growth rate (CAGR) of TSR over 1, 3 and 5 year periods ending December 31, 2013, for our Class A shares, the NASDAQ Telecommunications Index, the NASDAQ Composite Index, NASDAQ US Benchmark TR Index, and the ICB 6500 Telecommunications (assuming reinvestment of dividends, as applicable).

	Cumulative			CAGR
	1-yr TSR	3-yr TSR	5-yr TSR	3-yr CAGR	5-yr CAGR
Class A shares	41%	152%	459%	36%	41%
NASDAQ Telecommunications Index (CRSP)	45%	107%	301%	28%	32%
NASDAQ Composite Index (CRSP)	39%	66%	182%	18%	23%
NASDAQ US Benchmark TR Index (New)	33%	56%	137%	16%	19%
ICB 6500 Telecommunications (Supersector) (New)	13%	44%	91%	13%	14%
Compensation Discussion and Analysis
Overview of Compensation Process
The compensation committee of our board of directors was established for the purposes of assisting our board in discharging its duties relating to compensation of our executive officers and of administering our incentive plans. In furtherance of its purposes, our compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ rules), “non-employee directors” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act) and “outside directors” (as defined in Section 162(m) of the U.S. Internal Revenue Code of 1986 and the regulations and interpretations promulgated thereunder (the Code)).
All compensation decisions with respect to our executive officers, including our NEOs, are made by our compensation committee. Decisions with respect to our CEO’s compensation are made in private sessions of the committee without the presence of management. Our CEO is actively engaged in compensation decisions for our other members of senior management in a variety of ways, including recommending annual salary increases, annual performance goals and the level of target and/or maximum performance awards for his executive team and evaluating their performance. With the assistance of our Human Resources and Legal Departments, he is also involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee data and legal, tax and accounting analyses relevant to compensation and benefit decisions.
In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the committee’s own evaluation of company and NEO performance. From time to time, however, the committee will retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data. At the 2011 annual shareholders meeting of our predecessor LGI, shareholders representing 90% of its shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the LGI proxy statement for such meeting. As a result of that vote, the LGI compensation committee did not implement any changes in the overall executive compensation program and our compensation committee intends to generally continue the program with certain modifications described below.
On April 30, 2014, we entered into a multi-year employment agreement with Mr. Fries to serve as our CEO, the terms of which are described below under —Employment and Other Agreements. We believe that it is in our company’s best interest to have an employment agreement with Mr. Fries to serve as our CEO in order to promote stability in management, secure his services for the long-term, implement appropriate restrictive covenants and recognize his outstanding performance and our company’s success under his leadership. Mr. Fries was not previously subject to an employment agreement.

The compensation committee has the authority under its charter to engage its own compensation consultants and other independent advisers. In preparation for its 2013 compensation decisions, and in connection with the acquisition of Virgin Media, the compensation committee retained Deloitte as its compensation consultant. We paid $78,131 to Deloitte for its services for the compensation committee. Deloitte is one of several member firms of Deloitte Touche Tohmatsu Limited (DTTL), a U.K. private company limited by guarantee. Each member firm of DTTL, including Deloitte, is a legally separate and independent entity. These member firms provide services in their respective geographic areas and are subject to the laws and professional regulations of such geographic area. The member firms of DTTL offer a broad range of audit, consulting, financial advisory, risk and tax services, as well as compensation related services, in the global market. As a result, our operations use a number of other DTTL member firms for non-compensation related services. In 2013, these firms provided tax, audit and financial advisory services to Liberty Global and several of its subsidiaries, for which we paid an aggregate of $15.9 million as of December 31, 2013. All of the non-compensation related services provided by these other member firms of DTTL were performed at the direction of management without oversight or approval by our board or compensation committee, as these services were rendered in the ordinary course of business and were not material in scope or nature. Our compensation committee was aware that other DTTL member firms performed non-compensation related services to us at the time it engaged Deloitte.
The compensation committee directed Deloitte with respect to the various compensation analyses it performed. Deloitte does not recommend or determine the amount or form of executive compensation. The compensation committee requested Deloitte to (1) assist in the development of a new compensation comparator group comprised of North American and European companies of similar size and industry to Liberty Global, (2) provide total direct compensation benchmarks for the NEOs using this comparator group and (3) provide its comments and observations, together with a comparative analysis based on publicly available information, for discussion by the committee.
The comparator group of 18 companies for 2013 was comprised of:

BCE, Inc.	DIRECTV	SIRIUS XM Radio Inc.
British Sky Broadcasting Group plc	Discovery Communications, Inc.	Sprint Nextel Corp.
BT Group plc	Dish Network Corp	Time Warner Cable Inc.
CenturyLink, Inc.	Eutelsat Communications S.A.	Time Warner Inc.
Charter Communications, Inc.	Liberty Media Corporation	Virgin Media Inc.
Comcast Corporation	Liberty Interactive Corporation	Ziggo N.V. (Ziggo)
The compensation committee does not target compensation levels at any particular percentile of the comparator group. In adjusting our CEO’s and other NEOs’ base salaries and maximum annual cash performance awards for 2013, and in determining the number of 2013 Challenge Awards granted to each of our NEOs, the committee did consider, however, the comparative pay data provided by Deloitte. Unlike many of the companies in the comparator group, we do not set target amounts for our annual cash performance awards. Therefore, we assumed for comparative purposes a target annual award for each NEO equal to two-thirds of their respective maximum achievable annual awards. On this basis, the committee concluded that the target total cash compensation (that is, base salary plus target annual cash performance award) proposed for our CEO would fall between the 50th percentile and 75th percentile of the comparator group and his proposed target total direct compensation, excluding the 2013 Challenge Awards (that is, base salary plus target annual cash performance award plus target annual equity incentive) would be approximately 9% below the median of the comparator group. Based on the last completed fiscal year of reported revenue and current market capitalization and enterprise value as of April 26, 2013 for the comparator group, our percentile rank with respect to the comparator group was estimated to be at the 54th percentile for revenue, 78th percentile for market capitalization, and 94th percentile for enterprise value (using estimated Liberty Global revenue, market capitalization, and enterprise value after the Virgin Media Acquisition). For our other NEOs, their target total cash compensation and target total direct compensation was generally around the 75th percentile, with variations by comparator position. The compensation committee was comfortable with these percentiles for 2013.

In 2014, the compensation committee with the assistance of management reassessed the comparator group used in 2013 with the benefit of a year’s experience owning Virgin Media, having greater financing activity and greater industry complexity and in light of the completed acquisition of Virgin Media and the proposed acquisition of Ziggo. The 2014 comparator group was used in connection with evaluating the compensation of our NEOs for 2014 as described below under —Elements of Our Compensation Packages. The 2014 comparator group was also used in the negotiation of a new employment agreement with Mr. Fries, the terms of which are described below under —Employment and Other Agreements. This comparator group is comprised of:

British Sky Broadcasting Group plc	Dish Network Corp	Time Warner Inc.
CBS Corporation	Liberty Interactive Corporation	Time Warner Cable Inc.
Comcast Corporation	Liberty Media Corporation	Viacom Inc.
DIRECTV	Rogers Communications	Vodafone Group
Discovery Communications, Inc.
Compensation Philosophy and Goals
The compensation committee has two primary objectives with respect to executive compensation—motivation and retention—with the ultimate goal of long-term value creation for our shareholders.

•	To motivate our executives to maximize their contributions to the success of our company, we

▪	establish a mix of financial performance objectives based on our annual budgets and our medium-term outlook to balance short- and long-term goals and risks;

▪	establish individual performance objectives tailored to each executive’s role in our company to ensure individual accountability; and

▪	pay for performance that meets or exceeds the established objectives.

•	To ensure that we are able to attract and retain superior employees in key positions, we

▪	offer compensation that we believe is competitive with the compensation paid to similarly situated employees of companies in our industry and companies with which we compete for talent; and

▪	include vesting requirements and forfeiture provisions in our multi-year equity awards, including a service period during which earned performance awards are subject to forfeiture.

•	To align our executives’ interests with those of our shareholders, we

▪	emphasize long-term compensation, the actual value of which depends on increasing the share value for our shareholders, as well as meeting financial and individual performance objectives; and

▪
require our executive officers to achieve and maintain significant levels of stock ownership, further linking our executives’ personal net worth to long-term stock price appreciation for our shareholders.

Setting Executive Compensation
To achieve the foregoing compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual cash performance awards and multi-year equity incentive awards. In addition, certain members of senior management, including our NEOs, may participate in our deferred compensation plan. Consistent with past practice, the three main components of compensation were also made available during 2013 to approximately 500 employees in the U.S. and Europe. The relative weighting of the components, the design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.
For members of our senior management, including our NEOs, the total value of the compensation package is most heavily weighted to performance and incentive awards because of the significance of each officer’s roles and responsibilities to the overall success of our company. Further, multi-year equity incentive awards are the largest component of executive compensation, serving the goals of retention as well as alignment with shareholders’ interests. The compensation committee’s objective is for a substantial majority of each executive officer’s total direct compensation (that is, base salary plus maximum annual cash performance award plus target annual equity incentive) to be comprised of the target value of his or her multi-year equity incentive awards.
In approving the level of each compensation element for our executive officers, the compensation committee considers a number of factors, including:

•	the responsibilities assumed by the individual executive and the significance of his role to achievement of our financial, strategic and operational objectives;

•	the experience, overall effectiveness and demonstrated leadership ability of the individual executive;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance; and

•	retention risks at specific points in time with respect to individual executives.
Elements of Our Compensation Packages
The implementation of our compensation approach—generally and for 2013 specifically—is described below.
Base Salary
General. Base salary represents the least variable element of our executives’ compensation and is provided as an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the organization. The base salary levels of Messrs. Fries, Bracken and Dvorak were initially set in 2005, along with the base salaries of our other executive officers at that time, taking into account each executive’s salary level prior to the business combination of LGI International and UGC, as well as the factors referenced above. The base salary level of Mr. Nair was initially set in 2007 when he joined our company as an executive officer. Mr. Karsten’s initial base salary level as an executive officer was set in connection with his promotion to that position effective January 1, 2011. Decisions with respect to increases in base salaries after such respective dates, except as described below for 2013 base salaries, have been based on company-wide budgets and increases in the cost of living.
2013 Base Salaries. For 2013, our compensation committee approved an increase in the base salaries to $750,000 (with currency adjustments for our non-U.S. based NEOs) for each of our NEOs, except our CEO. For our CEO, the compensation committee approved an increase in his base salary to $1.5 million. In approving these increases, the compensation committee noted that the size of the company’s revenues, assets, liabilities and operations would increase significantly following the Virgin Media Acquisition in June 2013. With this acquisition, the responsibilities and demands on our NEOs and other senior management would also increase significantly. The compensation committee recognized that these individuals should be adequately compensated for their new roles in our company and that this was also in the best interest of our company and the shareholders. This decision was also supported by the research on market levels of compensation for executive officers prepared by Deloitte as stated above. As a result, such increases were above the budget authorization of 3% given to each department and business unit head for aggregate salary increases for our corporate-level employees based in Europe and in the U.S. The actual percentage salary increases varied among our corporate-level employees as determined by their department or business unit head. The 2013 salary increases for all our employees, including our NEOs, became effective on April 1, 2013.
2014 Base Salaries. In March 2014, our compensation committee reviewed the salaries of our NEOs against comparable positions in the 2014 comparator group and approved an increase in the salary of our CEO to $2.0 million and an increase in the salary of each of our other NEOs to $1.0 million (with currency adjustments for our non-U.S. based NEOs). The salary increases for our NEOs became effective April 1, 2014. Under Mr. Fries’ employment agreement, his base salary will remain at $2.0 million, subject to annual review and increase by the compensation committee.
Annual Cash Performance Awards
General. Annual cash performance awards pursuant to the 2005 Incentive Plan (the 2014 Incentive Plan became effective March 1, 2014) are one of the variable components of our executive officers’ compensation packages designed to motivate our executives to achieve our annual business goals and reward them for superior performance.

Generally, at its first regular meeting following the end of each fiscal year, the compensation committee reviews with our CEO the financial performance of our company during the prior year, his performance, his evaluation of the performance of each of the other members of senior management (including our NEOs) participating in the prior year’s annual cash performance award program and his recommendations with respect to their performance awards. The compensation committee determines whether our financial performance for the prior fiscal year has satisfied the base performance objective set by the compensation committee, which is a precondition to the payment of any award to our NEOs, and determines the percentage of the financial performance metric(s) that has been achieved. It then determines, in a private session, whether our CEO has met his individual performance goals for the year, his resulting annual performance rating, and the amount to be paid to him with respect to his performance award. The compensation committee also approves the amount to be paid to the other participants in the program, including our other NEOs, with respect to their performance awards. Generally at the same meeting, the compensation committee approves the terms of the annual cash performance award program for the current year including, in a private session, the maximum achievable performance award and individual performance goals for our CEO for the coming year.
Design of 2013 Annual Award Program. The design of the 2013 annual cash performance award program (the 2013 Annual Award Program) is the same as the annual cash performance award program for 2012, except the financial performance metrics for Messrs. Karsten and Nair would be based solely upon consolidated Liberty Global performance in line with the financial performance metrics for our other NEOs. The 2013 maximum achievable performance awards were increased for each of our NEOs, other than Mr. Fries, to $2.0 million. Mr. Fries’ maximum achievable award was increased to $5.0 million. These increases were made for the reasons cited above for increasing the NEOs’ salaries in 2013 and based on the research on market levels of compensation of executive officers prepared by Deloitte as stated above.
The same general design was also implemented with similar performance metrics and weightings for the 2013 bonus programs for approximately 1,050 employees in our corporate offices in the U.K., the U.S. and the Netherlands.
The key elements of the 2013 Annual Award Program were:

•
Sixty percent of each participant’s maximum achievable performance award was based on achievement against financial performance metrics and 40% was based on individual achievement against defined performance goals.

•	Two equally weighted financial performance metrics were used:

▪	2013 budgeted revenue growth on a consolidated basis and, if applicable, operating unit basis; and

▪	2013 budgeted operating free cash flow (OFCF) growth on a consolidated basis and, if applicable, operating unit basis.

•	The base performance objective for our NEOs required that either 40% of 2013 consolidated budgeted revenue growth or 40% of 2013 consolidated budgeted OFCF growth be achieved.
For purposes of the 2013 Annual Award Program, OFCF was defined as OCF less property and equipment additions. OCF is the primary measure used by our board and management to evaluate our company’s operating performance and a key factor that is used to decide how to allocate capital and resources to our operating segments. The definition of OCF for these purposes is revenue less operating and selling, general and administrative expenses (excluding depreciation and amortization, share-based compensation, provisions for litigation and impairment, restructuring, direct acquisition and disposal costs, and other operating or acquisition-related items) and is generally consistent with our definition of the term for public disclosure purposes.
Budgeted growth was determined by comparing actual 2012 results for the applicable metric to the amount budgeted for that metric in the 2013 consolidated and operating unit budgets approved by our board. For consolidated Liberty Global, the 2013 budget provided for: revenue of $10.7 billion, with growth over 2012 of approximately $600 million or 5.7%, and OFCF of $2.8 billion, with growth over 2012 of approximately $250 million or 9.2%. These budgeted amounts exclude amounts related to Virgin Media. The payout schedule for each financial metric is based on the percentage achievement against the 2013 budget, as adjusted for events during the performance period such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles that affect comparability. The following table sets forth the performance against budget and related payouts approved by the compensation committee.

	Corresponding % of Achievement of 2013 Budget
Achievement of Budgeted Growth over 2012	Revenue (50%Weighting)	OFCF (50% Weighting)	Payout (% of Weighted Portion of Maximum Bonus Amount) (1)
Over-Performance	≥ 105.0%	≥ 110.0%	150.0%
100.0%	100.0%	100.0%	100.0%
< 50.0%	< 97.3%	< 95.7%	—%
___________________

(1)
Percentages shown represent the payout that would result if the specified performance levels were achieved for both the revenue and OFCF targets. Payout percentages for percentage achievement of revenue and OFCF budgets which fall in between points specified in the table would be determined by straight-line interpolation. If the performance level for revenue and OFCF were to differ, the payout would represent the sum of the percentages derived by multiplying 50% times each of the respective payout percentages for the revenue and OFCF targets, with a maximum payout of 100%.

Notwithstanding the over-performance feature indicated in the table, the aggregate payout for financial performance remained capped at 60% of the maximum achievable performance award.
The payout schedule for the 40% of each participant’s maximum achievable performance award allocated to individual performance was based on the annual performance rating received on a scale of 1.0 to 5.0, with a minimum rating of 3.0 required for any amount to be payable with respect to this portion of the award.
The compensation committee considered the following when it approved this design for the annual award programs in 2010:

•	Weighting financial performance metrics more heavily than individual performance goals should serve to reduce the level of subjectivity in determining final awards;

•
Using two equally weighted financial metrics (budgeted revenue and OFCF growth), rather than a single metric, would provide incentives to drive revenue growth while controlling operating costs and capital expenditures;

•	Including consolidated financial performance metrics for all participants, including those with operating unit responsibility, would serve to mitigate potential organizational risks;

•	Including an over-performance provision would provide continuing incentive for above budget achievement; and

•
Establishing a base performance objective as a gating factor for payment of any award to the NEOs should result in the payment qualifying as performance-based compensation under Section 162(m). There could be no assurance that the objective would be achieved, particularly in light of the increasingly competitive environment in which we operate.

The compensation committee did not establish target amounts payable when it approved the maximum amount that each NEO could earn under the 2013 Annual Award Program.
2013 Performance. At its meeting on March 18, 2014, the compensation committee reviewed the actual consolidated revenue and OFCF for 2013 based on our audited 2013 financial results. It also considered whether to exercise its discretion to reduce the amount payable to any of our NEOs. The exercise of the compensation committee’s discretion was in each case based on its assessment of our 2013 financial performance and the individual NEO’s performance overall as compared to his 2013 performance goals, taking into account the payout schedules for financial and individual performance.
The compensation committee first considered the percentage of budgeted revenue and budgeted OFCF achieved in 2013. For this purpose, the 2013 budget was adjusted in accordance with the terms of the 2013 Annual Award Program and for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These revisions included adjustments (1) to reflect consistent foreign currency exchange translations, (2) to exclude Virgin Media integration costs, (3) related to the sale of substantially all of the programming assets of the Chellomedia division, (4) to the OneLink Acquisition plan for Puerto Rico, (5) to exclude unbudgeted increases in 2013 executive salaries and maximum bonus amounts, (6) to exclude Telenet business services accounting adjustments and (7) related to other individually immaterial items. In the aggregate, these adjustments resulted in a net increase to budgeted revenue to $10.9 billion and budgeted OFCF to $2.9 billion. Actual 2013 revenue was less than budgeted, although over 99% of budgeted 2013 revenue and between 80% and 90% of budgeted 2013 revenue growth was achieved in each case.

Actual 2013 OFCF was less than budgeted on a consolidated basis, although over 98% of budgeted 2013 OFCF and between 70% and 80% of budgeted 2013 OFCF growth was achieved on a consolidated basis.
The following charts illustrate the compensation committee’s financial performance and payout calculations, which for these purposes did not include the effect of the Virgin Media Acquisition.
When these results are applied to the relevant payout schedules, the total implied payout against the financial performance metrics for revenue was 72.1% and for OFCF was 58.6%, resulting in an average payout of 65.3%. Therefore, the compensation committee approved payment of 65.3% of the 60% portion of each of the NEO’s maximum achievable award that was based on the financial performance.
With respect to the remaining 40% of the maximum achievable awards, which was based on individual performance, at its March 18, 2013 meeting, the compensation committee considered each NEO’s performance against individual performance goals. The individual performance goals consisted of numerous qualitative measures, which included strategic, financial, transactional, organizational and/or operational goals tailored to the individual’s role within our company. In making its decision as to individual annual performance ratings, the compensation committee did not apply any particular weighting across the individual performance goals or relative to other considerations, nor did it require that the executive satisfy each of his goals.
Our CEO’s performance goals were organized around four main themes: key organic growth targets (includes budget targets, product initiatives and operation initiatives); liquidity, leverage and capital structure targets and initiatives; acquisition and disposition opportunities; and core initiatives for each functional group. These functional groups include accounting, regulatory, technology, human resources, strategy, investor relations, programming and board matters. In its evaluation of his 2013 performance, the compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company’s accomplishments against those objectives. In this regard, the committee noted that our company had a number of significant performance accomplishments in 2013 under the leadership of Mr. Fries, including:

•	completion of the Virgin Media Acquisition;

•	increased ownership in Ziggo and Telenet;

•	the launch of Horizon TV in certain countries;

•	the agreement to sell substantially all of the programming assets of the Chellomedia division;

•	increase of the top or lead internet speed in five key markets by up to three-fold;

•	the migration of Chilean mobile services to a full mobile virtual network operation;

•	refinanced a significant amount of debt during the year, which enabled us to maintain the average life of our debt and lower our all-in-swapped borrowing costs;

•	strengthened our consolidated liquidity position;

•	the completion of key programming agreements; and

•	the achievement of significant financial and operational performance metrics related to property and equipment additions, organic subscriber additions and equity repurchases.

In reviewing Mr. Fries’ performance, the committee considered both what had been accomplished and how such accomplishments had been achieved. The compensation committee also considered Mr. Fries’ responsibilities with respect to overall corporate policy-making and management, in-depth knowledge of our operations and finances, the regulatory and organizational complexities in which we compete, the increased size of our company, as well as his strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy, his handling of unanticipated additional responsibilities and keeping the board of directors informed during the year.
With respect to the individual performance of our other NEOs, the compensation committee reviewed their performance with our CEO, giving much deference to our CEO’s evaluation of their performance against their respective 2013 performance goals and the resulting annual performance ratings. The members of the compensation committee also have frequent interaction with each of these executives at meetings of the board of directors and events planned for the directors, which interaction assists in informing their judgment. The individual performance goals for the other NEOs related to their respective functional or operational areas of responsibility. Mr. Bracken’s goals related to financial strategy, reducing financial risks, balance sheet efficiency, tax strategy, financial planning, and group leadership and coordination with other functional groups. Mr. Dvorak’s goals related to financial reporting, internal audit and compliance, consolidation of financial systems, integration of acquired companies from a consolidation, financial reporting and accounting principles generally accepted in the U.S. (GAAP) perspective, cross-training programs for the group and planning efforts with respect to any required adoption of IFRS. Mr. Karsten’s goals related to his management of our European Broadband division, including performance against financial and subscriber targets, group leadership and coordination with executive offices, the integration of Virgin Media and expansion of services to businesses, execution of new product and service initiatives, and network upgrades and new builds. Mr. Nair’s goals related to efficiencies in the procurement of customer equipment, network operations, development and implementation of new technologies for our services, management of capital expenditures and video and wireless initiatives and information technology efficiencies. In each case, the compensation committee also considered how these goals were affected by the increased size and complexity of our company following the Virgin Media Acquisition.
Based on its evaluation of individual performance and its decisions with respect to the financial performance metrics, the compensation committee approved the payments to our NEOs with respect to their maximum achievable performance awards set forth in the table below. Percentages in the table represent percentages of the maximum achievable performance award.

	2013 Annual Cash Performance Award
Name	Maximum Achievable Award	% Payout for Financial Performance (Revenue & OFCF)(60%)	% Payout for Individual Performance (40%)	Aggregate % of Maximum Award (100%)	Approved Award

Michael T. Fries	$5,000,000	65.3%	100.0%	79.2%	$3,960,000

Charles H.R. Bracken	$2,000,000	65.3%	100.0%	79.2%	$1,584,000

Bernard G. Dvorak	$2,000,000	65.3%	100.0%	79.2%	$1,584,000

Diederik Karsten	$2,000,000	65.3%	100.0%	79.2%	$1,584,000

Balan Nair	$2,000,000	65.3%	100.0%	79.2%	$1,584,000
The amounts paid to our NEOs under the 2013 Annual Award Program are reflected in the Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column.
Decisions for 2014. On March 31, 2014, based in part on the review of the overall compensation of our NEOs against comparable positions in the 2014 comparator group, our compensation committee approved individual performance goals and set the maximum achievable performance awards for members of our senior management, including our NEOs, for 2014. The general design of the 2014 annual cash performance award program is similar to the 2013 Annual Award Program. The 2014 maximum achievable performance award is $8.0 million for our CEO and $2.5 million for each of the other NEOs. The same general design was also implemented, with similar performance metrics and weightings, for the 2014 bonus programs for other officers. For details regarding the maximum achievable performance award for Mr. Fries in years subsequent to 2014, please see the description of Mr. Fries’ employment agreement under —Employment and Other Agreements.

Equity Incentive Awards
General. Multi-year equity incentive awards, whether in the form of conventional equity awards or performance-based awards, have historically represented a significant portion of our executives’ compensation. These awards ensure that our executives have a continuing stake in our company’s success, align their interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.
Our compensation committee’s approach to equity incentive awards for the senior management team places a significant emphasis on performance-based equity awards. Since 2010, the compensation committee’s approach has been to set a target annual equity value for each executive, of which approximately two-thirds would be delivered in the form of an annual award of PSUs and approximately one-third in the form of an annual award of SARs. A similar approach was applied to equity incentive compensation for approximately 40 other key employees, plus approximately 25 key employees at Virgin Media following the Virgin Media Acquisition.
In connection with each year’s award of PSUs, the compensation committee selects one or more performance measures for the ensuing two-year performance period. For the PSUs awarded to date, the compensation committee has selected as the performance measure growth in consolidated OCF, as adjusted for certain specified events that affect comparability, such as acquisitions, dispositions and changes in foreign exchange rates and accounting principles. In choosing OCF growth as the performance measure, the compensation committee’s goal has been to ensure that the management team would be focused on maximizing performance against a variety of key financial metrics during the performance period by using a measure of performance that was different from those selected for the annual cash performance awards. Different performance measures may be selected for the awards in subsequent years.
The compensation committee also sets the performance targets corresponding to the selected performance measure(s) and a base performance objective that must be achieved in order for any portion of our NEOs’ PSU awards to be earned. The level of achievement of the performance target within a range established by the compensation committee determines the percentage of the PSU award earned during the performance period, subject to reduction or forfeiture based on individual performance. Earned PSUs will then vest in two equal installments on March 31 and September 30 of the year following the end of the performance period. The PSU awards are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events. Each year’s award of SARs is made at the same time as awards are made under our annual equity grant program for employees (generally on or around May 1) and on terms consistent with our standard form of SAR award agreement, including a four-year vesting schedule.
In adopting this approach to equity incentive compensation, the compensation committee made the following observations:

•	The organizational risks of incentive compensation should be reduced through:

▪	the use of multiple equity vehicles (PSUs and SARs) with different performance, retention, risk and reward profiles;

▪
annual grants of equity awards that spread the target incentive compensation over multiple and overlapping performance/service periods and provide the flexibility to change performance metrics, weighting and targets from grant to grant; and

▪	the setting of achievable target performance levels, while providing higher payout levels for over-performance.

•
The use of performance-based equity awards, such as PSUs, adds an element of market risk over the performance/ service period to better align the interests of management and shareholders, while focusing management on achieving specified performance targets to earn the award.

•	The use of conventional equity awards, such as SARs, provides a retention mechanism and alignment with shareholders by only delivering value if the stock price appreciates.

•
Providing for forfeiture or reduction of performance-based equity awards based on individual performance ensures that each participant remains accountable for his or her own performance against performance goals tailored to the participant’s role and responsibilities.

2013 Equity Incentive Awards. The table below sets forth the target annual equity incentive award values for our NEOs approved by our compensation committee and the grants of 2013 PSUs and SARs made to them in March and May 2013, respectively:

		Two-thirds of Target Annual Equity Value in the Form of:		One-third of Target Annual Equity Value in the Form of:
Name	Target Annual Equity Value	Class A PSU Grant (#)	Class C PSU Grant (#)	Class A SARs (#)	Class C SARs (#)

Michael T. Fries	$8,000,000	39,020	117,060	81,856	245,568

Charles H.R. Bracken	$3,500,000	17,072	51,216	35,808	107,424

Bernard G. Dvorak	$3,500,000	17,072	51,216	35,808	107,424

Diederik Karsten	$3,500,000	17,072	51,216	35,808	107,424

Balan Nair	$3,500,000	17,072	51,216	35,808	107,424
The 2013 target annual equity values for each of our NEOs were unchanged from those approved in 2012 and 2011. Each 2013 PSU represents the right to receive one Class A share or Class C share, as applicable, subject to performance and vesting. The share numbers underlying the PSUs and SARs have been adjusted for the Dividend.
The performance period for the 2013 PSUs is January 1, 2013 to December 31, 2014. The performance target selected by the compensation committee for the base case plan was achievement of a target compound annual growth rate in consolidated operating cash flow (OCF CAGR) based on a comparison of our 2012 actual results to those reflected in our then existing long-range plan for 2014. The target OCF CAGR is subject to upward or downward adjustment, on a mandatory or a discretionary basis, for certain events in accordance with the terms of the grant agreement. For example, the base case plan from which the target OCF CAGR was calculated will be adjusted for the acquisitions of businesses during the performance period in accordance with guidelines established by the compensation committee and the target OCF CAGR will be recalculated based on the adjusted base case plan. A performance range of 75% to 125% of the target OCF CAGR would generally result in award recipients earning 50% to 150% of their target 2013 PSUs, subject to reduction or forfeiture based on individual performance. One-half of the earned 2013 PSUs will vest on March 31, 2015 and the balance on September 30, 2015.
The compensation committee also established a minimum OCF CAGR base performance objective, subject to certain limited adjustments, which must be satisfied in order for any NEO to be eligible to earn any of their 2013 PSUs. If the base performance objective is achieved, our NEOs will be eligible to earn between 50% and 150% of their 2013 PSUs, subject to alignment with our company’s and the individual’s performance. The base performance objective was designed so that the awards should qualify as performance-based compensation under Section 162(m).
The 2013 PSU awards and the SAR awards of our NEOs are reflected in the Summary Compensation Table below under the “Stock Awards” and “Option Awards” columns, respectively.
Decisions for 2012 PSUs. As disclosed in LGI’s proxy statement for its 2012 annual shareholders meeting, the performance period for the 2012 PSUs was January 1, 2012 to December 31, 2013. The performance measure was based a two-year OCF CAGR. For the 2012 PSUs, the performance target was an OCF CAGR for our company of 6.0%. The following table sets forth the threshold, target and maximum performance levels and related payouts approved by the compensation committee:

	Performance
	Performance Level	Two-year OCF CAGR	Payout

Maximum	125.0%	7.5%	150.0%
Target	100.0%	6.0%	100.0%
Threshold	75.0%	4.5%	50.0%
The compensation committee determines the actual payout by “straight-line interpolation” if our actual OCF CAGR for the performance period falls between the specified threshold, target and maximum performance levels in the table. The actual OCF CAGR for the performance period is calculated by comparing 2013 OCF against 2011 OCF, as adjusted for events during the performance period such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles that affect comparability. The compensation committee may also adjust the target OCF CAGR for extraordinary events that distort performance.

At the March 18, 2014 meeting of our compensation committee, the compensation committee reviewed the calculations of 2011 and 2013 consolidated OCF and the resulting OCF CAGR, as adjusted pursuant to the terms of the 2012 PSU grant agreements and guidelines adopted in 2011 by the compensation committee, which had been prepared by management. The compensation committee determined that the base performance objective of achievement of at least 50% of the target OCF CAGR, subject to limited adjustments, had been achieved.
The required adjustments made pursuant to the terms of the 2012 PSU grant agreements included adjustments (1) to reflect consistent foreign currency exchange translations, (2) to include the pre-acquisition OCF for companies acquired during the first year of the performance period (including acquisitions of cable systems in Hungary and Puerto Rico), (3) related to the sale of substantially all of the programming assets of the Chellomedia division, and (4) to exclude Telenet business services accounting adjustments. As permitted by the 2012 PSU grant agreements, the compensation committee also approved adjustments for certain events or circumstances that in its view distorted performance. These discretionary revisions included adjustments (a) to exclude Virgin Media integration costs, (b) to exclude unbudgeted increases in 2013 executive salaries and maximum bonus amounts, (c) to remove our Chilean wireless business due to a change in our wireless strategy in Chile and (d) due to unplanned loss of German feed-in fees. These adjustments, in the aggregate, (i) decreased our target OCF for 2013 from $5.7 billion to $5.4 billion, (ii) increased our actual OCF for 2013 to $5.3 billion, (iii) decreased our target OCF CAGR for the performance period from 6.0% to 5.4% and (iv) increased our actual OCF CAGR for the performance period from 4.1% to 4.5%.
Based on the foregoing, the compensation committee determined that approximately 83.2% of the target OCF CAGR had been achieved. This determination was made by dividing the adjusted actual OCF CAGR achieved (4.5%) by the adjusted target OCF CAGR (5.4%) using maximum available precision. That percentage achievement of the target OCF CAGR, which fell between the threshold and target levels in the preceding table, translated into 66.3% of the target 2012 PSUs being earned, as shown below. The compensation committee further determined that based on each NEO’s individual performance over the performance period, no reduction would be made to the percentage of target 2012 PSUs, which had been earned based on financial performance.

Performance
Payout
Maximum—125%
6.7%
150%—Maximum
Target—100%
5.4%
100%—Target
Achievement 83.2%
4.5%
66.3% Earned PSUs
Minimum— 75%
4.0%
50%—Minimum
2011 – 2013
OCF CAGR

The table below sets forth the actual number of the 2012 PSUs that were earned and which were converted to time-vested RSUs pursuant to the terms of the 2012 PSUs.

Name	Series A RSUs	Series C RSUs

Michael T. Fries	36,082	108,246
Charles H.R. Bracken	15,785	47,355
Bernard G. Dvorak	15,785	47,355
Diederik Karsten	15,785	47,355
Balan Nair	15,785	47,355
The compensation committee discussed the goals that the 2012 PSUs had been designed to achieve and was satisfied that these goals had been met. In addition, the senior management team remained highly motivated and intact during the two-year period ended December 31, 2013.

2013 Challenge Awards. Following the Virgin Media Acquisition, our company grew substantially in size and complexity. We moved from a business with revenue of approximately $10.0 billion and a network passing over 34.0 million homes during 2012 to a business with combined revenue of over $17.0 billion with over 47.0 million homes passed as of December 31, 2013. With this size also came a more complex business operation. In addition, we established aggressive synergy and long-range plan targets for our company on maximizing future performance and our senior management, including our NEOs, are being asked to achieve this aggressive future performance. Therefore, on June 24, 2013, the compensation committee determined to grant, in addition to the standard compensation program for senior management as described above, an additional challenge award to each of our NEOs and certain key employees (the 2013 Challenge Awards). The 2013 Challenge Awards are designed to incentivize senior management recipients to achieve high levels of individual performance and increase shareholder value over a multi-year period. This is in line with the compensation committee’s two primary objectives with respect to executive compensation as stated above—motivation and retention—with the ultimate goal of long-term value creation for our shareholders.
Except with respect to the senior executives, including our NEOs, the 2013 Challenge Awards consist of a combination grant of performance-based SARs and performance-based PSUs, with a weighting more heavily to SARs. For the senior executives, including our NEOs, the 2013 Challenge Awards consist solely of a grant of performance-based SARs. The awards to the NEOs are intended to qualify as performance-based compensation under Section 162(m). In each case, the 2013 Challenge Awards were divided equally between 2013 Challenge Awards based on Class A shares and 2013 Challenge Awards based on Class C shares for an aggregate of 11,655,000 PSARs and 523,500 performance-based PSUs. These awards have since been adjusted for the Dividend as shown in the table below. Each PSU represents the right to receive one Class A share or one Class C share, as applicable, subject to performance and vesting.
The performance period for the 2013 Challenge Awards is January 1, 2013 to December 31, 2015. As the performance measure, the compensation committee selected high levels of individual performance to be sustained throughout the performance period. At the end of the performance period, the compensation committee will review the performance of each executive officer participating in the 2013 Challenge Awards based on their annual performance rating received in the company’s annual performance review process. If a participant receives a rating of “needs improvement” (or its equivalent) or less, no amount will be payable with respect the 2013 Challenge Awards. For ratings below “superior” (or its equivalent), the compensation committee has the discretion to reduce by up to 100%, the amount of such participant’s 2013 Challenge Awards that will vest on the third anniversary of the grant date.
Subject to the compensation committee’s evaluation of individual performance of each NEO, the following table sets forth the maximum amount of the PSARs each NEO may earn as determined on June 24, 2013.

	Class A	Class C
Name	Performance SARs	Performance SARs

Michael T. Fries	925,000	2,775,000
Charles H.R. Bracken	162,500	487,500
Bernard G. Dvorak	162,500	487,500
Diederik Karsten	162,500	487,500
Balan Nair	162,500	487,500
The PSARs have a term of seven years and base prices are equal to the respective market closing prices of the applicable class on the grant date (as adjusted for the Dividend), which was $35.03 for the Class A performance-based SARs, $32.78 for the original Class C performance-based SARs and $34.67 for the adjusted Class C performance-based SARs, which were issued with respect to the original Class A performance-based SARs. As stated above, the number of the 2013 Challenge Awards, which may be earned by any NEO, will be based on the compensation committee’s assessment of the executive’s performance and achievement of individual goals in each of the years 2013, 2014 and 2015. The individual goals for the NEOs and our other executive officers consist of quantitative and qualitative measures, which include individual strategic, financial, transactional, organizational and/or operational goals for each executive.
The 2013 Challenge Awards are subject to forfeiture or acceleration in connection with certain terminations of employment or change-in-control events consistent with the terms of other equity awards granted earlier this year.
Decisions for 2014. In March 2014, the compensation committee approved the grant of 2014 PSUs to our NEOs for two-thirds of their respective target annual equity values, which was $15.0 million for our CEO and $5.0 million for each of our other NEOs. The target annual equity values for the NEOs were based in part on the compensation committee’s review of the long-term incentive awards of our NEOs against comparable positions in the 2014 comparator group. The 2014 PSUs will be divided with one-third as Class A PSUs and two-thirds as Class C PSUs. As the performance measure, the compensation committee again selected growth in consolidated OCF, as adjusted for events such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles or policies that affect comparability. The target OCF CAGR selected by the Committee was based upon a comparison of our 2013 actual results to those reflected in our long-range plan for 2015. The target OCF CAGR is subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement. A performance range of 75% to 125% of the target OCF CAGR would generally result in award recipients earning 75% to 150% of their target 2014 PSUs, subject to reduction or forfeiture based on individual performance. Except as otherwise described in this paragraph, the design of the 2014 PSU awards is substantially the same as the design of the 2013 PSU awards described above. For details regarding the target annual equity values for Mr. Fries in years subsequent to 2014 in connection with the grant of annual equity awards under our incentive plans and for details regarding an equity commitment bonus granted to Mr. Fries in connection with the entering into of his employment agreement, please see the description of Mr. Fries’ employment agreement under —Employment and Other Agreements.
Share Ownership Policy
Our compensation committee has established an Executive Share Ownership Policy for our executive officers and senior officers. The purpose of the Executive Share Ownership Policy is to ensure that such officers have a significant stake in our long-term success. As a result, the compensation committee established guidelines for ownership of our ordinary shares based on an individual’s level in our company and expressed as a multiple of base salary as follows:

Position	Guideline

Chief Executive Officer	5 times base
Executive Vice Presidents, including Co-Chief Financial Officers	4 times base
All Senior Vice Presidents and President of Liberty Global Latin America division	3 times base
Executive and senior officers, who were subject to the policy at the time of adoption, were expected to be in compliance with the ownership guidelines within two years of the policy’s effective date. New executive and senior officers must be in compliance within four years of the date they become subject to the policy. In calculating the value of ordinary shares owned by an executive and a senior officer, the policy includes the value of ordinary shares owned jointly with and separately by the officer’s spouse and minor children, 50% of the value of vested ordinary shares held in the officer’s account in the 401(k) Plan, and 50% of the in-the-money value of vested options and SARs. As of December 31, 2013, the value of the ordinary shares owned by Mr. Fries, as calculated in accordance with the policy, significantly exceeded five times his base salary. In addition, at such date, our other NEOs were in compliance with the terms of the policy.
Deferred Compensation Plan
Under the Liberty Global Deferred Compensation Plan, our executive and other officers who are U.S. taxpayers (including those of our subsidiaries and divisions) and who are designated as participants from time to time by our compensation committee may elect to defer payment of certain of their compensation as described under Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our executive and senior officers. For these executive officers and employees who are based in the U.S., LGI contributes to its defined contribution 401(k) Plan, but such contributions are capped by U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior management. With respect to the tax ramifications to us of the Deferred Compensation Plan, the compensation committee noted in adopting the plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that we will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our compensation packages, because participation in the plan, and to what extent, is at each participant’s discretion.
Other Benefits
We do not offer perquisites and other personal benefits on a general basis to our executive officers. The personal benefits we have provided are limited in scope and fall into the following principal categories:

•	limited personal use of our corporate aircraft;

•	an annual auto allowance or use of a company auto for our executive officers working in Europe;

•	an executive health plan; and

•	charitable giving by Liberty Global.
Under our aircraft policy, our CEO, other executive officers and certain senior officers, with our CEO’s approval, may use our corporate aircraft for personal travel, subject to reimbursing us for the incremental costs incurred. For 2011, our compensation committee authorized personal use of our aircraft by our CEO for up to 90 flight hours per year, without cost reimbursement, as part of his compensation package, subject to annual review by the committee. During its annual review, the compensation committee made no modification to the flight hours for 2012 or 2013. During the negotiations of his employment agreement, the compensation committee agreed to increase the annual flight hours for Mr. Fries’ personal use of our aircraft to 120 hours. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.
The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by him and by his personal guests determined using a method based on the Standard Industry Fare Level (SIFL) rates, as published by the U.S. Internal Revenue Service (IRS) (in the case of U.S. taxpayers), or based on the cost of the flight for personal use and based on the cost of a commercial ticket for guests (in the case of U.K. and Netherlands taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.
The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table below. Because our aircrafts are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft, and costs of maintenance and upkeep.
For our management-level employees in the U.K., the Netherlands and certain other European countries, including two of our NEOs who work in these locations, we provide an annual auto allowance, with variations in the cost of providing this benefit based on the employee’s position and location.
We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists.
Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment. Historically, our CEO has reviewed and directed the charitable giving by our company. In 2014, we are creating a charitable giving committee comprised of three members of senior management, excluding our CEO. Charitable giving by the Company, which has been recommended by our CEO or any other NEO, will require prior approval of this committee.
Tax and Accounting Considerations
In making its compensation decisions, our compensation committee considers the limitations on deductibility of executive compensation under Section 162(m). That provision prohibits the deduction of compensation in excess of $1.0 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including options and SARs, granted under shareholder-approved plans such as the 2005 Incentive Plan, 2014 Incentive Plan and the Virgin Media 2010 Incentive Plan. Our compensation committee generally seeks to design the principal elements of our compensation program, such as annual cash performance awards, SAR grants and the terms of our PSU awards, to qualify for deductibility consistent with the requirements of Section 162(m). It has not, however, adopted a policy requiring all compensation to be deductible, in order to maintain flexibility in making compensation decisions. For example, the 2013 salary approved for our CEO will not be fully deductible and certain types of compensation, such as non-business use of corporate aircraft without reimbursement and grants of restricted shares and RSUs that do not include a performance condition, may not be deductible due to the application of Section 162(m). All grants of restricted shares and RSUs to our NEOs since 2006 have been performance based. Our compensation committee also endeavors to ensure that any compensation that could be characterized as non-qualified deferred compensation complies with Section 409A of the Code.

Our compensation committee also takes into account from time to time, as appropriate, the accounting treatment of compensation elements in determining types and levels of compensation, including method of payment, for our executive officers.
Recoupment Policy
The terms of our PSU awards, our annual cash performance awards and our 2013 Challenge Awards for executive officers, provide that if our consolidated financial statements for any of the years relevant to the determination of whether the applicable performance metrics have been met are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and our compensation committee determines that if the financial results had been properly reported the portion of the awards that would have been earned by participants would have been lower than the awards actually earned by them, then each participant will be required to refund and/or forfeit the excess amount of his or her earned award.
Post-Employment Benefits and Change in Control
We have not adopted a severance policy covering our NEOs or other executive officers. Certain of our NEOs (including our CEO) are entitled to limited post-employment benefits under their employment agreements. See Employment and Other Agreements below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of conventional equity awards made under the 2005 Incentive Plan and the 2014 Incentive Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2005 Incentive Plan and the 2014 Incentive Plan provide the same treatment to all holders of conventional equity awards granted under these Plans upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee’s decisions with respect to executive compensation.
In designing the terms for the PSU awards and 2013 Challenge Awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder. The terms of the PSU awards and 2013 Challenge Awards do not guarantee that any portion of an award will be deemed earned upon termination of employment, except as a result of death, nor that vesting of earned awards will be accelerated upon termination of employment, except as a result of death or disability. Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, effective provision has not been made for the assumption or continuation of the awards on equivalent terms.
The compensation committee believed these limited acceleration events related to a change in control provide appropriate protection to participants and would serve to maintain morale and aid retention during the disruptive circumstances of a change in control. The compensation committee reserved discretion to approve the accelerated vesting of an individual’s award or an amendment to an individual’s award agreements when appropriate under the circumstances.
For additional information on post-employment benefits and change-in-control provisions, see —Potential Payments upon Termination or Change in Control below.
Timing of Equity Awards
In 2006, our compensation committee adopted a policy that the consideration and approval of proposed annual grants of conventional equity awards to employees, including our NEOs, would occur at the compensation committee meeting held in conjunction with our board’s regularly scheduled second quarter meeting each year. Typically this meeting occurs at the end of April or the beginning of May. The exercise price or base price of option and SAR grants approved at this meeting is set at the respective closing prices of our Class A shares and Class C shares on the grant date, which is the date of the meeting or, if later, May 1 of the same year. Grants of equity awards to eligible employees would otherwise only be made in connection with significant events, such as hiring or promotion. At this time, our compensation committee intends to follow this same timing for granting equity awards.
For purposes of determining the number of Class A and Class C PSUs and SARs to be granted each year for the target annual equity values of our executive officers and other key employees, our compensation committee adopted a policy of using the average of the closing prices of our Class A shares and Class C shares for a trading period ending on the second trading day preceding the date of the committee meeting to approve the grants.

Policies Regarding Hedging
Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the Legal Department or our company’s outside counsel. The policy prohibits short sales of our company’s securities by any director or employee. We do not have a policy that specifically prohibits our directors or executive officers from hedging the economic risk of share ownership.
Compensation Committee Report
The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Members of the
Compensation Committee:

John P. Cole, Jr.
Larry E. Romrell
J.C. Sparkman (chairman)

Summary Compensation
The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2013, 2012 and 2011. As discussed in the footnotes and in the —Narrative to Summary Compensation and Grants of Plan-Based Awards Tables below, the values presented in the tables do not always reflect the actual compensation received by our NEOs during the relevant fiscal year. Amounts paid in British pounds sterling or euros, as the case may be, have been converted into U.S. dollars based on the average exchange rate for the applicable year.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Michael T. Fries	2013	1,365,385		—	5,567,374	34,638,020	3,960,000	289,424	1,031,779	46,851,982
Chief Executive	2012	996,231		—	5,460,555	2,998,218	3,622,000	150,724	784,753	14,012,481
Officer & President	2011	986,000		—	5,144,147	3,068,648	4,000,000	59,629	555,787	13,814,211

Charles H.R. Bracken	2013	730,926	(6)	—	2,435,833	6,610,946	1,584,000	—	93,089	11,454,794
Executive Vice	2012	638,669	(6)	—	2,388,917	1,190,124	906,000	—	79,596	5,203,306
President & Co-Chief	2011	631,648	(6)	—	2,250,714	1,177,913	1,000,000	—	76,221	5,136,496
Financial Officer
(Principal Financial
Officer)

Bernard G. Dvorak	2013	693,192		—	2,435,833	7,093,581	1,584,000	13,808	20,246	11,840,660
Executive Vice	2012	534,692		—	2,388,917	1,311,617	906,000	—	34,543	5,175,769
President & Co-Chief	2011	523,000		—	2,250,714	1,342,199	1,000,000	—	18,296	5,134,209
Financial Officer
(Principal Accounting
Officer)

Diederik Karsten	2013	773,100	(7)	—	2,435,833	6,610,946	1,584,000	—	181,492	11,585,371
Executive Vice	2012	656,385	(7)	—	2,388,917	1,190,124	932,000	—	162,581	5,330,007
President, European	2011	665,322	(7)	—	2,250,714	1,177,913	1,000,000	—	163,828	5,257,777
Broadband Operations

Balan Nair	2013	696,692		—	2,435,833	7,093,581	1,584,000	63,454	93,524	11,967,084
Executive Vice	2012	547,692		—	2,388,917	1,311,617	932,000	41,960	73,553	5,295,739
President & Chief	2011	536,000		—	2,250,714	1,342,199	1,000,000	18,469	45,650	5,193,032
Technology Officer
___________________

(1)
The 2013 dollar amounts shown in the “Stock Awards” column reflect the grant date fair value of each NEO’s target 2013 PSUs determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC 718). The grant date fair value for the maximum achievable 2013 PSU awards (150% of target) would be $8,351,060 for Mr. Fries and $3,653,749 for each of the other NEOs. Earned awards will vest, subject to forfeiture or acceleration under certain circumstances, in two equal installments on each of March 31, 2015 and September 30, 2015.

(2)
The 2013 dollar amounts shown in the “Option Awards” column reflect the grant date fair value in accordance with FASB ASC 718 of SAR awards and performance-based SAR awards granted to our NEOs in 2013. The dollar amounts for the SAR awards exclude the impact of estimated forfeitures and assume a risk-free interest rate of 0.70%, a volatility rate of 35.8% and an expected term of 5.2 years with respect to Messrs. Fries, Dvorak and Nair and a risk-free interest rate of 0.49%, a volatility rate of 28.9% and an expected term of 4.0 years with respect to Messrs. Bracken and Karsten. Messrs. Bracken, Dvorak, Karsten and Nair were each granted the same number of SAR awards in 2013. The differences in the grant date fair value of their SARs are attributable to the different valuation assumptions described above, which were applied based on their respective home countries. The SAR awards vest 12.5% on November 1, 2013 and thereafter in 14 equal quarterly installments commencing February 1, 2014, and have a seven year term. The dollar amounts for the performance-based SAR awards exclude the impact of estimated forfeitures and assume a risk-free interest rate of 1.14%, a volatility rate of 29.0% and an expected term of 4.0 years with respect to all our NEOs. Messrs. Bracken, Dvorak, Karsten and Nair were each granted the same number of performance-based SAR awards.

(3)
The dollar amounts in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash performance awards earned by the NEOs under the Incentive Plan during the years indicated. For 2013, the compensation committee determined the final award amounts at its March 18, 2014 meeting. The awards were paid out in the spring of 2014.

(4)
The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set.

(5)	The following table provides additional information about the 2013 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	401(k) Plan (a)	U.K. Defined Contribution Plan (b)	NL Defined Contribution Plan (c)	Auto Allowance	Miscellaneous (d)	Total

Michael T. Fries	$—	$—	$—	$—	$1,031,779	$1,031,779
Charles H.R. Bracken	$—	$65,783	$—	$22,664	$4,642	$93,089
Bernard G. Dvorak	$17,500	$—	$—	$—	$2,746	$20,246
Diederik Karsten	$—	$—	$148,465	$28,997	$4,030	$181,492
Balan Nair	$17,500	$—	$—	$—	$76,024	$93,524
____________________

(a)
Represents matching employer contributions made under the 401(k) Plan. Under the 401(k) Plan, participants may make contributions annually, subject to U.S. federal limits, and LGI makes a matching contribution equal to 100% of the participant’s contribution up to the lesser of the federal limit on contributions or 10% of their cash compensation (excluding awards under the 2005 Incentive Plan). Voluntary catch-up contributions permitted under U.S. federal law for persons age 50 or older, however, are not matched. Messrs. Fries, Dvorak and Nair are fully vested in their respective 401(k) Plan accounts.

(b)
Represents employer contributions pursuant to the Liberty Global Group Pension Plan in the U.K. Under this plan, we retain a plan provider that assists participating U.K. employees with establishing individual pension plans, which are defined contribution personal retirement savings plans. The employer then makes monthly contributions to each participant’s pension plan equal to a percentage of the participant’s monthly base salary, which varies based on age group. For Mr. Bracken, the employer contribution is 9% of his base salary. The maximum employer contribution is 14% of base salary for employees over the age of 60. Participants are required to make a contribution of at least 3% of their base salary to their individual pension plans. The participant’s contributions are not capped although the tax benefits to the participant are significantly less if such participant’s annual contributions exceed £50,000 ($78,174) or a lifetime contribution in excess of £1.5 million ($2.3 million), as such limits may be changed by the U.K. government from time to time. Participating U.K. employees, including Mr. Bracken, are fully vested in the employer contributions to their respective pension plans.

(c)
Represents employer contributions pursuant to the Dutch Liberty Global Pension Plan in the Netherlands. This is a defined contribution plan and Liberty Global Europe B.V. (LGE BV) retains an insurance company to execute the Dutch Liberty Global Pension Plan. This plan also includes a survivor’s pension and insurance covering a waiver of premium in the case of disability. The employer makes a contribution to each participant’s pension plan equal to a percentage of the participant’s pensionable salary (annual base salary minus an offset), which varies based on age group. The employer also pays the contributions for the pension plan insurance. For Mr. Karsten, the employer contribution is 16.9% of his pensionable salary. Participants are required to make a contribution of at least 3% of their base salary to their individual pension plans. Participating Netherlands employees, including Mr. Karsten, are fully vested in the employer contributions to their respective pension plans.

(d)	Amounts reflect the following:

•	Premiums for term life insurance for Messrs. Fries ($1,656), Dvorak ($1,656) and Nair ($2,124) under our group term life insurance benefit plan for U.S. employees.

•	Premiums for term life insurance for Mr. Bracken ($1,783) under LGE’s group life assurance policy for U.K. employees.

•	Payments made on behalf of Messrs. Dvorak and Nair under our executive health plan.

•
Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Bracken ($2,859), Mr. Fries ($376,690) and Mr. Karsten ($4,030). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel, oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hanger and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•	The cost of memberships in certain professional organizations for Mr. Fries.

•	The tax gross-up of $955 on gifts from us to Mr. Fries valued at approximately $1,100.

•
Contributions to several charitable and non-profit organizations made by Liberty Global at the request of Mr. Fries. Such contributions aggregated $628,033 and are not included in Mr. Fries’ Liberty Global income for tax purposes. Of the organizations that received such contributions, Mr. Fries is a member of the board of seven of the organizations and on the advisory board of another organization to which Liberty Global contributed. The contributions to these organizations were $311,083 in the aggregate. In 2014, we are creating a charitable giving committee comprised of three members of senior management, excluding our CEO. Charitable giving by our company, which has been recommended by our CEO or any other NEO, will require prior approval of this committee.

•
Liberty Global matched $500 in contributions by Mr. Fries though its company-match program, which is open to all employees. Such contributions are not included in Mr. Fries’ Liberty Global income for 2013 tax purposes.

•
Contributions to a charitable and non-profit organization made by Liberty Global at the request of Mr. Nair. In addition, Liberty Global matched $17,500 in contributions by Mr. Nair through its company-match program, which is open to all employees. Such contributions (aggregate $72,500) are not included in Mr. Nair’s Liberty Global income for tax purposes. In 2014, we are creating a charitable giving committee comprised of three members of senior management, excluding our CEO. Charitable giving by our company, which has been recommended by our CEO or any other NEO, will require prior approval of this committee.

•	During 2013, Messrs. Dvorak, Fries and Nair each used sporting and concert event tickets at no incremental cost to us.

•	During 2013, Mr. Bracken used sporting and concert tickets made available generally to all employees of our U.K. offices on a first come, first served basis for which we do not attribute compensation.

(6)
For the years indicated, Mr. Bracken received all or a portion of his salary, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.6396 for 2013, 0.6310 for 2012 and 0.6238 for 2011).

(7)
For the years indicated, Mr. Karsten received all or a portion of his salary, perquisites and employee benefits in euros, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.7530 for 2013, 0.7779 for 2012 and 0.7190 for 2011). Due in part to his promotion at the beginning of 2011, Mr. Karsten received less than the annual salary specified in his employment agreement in 2011 because under standard Dutch payroll practice for vacation pay, a portion of his salary is accrued on a monthly basis and paid in mid-2012.

Grants of Plan-Based Awards
The table below sets forth certain information concerning the grants of equity based awards and the annual cash performance awards granted to our named executive officers under the 2005 Incentive Plan during the year ended December 31, 2013, as described below under —Narrative to Summary Compensation and Grants of Plan-Based Awards Tables. The actual amount of the 2013 cash performance award approved for each named executive officer is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael T. Fries	03/29/2013	—	—	5,000,000
Class A	04/01/2013				19,510	39,020	58,530
Class C	04/01/2013				58,530	117,060	175,590
Aggregated	04/01/2013										5,567,374
Class A	05/01/2013							—	81,856	37.23
Class C	05/01/2013							—	81,856	36.85
Class C	05/01/2013							—	163,712	34.41
Aggregated	05/01/2013										3,852,626
Class A	06/24/2013			—	—	—	925,000			35.03
Class C	06/24/2013			—	—	—	925,000			34.67
Class C	06/24/2013			—	—	—	1,850,000			32.78
Aggregated	06/24/2013										30,785,394

Charles H.R. Bracken	03/29/2013	—	—	2,000,000
Class A	04/01/2013				8,536	17,072	25,608
Class C	04/01/2013				25,608	51,216	76,824
Aggregated	04/01/2013										2,435,833
Class A	05/01/2013							—	35,808	37.23
Class C	05/01/2013							—	35,808	36.85
Class C	05/01/2013							—	71,616	34.41
Aggregated	05/01/2013										1,202,701
Class A	06/24/2013			—	—	—	162,500			35.03
Class C	06/24/2013			—	—	—	162,500			34.67
Class C	06/24/2013			—	—	—	325,000			32.78
Aggregated	06/24/2013										5,408,245

Bernard G. Dvorak	03/29/2013	—	—	2,000,000
Class A	04/01/2013				8,536	17,072	25,608
Class C	04/01/2013				25,608	51,216	76,824
Aggregated	04/01/2013										2,435,833
Class A	05/01/2013							—	35,808	37.23
Class C	05/01/2013							—	35,808	36.85
Class C	05/01/2013							—	71,616	34.41
Aggregated	05/01/2013										1,685,336
Class A	06/24/2013			—	—	—	162,500			35.03
Class C	06/24/2013			—	—	—	162,500			34.67
Class C	06/24/2013			—	—	—	325,000			32.78
Aggregated	06/24/2013										5,408,245

Diederik Karsten	03/29/2013	—	—	2,000,000
Class A	04/01/2013				8,536	17,072	25,608
Class C	04/01/2013				25,608	51,216	76,824
Aggregated	04/01/2013										2,435,833

Class A	05/01/2013							—	35,808	37.23
Class C	05/01/2013							—	35,808	36.85
Class C	05/01/2013							—	71,616	34.41
Aggregated	05/01/2013										1,202,701
Class A	06/24/2013			—	—	—	162,500			35.03
Class C	06/24/2013			—	—	—	162,500			34.67
Class C	06/24/2013			—	—	—	325,000			32.78

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aggregated	06/24/2013										5,408,245

Balan Nair	03/29/2013	—	—	2,000,000
Class A	04/01/2013				8,536	17,072	25,608
Class C	04/01/2013				25,608	51,216	76,824
Aggregated	04/01/2013										2,435,833
Class A	05/01/2013							—	35,808	37.23
Class C	05/01/2013							—	35,808	36.85
Class C	05/01/2013							—	71,616	34.41
Aggregated	05/01/2013										1,685,336
Class A	06/24/2013			—	—	—	162,500			35.03
Class C	06/24/2013			—	—	—	162,500			34.67
Class C	06/24/2013			—	—	—	325,000			32.78
Aggregated	06/24/2013										5,408,245
___________________

(1)	Grant date fair value reflects the aggregate amount of the awards based on Class A and Class C shares for the applicable grant date.
Narrative to Summary Compensation and Grants of Plan-Based Awards Tables
The amounts reported for 2013 in the Summary Compensation Table include salary, annual cash performance awards, equity incentive grants, benefits and perquisites as more fully described in Compensation Discussion and Analysis—Elements of Our Compensation Packages above. The following discussion focuses on the annual cash performance award component of 2013 total compensation reflected in the Grants of Plan-Based Awards Table above. Additional information with respect to the other components of 2013 compensation is provided in the notes to the Summary Compensation Table above. Also discussed are the vesting and forfeiture provisions applicable to 2013 PSU awards and the 2013 Challenge Awards. For information on the effect of a termination or change-in-control on the 2013 PSU awards and the 2013 Challenge Awards, see —Potential Payments upon Termination or Change in Control below.
The maximum achievable amount of the 2013 annual cash performance awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column. Because the compensation committee has discretion to pay no award notwithstanding the achievement of the base performance objective, no “threshold” or minimum awards are reflected in the Grants of Plan-Based Awards Table. The amount each NEO actually earned of his 2013 annual cash performance award is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth certain information concerning options, SARs and restricted shares or units held by our NEOs at year end 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Michael T. Fries
Class A	147,617	—		9.87	11/24/2014	36,082	(6)	1,641,009
	118,930	16,990	(1)	13.81	5/1/2017	39,020	(7)	1,774,630
	57,340	34,404	(2)	23.37	5/1/2018
	32,574	54,290	(3)	25.12	5/1/2019
	10,232	71,624	(4)	37.23	5/1/2020
	—	925,000	(5)	35.03	6/24/2020
Class C	147,617	—		9.77	11/24/2014	108,246	(6)	4,563,651
	295,234	—		9.30	11/24/2014	117,060	(7)	4,935,250
	118,930	16,990	(1)	13.67	5/1/2017
	237,860	33,980	(1)	13.54	5/1/2017
	57,340	34,404	(2)	23.13	5/1/2018
	114,680	68,808	(2)	22.20	5/1/2018
	32,574	54,290	(3)	24.87	5/1/2019
	65,148	108,580	(3)	24.10	5/1/2019
	10,232	71,624	(4)	36.85	5/1/2020
	20,464	143,248	(4)	34.41	5/1/2020
	—	925,000	(5)	34.67	6/24/2020
	—	1,850,000	(5)	32.78	6/24/2020
Charles H.R. Bracken
Class A	28,717	7,434	(1)	13.81	5/1/2017	15,785	(6)	717,902
	25,080	15,048	(2)	23.37	5/1/2018	17,072	(7)	776,435
	14,250	23,750	(3)	25.12	5/1/2019
	4,476	31,332	(4)	37.23	5/1/2020
	—	162,500	(5)	35.03	6/24/2020
Class C	28,717	7,434	(1)	13.67	5/1/2017	47,355	(6)	1,996,487
	57,434	14,868	(1)	13.54	5/1/2017	51,216	(7)	2,159,267
	25,080	15,048	(2)	23.13	5/1/2018
	50,160	30,096	(2)	22.20	5/1/2018
	14,250	23,750	(3)	24.87	5/1/2019
	28,500	47,500	(3)	24.10	5/1/2019
	4,476	31,332	(4)	36.85	5/1/2020
	8,952	62,664	(4)	34.41	5/1/2020
	—	162,500	(5)	34.67	6/24/2020
	—	325,000	(5)	32.78	6/24/2020
Bernard G. Dvorak
Class A	52,038	7,434	(1)	13.81	5/1/2017	15,785	(6)	717,902
	25,080	15,048	(2)	23.37	5/1/2018	17,072	(7)	776,435
	14,250	23,750	(3)	25.12	5/1/2019
	4,476	31,332	(4)	37.23	5/1/2020
	—	162,500	(5)	35.03	6/24/2020
Class C	52,038	7,434	(1)	13.67	5/1/2017	47,355	(6)	1,996,487
	104,076	14,868	(1)	13.54	5/1/2017	51,216	(7)	2,159,267
	25,080	15,048	(2)	23.13	5/1/2018
	50,160	30,096	(2)	22.20	5/1/2018
	14,250	23,750	(3)	24.87	5/1/2019
	28,500	47,500	(3)	24.10	5/1/2019
	4,476	31,332	(4)	36.85	5/1/2020

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
	8,952	62,664	(4)	34.41	5/1/2020
	—	162,500	(5)	34.67	6/24/2020
	—	325,000	(5)	32.78	6/24/2020
Diederik Karsten
Class A	7,750	—		8.39	5/1/2016	15,785	(6)	717,902
	6,954	—		7.40	5/1/2016	17,072	(7)	776,435
	15,924	2,654	(1)	13.81	5/1/2017
	25,080	15,048	(2)	23.37	5/1/2018
	14,250	23,750	(3)	25.12	5/1/2019
	4,476	31,332	(4)	37.23	5/1/2020
	—	162,500	(5)	35.03	6/24/2020
Class C	7,750	—	(6)	8.31	5/1/2016	47,355	(6)	1,996,487
	15,500	—	(6)	8.28	5/1/2016	51,216	(7)	2,159,267
	6,954	—	(6)	7.33	5/1/2016
	13,908	—	(6)	7.25	5/1/2016
	15,924	2,654	(1)	13.67	5/1/2017
	31,848	5,308	(1)	13.54	5/1/2017
	25,080	15,048	(2)	23.13	5/1/2018
	50,160	30,096	(2)	22.20	5/1/2018
	14,250	23,750	(3)	24.87	5/1/2019
	28,500	47,500	(3)	24.10	5/1/2019
	4,476	31,332	(4)	36.85	5/1/2020
	8,952	62,664	(4)	34.41	5/1/2020
	—	162,500	(5)	34.67	6/24/2020
	—	325,000	(5)	32.78	6/24/2020
Balan Nair
Class A	17,500	—		22.15	7/16/2014	15,785	(6)	717,902
	22,302	3,186	(1)	13.81	5/1/2017	17,072	(7)	776,435
	25,080	15,048	(2)	23.37	5/1/2018
	14,250	23,750	(3)	25.12	5/1/2019
	4,476	31,332	(4)	37.23	5/1/2020
	—	162,500	(5)	35.03	6/24/2020
Class C	17,500	—		21.94	7/16/2014	47,355	(6)	1,996,487
	35,000	—		21.19	7/16/2014	51,216	(7)	2,159,267
	22,302	3,186	(1)	13.67	5/1/2017
	44,604	6,372	(1)	13.54	5/1/2017
	25,080	15,048	(2)	23.13	5/1/2018
	50,160	30,096	(2)	22.20	5/1/2018
	14,250	23,750	(3)	24.87	5/1/2019
	28,500	47,500	(3)	24.10	5/1/2019
	4,476	31,332	(4)	36.85	5/1/2020
	8,952	62,664	(4)	34.41	5/1/2020
	—	162,500	(5)	34.67	6/24/2020
	—	325,000	(5)	32.78	6/24/2020
___________________

(1)	Vests in 2 equal remaining quarterly installments from February 1, 2014 to May 1, 2014.

(2)	Vests in 6 equal remaining quarterly installments from February 1, 2014 to May 1, 2015.

(3)	Vests in 10 equal remaining quarterly installments from February 1, 2014 to May 1, 2016.

(4)	Vests in 14 equal remaining quarterly installments from February 1, 2014 to May 1, 2017.

(5)
Represents the target number of Class A and Class C shares subject to the performance-based SARs of the 2013 Challenge Awards that may be earned by each of our NEOs. If earned, these performance-based SARs will vest on June 24, 2016.

(6)
Represents the number of Class A and Class C shares underlying 2012 PSUs that were actually earned by each of our NEOs as determined by the compensation committee in March 2014. These awards were then converted to time-vested RSUs vesting in two equal installments on March 31, 2014 and September 30, 2014. See —Elements of Our Compensation Packages—Equity Incentive Awards—Decisions for 2012 PSUs above.

(7)
Represents the target number of Class A and Class C shares underlying 2013 PSUs that may be earned by each of our NEOs. If earned, the 2013 PSUs will vest in two equal installments on March 31, 2015 and September 30, 2015, respectively.

Option Exercises and Shares Vested
The table below sets forth certain information concerning each exercise of options or SARs by, and each vesting of restricted shares or RSUs of, our named executive officers during the year ended December 31, 2013.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(1)

Michael T. Fries
Class A	133,422	(3)		30,880	(4)
Class C	400,266	(3)		92,640	(4)
Aggregated			15,717,317			4,779,606

Charles H.R. Bracken
Class A	70,431	(5)		26,317
Class C	211,293	(5)		78,951
Aggregated			7,164,223			3,922,686

Bernard G. Dvorak
Class A	—			13,510	(6)
Class C	—			40,530	(6)
Aggregated			—			2,091,078

Diederik Karsten
Class A	—			27,517
Class C	—			82,551
Aggregated			—			4,072,580

Balan Nair
Class A	20,000	(7)		13,510	(6)
Class C	60,000	(7)		40,530	(6)
Aggregated			1,485,343			2,091,078
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(1)	Value reflects the aggregate amount of awards for Class A and Class C shares exercised or vested in 2013.

(2)	Includes shares withheld by us to pay the minimum withholding tax due upon vesting of the RSUs in 2013.

(3)
Consists of (a) 68,422 Class A shares and 205,266 Class C shares subject to SARs and (b) 65,000 Class A shares and 195,000 Class C shares underlying options, which were exercised at the election of Mr. Fries. The actual number of shares issued to Mr. Fries upon exercise of the SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes, was 31,391 Class A shares and 94,227 Class C shares. The actual number of shares issued to Mr. Fries upon exercise of the options, after taking into account the spread between the exercise price and the closing market price and giving effect to the withholding of shares for taxes, was 25,033 Class A shares and 74,329 Class C shares.

(4)
Includes 29,272 restricted Class A shares and 87,816 restricted Class C shares granted on December 31, 2012, and RSUs based on 1,608 Class A shares and 4,824 Class C shares granted on March 18, 2013, all in exchange for earned 2011 PSUs that vested on September 30, 2013.

(5)
Consists of Class A shares and Class C shares subject to SARs, which were exercised at the election of Mr. Bracken. The actual number of shares issued to Mr. Bracken upon exercise of these SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes was 33,287 Class A shares and 85,025 Class C shares.

(6)
Includes 12,807 restricted Class A shares and 38,421 restricted Class C shares granted on December 31, 2012, and RSUs based on 703 Class A shares and 2,109 Class C shares, all in exchange for earned 2011 PSUs that vested on September 30, 2013.

(7)	Consists of shares underlying options, which were exercised at the election of Mr. Nair.
Deferred Compensation Plan
The Deferred Compensation Plan first became effective with respect to compensation payable in 2009. Prior to January 1, 2013, only our executive officers (including our CEO) and certain senior officers, who are U.S. taxpayers, could participate in the Deferred Compensation Plan. As of January 1, 2013, management expanded the Deferred Compensation Plan to allow participation by other officers who are also U.S. taxpayers.
Each designated participant may elect to defer all or any portion of his or her (1) annual cash performance award, (2) annual salary up to limits specified by the compensation committee (currently 90%), and (3) award, if any, under a current or future multi-year performance award arrangement. Initially cash compensation deferred under the Deferred Compensation Plan was credited with interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter (the credited interest fund). In setting the interest rate, our compensation committee reviewed data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Commencing with compensation deferred in 2013, such rate is compounded daily in order to facilitate better administration on a new online platform. The compensation committee made no modification to this rate in its 2013 annual review. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.
The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in a class of up to three installments upon the date or dates selected by the participant or in a lump sum when the participant ceases to be an employee of our company. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.
Of our NEOs, only Mr. Fries, Mr. Dvorak and Mr. Nair have deferred compensation under the plan. The table below sets forth certain information concerning the deferred compensation of these officers at year end 2013.

Name	Executive Contribution in Last FY		Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE

Michael T. Fries	$1,718,800	(1)	$431,653	$2,182,869	$4,952,130
Bernard G. Dvorak	$450,575	(2)	$20,025	$—	$470,600
Balan Nair	$367,438	(3)	$97,416	$35,258	$1,236,810
___________________

(1)	Consists of annual cash performance award contributed in 2013.

(2)	Consists of salary contributed in 2013.

(3)	Includes salary of $139,338 and bonus of $228,100 contributed in 2013.

Employment and Other Agreements
We do not presently have employment agreements with Messrs. Dvorak or Nair or any of our other U.S.-based executive officers. As is customary in the U.K. and the Netherlands, we have employment agreements with each of Mr. Bracken and Mr. Karsten. On April 30, 2014, we entered into a multi-year employment agreement with Mr. Fries to serve as our CEO, the terms of which are described below (the Fries Agreement).
We have not otherwise adopted a severance policy covering our executive officers. Each of our NEOs also holds equity awards granted under the 2014 Incentive Plan, the 2005 Incentive Plan and Mr. Fries also holds equity awards granted under an incentive plan of UGC. These plans are described below under Incentive Plans.
Michael T. Fries.
Introduction; Effect of Changes in U.K. Law. Our board of directors and the compensation committee have determined that it is in our company’s best interest to enter into an employment agreement with Mr. Fries to serve as our CEO in order to promote stability in management, secure his services for the long-term, implement appropriate restrictive covenants and recognize his outstanding performance and our company’s success under his leadership. Mr. Fries was not previously subject to an employment agreement with us.
Although we are incorporated in the U.K., our ordinary shares are listed and traded on the NASDAQ Global Select Market, and Mr. Fries is based in Denver, Colorado. Consequently, the compensation for Mr. Fries, and the terms of the Fries Agreement, are based on U.S. customs and standards as we are competing with U.S. companies for senior management personnel based in the U.S. Recent changes in U.K. law require that the compensation of our directors (including that of Mr. Fries who is a member of our board of directors), including historical compensation, whether awarded on terms subject to U.S. law or not, be consistent with a compensation policy approved by our shareholders. In accordance with these regulations, we are presenting our director compensation policy to our shareholders for a binding vote at the AGM . The directors’ compensation policy is set out in Appendix A beginning on page A-3.
Summary of the Fries Agreement. The Fries Agreement is effective on April 30, 2014 and has an initial five-year term ending on April 30, 2019. After the initial term, the Fries Agreement automatically renews for successive one-year terms unless either party provides at least 180 days written notice to the other party of its intention not to renew the term. Notwithstanding the foregoing, the Fries Agreement and Mr. Fries’ employment may be terminated at any time during the initial five-year term or a renewal term.
Mr. Fries’ base salary will be $2.0 million per year, subject to annual increase at the discretion of the compensation committee. Mr. Fries will receive a cash bonus of $5.0 million within ten days of signing the Fries Agreement.
The Fries Agreement provides for the award of restricted share units of one million Class A shares and one million Class B shares (the Performance Grant Award) upon signing of the Fries Agreement. The Performance Grant Award is subject to the achievement of a performance condition measured in 2014 and a three-year service-based vesting period. However, if our company’s directors’ compensation policy is not approved at the AGM, the Performance Grant Award will vest and be settled no later than December 20, 2014, conditioned upon the satisfaction of the performance condition; provided, that the earned Performance Grant Award will be subject to a clawback (or recoupment) provision for a three-year period as provided in the Fries Agreement. The Performance Grant Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
Mr. Fries’ maximum annual bonus opportunity for 2014 of $8.0 million will increase by $500,000 each year, provided that no increase is required if the base performance objective applicable to Mr. Fries’ annual bonus was not achieved in the previous year. There is no guaranteed bonus amount. The actual amount paid to Mr. Fries will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee.
During the term of the Fries Agreement, Mr. Fries will participate in our company’s equity compensation programs on the same basis as other executives of our company. Pursuant to these programs, Mr. Fries will be entitled to receive grants of annual equity awards (the Annual Equity Awards). The Annual Equity Awards granted to Mr. Fries may be in the form of PSUs, SARs or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. The target value of these Annual Equity Awards is intended to be based on the target value for similar awards in 2014 as disclosed in the proxy statement and increased each year (beginning in 2016) by $2.5 million, however, the compensation committee may determine the actual target value of Annual Equity Awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement.
In addition to participating in U.S. employee benefit plans and arrangements sponsored by our company for the benefit of its senior executive group, Mr. Fries is entitled to use our company’s aircraft for up to 120 hours of personal use per year, in accordance with the terms of aircraft time sharing agreements with our company. In addition, our company agreed to pay all reasonable legal fees and expenses incurred by Mr. Fries in connection with the negotiation and execution of the Fries Agreement.
If Mr. Fries’ employment is terminated as a result of his death or disability (as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) Mr. Fries’ accrued but unpaid base salary through the date of termination; (2) any annual bonus for a completed year that was earned but not paid as of the date of termination; (3) any accrued but unused vacation leave pay as of the date of termination; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any business expenses (Accrued Benefits). In addition, (a) our company will pay Mr. Fries or his heirs, as applicable, an amount equal to a pro rata portion of the annual bonus Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (b) any options, SARs or other nonperformance based awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award; (c) the Performance Grant Award will no longer be subject to the clawback provisions; (d) if Mr. Fries’ termination is during a performance period with respect to any PSUs (or other performance based award) that were granted as part of an Annual Equity Award, Mr. Fries will be entitled to a pro-rata amount of such awards based on performance through the end of the year of Mr. Fries’ termination and (e) Mr. Fries’ family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.
If Mr. Fries is terminated for cause (as defined in the Fries Agreement) or resigns (other than for good reason (as defined in the Fries Agreement)), he will be entitled to receive the Accrued Benefits and Mr. Fries will not be entitled to any other amounts under the Fries Agreement.
If Mr. Fries’ employment is involuntarily terminated by our company without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) an amount equal to the Pro-Rata Bonus; (3) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Fries was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the Severance Period (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with our company’s normal payroll practices during such period; and (4) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Fries for the immediately preceding two years (regardless when paid), multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with our company’s normal payroll practices during such period. In addition, any options, SARs or other nonperformance based awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award, other nonperformance based awards and the Performance Grant Award (to the extent the performance conditions are satisfied) shall be accelerated and settled, the Performance Grant Award will no longer be subject to the clawback provisions and Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The Severance Period is a period of 24 months commencing on the termination of Mr. Fries’ employment.
If Mr. Fries’ employment is involuntarily terminated by our company without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries shall continue to earn each of the outstanding PSUs or other performance based awards that were granted as part of an Annual Equity Award, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated. If the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the initial term (or applicable renewal term) in which Mr. Fries’ termination took place, then our company shall pay to Mr. Fries additional amounts equal to the Applicable Percentage (as defined below) of the target value of the Annual Equity Awards that would have been made during such term, with payments being made in the first 90 days of the applicable grant years. The Applicable Percentage is the percentage of the Annual Equity Grant value that is made in the form of PSUs (or other full value equity awards) and shall not be less than 50%.
If Mr. Fries’ employment is involuntarily terminated by our company without cause or if Mr. Fries voluntarily terminates his employment for good reason and the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the initial term (or applicable renewal term) in which Mr. Fries’ termination took place, then in respect of options, SARs or other share-based appreciation awards (other than PSUs or other full value equity awards, the treatment of which under these circumstances is described above) that would have been granted (the Ungranted Appreciation Awards), our company shall pay to Mr. Fries, on each date such awards would have vested and based on certain assumptions included in the Fries Agreement (including, taking into account the Applicable Percentage as described above), a lump sum cash amount equal to (1) the number of shares underlying the Ungranted Appreciation Awards that would have vested on the applicable vesting date, multiplied by (2) the excess of the closing share price on the applicable assumed vesting date over the closing share price on the assumed grant date.
Immediately upon the consummation of a change in control (as defined in the Fries Agreement), the Performance Grant Award shall no longer be subject to clawback. If Mr. Fries remains employed by our company (or our successor) for 12 months following a change in control, or is involuntarily terminated by our company without cause or voluntarily terminates for good reason prior to such time, then the outstanding PSUs (for which the performance period has not expired) and the unvested SARs will become fully vested as of the first anniversary of the change in control (or earlier date of termination or resignation), with outstanding PSUs deemed to be earned at the maximum level. If Mr. Fries’ employment is involuntarily terminated by our company without cause or if Mr. Fries voluntarily terminates his employment for good reason, either of which occurs within 13 months following a change in control, then Mr. Fries shall be treated as if his employment was terminated without cause or for good reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the initial term (or applicable renewal term) of the Fries Agreement in which Mr. Fries’ termination took place; provided that in no event shall the Severance Period be less than 24 months.
Pursuant to the Fries Agreement, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.
Mr. Fries has agreed to waive any rights he would have under any agreement to a gross-up for any taxes associated with a parachute payment.
As a result of the new UK laws discussed above, in the event that the directors’ compensation policy is not approved by our shareholders, we could be in a position where paying our directors any compensation or benefits after December 31, 2014 could violate U.K. law or breach existing U.S. contractual obligations, including in connection with historical equity awards. Our board of directors considered the associated risks and concluded that it is desirable to address some of these risks in the Fries Agreement. The Fries Agreement addresses treatment of Mr. Fries’ outstanding equity awards if the directors’ compensation policy is not approved by our shareholders prior to December 20, 2014. Under these circumstances, all PSUs and SARs granted to Mr. Fries on or after June 27, 2012 will fully vest, with the PSUs settled at the maximum performance level, and with Mr. Fries having the election to exercise the vested SARs prior to December 29, 2014. If the SARs vest and are exercised pursuant to the previous sentence, then Mr. Fries will be entitled to receive new SAR grants to replace the exercised grants under the terms provided for in the Fries Agreement.
Charles H.R. Bracken. On December 15, 2004, we entered into an Executive Service Agreement with Mr. Bracken in connection with his continued appointment as Co-Chief Financial Officer of UGC. In 2005, Mr. Bracken became our Co-Chief Financial Officer (principal financial officer). The Executive Service Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice and payment to Mr. Bracken of his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken’s employment other than for cause or disability, Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months, subject to his signing a release. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Executive Service Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.
Mr. Bracken’s salary, which for 2013 was £488,000, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. The benefits to which he is entitled pursuant to the Executive Service Agreement include an auto allowance and participation in the Liberty Global Group Pension Plan for U.K. employees and group life insurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. In addition, the Executive Service Agreement provides for Mr. Bracken to be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he may incur with respect to business expenses or reimbursement paid by LGE for work performed by him outside the U.K.

The Executive Service Agreement includes restrictions on Mr. Bracken’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of LGE, its parent entities or any subsidiary of LGE or its parent entities for a period of six months after termination of his employment.
Diederik Karsten. Effective January 1, 2011, LGE BV entered into an Employment Agreement with Mr. Karsten in connection with his appointment as Managing Director, European Broadband Operations of LGE BV. Recently, LGE BV and Mr. Karsten amended the Employment Agreement to reflect his new title, Executive Vice President, European Broadband Operations. The Employment Agreement has an indefinite term and may be terminated by LGE BV upon six months’ notice or by Mr. Karsten upon three months’ notice. In either case, Mr. Karsten’s equity awards will continue to vest during the applicable notice period. Mr. Karsten’s employment may also be terminated immediately upon notice for cause. In the event Mr. Karsten becomes disabled and the disability continues over a year, LGE BV may reduce future payments under the Employment Agreement to the amount reimbursed by its disability insurer for the duration of Mr. Karsten’s disability or, under certain circumstances, terminate his employment as described above.
Mr. Karsten’s salary under the Employment Agreement, which was €610,000 for 2013, is subject to annual review and, in the discretion of our compensation committee, adjustment. The benefits to which he is entitled pursuant to the Employment Agreement include use of an automobile, participation in the Dutch Liberty Global Pension Plan for Netherlands employees, disability insurance, travel and accident insurance and medical insurance schemes. The Employment Agreement includes restrictions similar to those described for Mr. Bracken above.
Aircraft Policy
Our policy for the personal use of our aircraft by members of our board, our CEO and such other officers as may be approved by our CEO was originally adopted by our board in 2005 and amended in 2009. The policy allows non-employee directors to use our aircraft for personal flights, subject to availability, without charge. The policy requires each user who is an officer to lease the corporate aircraft for personal use pursuant to an aircraft time sharing agreement and to pay us an amount equal to the aggregate incremental cost of each flight up to certain limits established under the U.S. Federal Aviation Administration rules. Incremental costs may include fuel, oil, lubricants and other additives, hanger and tie down costs away from aircraft home airport, travel expenses for crew, landing and parking fees, customs and immigration fees, insurance obtained for a specific flight, in-flight food and beverage services, ground transportation, de-icing fees and flight planning and weather contract services. With approval, family members or guests may join an executive or senior officer or director on a business flight without charge for these additional passengers. Also, on limited occasions, we have allowed a business-related flight to land at an airport other than its destination to drop off or pick up a passenger for personal convenience without requiring reimbursement of our incremental cost.
With respect to Mr. Fries, our compensation committee approved his personal use of our aircraft for a specified number of flight hours per year without charge as part of his compensation package, subject to annual review by the committee. The compensation committee increased the number of flight hours of personal use by Mr. Fries from 60 to 90 commencing in 2011. During the negotiations of the Fries Agreement, our compensation committee agreed to increase the annual flight hours for Mr. Fries’ personal use of our aircraft to 120. While in effect, this compensation arrangement will be in lieu of and not in addition to his rights under our aircraft policy. In February 2010, our compensation committee authorized personal use of our aircraft by our chairman Mr. Malone for up to 200 flight hours per year as part of his compensation for his services to us. Such authorization is subject to modification by our compensation committee from time to time and will terminate when Mr. Malone ceases to be a director.
For U.S. tax reporting purposes, when family members or guests of a director or executive or senior officer travel on business flights, the value of such personal use, determined using a method based on SIFL rates as published by the IRS, is imputed as income to such director or executive or senior officer. For tax reporting purposes in Europe, when family members or guests of an executive or senior officer travel on business flights, the value of such personal use, determined based on the cost of a commercial ticket, is imputed as income to such executive or senior officer. A director or executive or senior officer will also have imputed income based on SIFL rates (in the case of U.S. taxpayers) or the cost of the flight (in the case of European taxpayers) for a personal flight, less any amounts reimbursed to us. In accordance with applicable tax rules and regulations, such imputed income is included in taxable income for the applicable director or executive or senior officer.
Notwithstanding the policy, we and our flight crew retain the authority to determine when a flight may be cancelled or changed for safety or maintenance reasons.
Potential Payments upon Termination or Change in Control
The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control as of December 31, 2013. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred. Certain of our plans and agreements provide benefits upon the occurrence of a change-in-control without regard to whether employment is terminated, whereas others have a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table. The amounts provided in the tables do not take into account the terms of the Fries Agreement that was entered into in April 2014.
The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

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The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the base price of the award and the applicable closing market price on December 31, 2013. Restricted shares or units and PSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 31, 2013. On December 31, 2013, the closing market price for our Class A shares was $45.48 per share and for our Class C shares was $42.16 per share (as adjusted for the Dividend).

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The amounts for Messrs. Bracken and Karsten assume they receive a lump sum payment in cash of salary and benefits instead of six months’ notice of termination under their employment agreements. Also, to the extent compensation to these executive officers is paid in British pounds or euros, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2013.

•
Under the 2012 PSUs, the effect of termination of employment or a change-in-control varies depending on whether it occurs during the performance period or during the service period. Because no termination of employment or change-in-control occurred on December 31, 2013, the last day of the performance period, the information in the tables assumes that the event triggering potential accelerated vesting of the 2012 PSUs occurred during the service period and the benefits were calculated based on the participant’s actual earned 2012 PSUs, which were converted to time-vested RSUs.

•
Under the 2013 Challenge Awards, none of the performance-based SARs would vest if termination for any reason occurred on or before December 31, 2013. Because no termination of employment or change-in-control occurred on December 31, 2013, the information in the tables assumes that the event triggering potential accelerated vesting of the performance-based awards occurred during the remainder of the performance period. Also, because the 2013 Challenge Awards provide that if the compensation committee does not exercise its discretion to reduce a 2013 Challenge Award, the grantee is assumed to have met the minimum performance levels and the benefits were calculated on that basis.

As of December 31, 2013, each of our NEOs had, under the 2005 Incentive Plan, unvested SARs, unvested 2012 PSU awards, unvested 2013 PSU awards and unvested 2013 Challenge Awards. The termination provisions of the employment agreements of Messrs. Fries, Bracken and Karsten are described under —Employment and Other Agreements above. The 2005 Incentive Plan is described, together with our other current equity incentive plans, under Incentive Plans below. The relevant provisions of the awards of 2013 PSUs and unvested 2013 Challenge Awards granted under the 2005 Incentive Plan are described under —Narrative to Summary Compensation and Grants of Plan-Based Awards Tables above and the relevant provision of the awards of the 2012 PSUs granted under the 2005 Incentive Plan are described under —Elements of Our Compensation Packages—Equity Incentive Awards—Decisions for 2012 PSUs above. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.

Termination of Employment
The availability of benefits under our plans or agreements varies with the reason employment terminates as described below. For periods commencing after the entry into the Fries Agreement in April 2014, the availability of benefits for Mr. Fries varies with the reason employment terminates as provided in the Fries Agreement. See —Employment and Other Agreements above.
Voluntary Termination. The executive would retain his vested equity grants under the incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.
Retirement. No benefits are payable in the event of retirement; however, under the incentive plan adopted by UGC in 2003 a person who retires at age 62 or greater may have additional time to exercise his vested UGC equity awards depending on the terms of the respective awards.
Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested. The definition of “cause” varies among the plans and agreements, but generally includes (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months of a change-in-control event, in the case of the 2005 Incentive Plan, the 2012 PSUs, the 2013 PSUs or the 2013 Challenge Awards, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.
Termination Without Cause. Certain of the employment agreements provide for benefits in the case of termination by our company not for cause. See —Employment and Other Agreements above. Under the 2005 Incentive Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.
Death. In the event of death, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or restricted share unit awards. The 2012 PSUs provide that, in the event of termination of employment due to death during the service period and prior to a change-in-control, the unvested portion of the grantee’s award will vest and the underlying ordinary shares will be issued as of the originally scheduled vesting dates. The 2013 PSUs provide that, in the event of termination of employment due to death during the performance period and prior to a change-in-control, the prorated portion of the grantee’s target 2013 PSUs, based on the portion of the performance period completed prior to the date of death, will vest and the underlying ordinary shares will be issued no later than March 15 of the calendar year immediately following the date of death. The 2013 Challenge Awards provide that if termination of employment due to death occurs during the performance period, the unearned awards will vest in full and become immediately exercisable unless the compensation committee reduces the number of 2013 Challenge Awards due to individual performance issues. The value of all these benefits is in the “Death” column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.
Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or restricted share unit awards. The 2012 PSUs provide that if termination of employment due to disability occurs during the service period, the unvested portion of the grantee’s 2012 PSUs will vest and the underlying ordinary shares will be issued as of the originally scheduled vesting dates. The 2013 PSUs provide that, if termination of employment due to disability occurs after June 30, 2013 but prior to January 1, 2014, and prior to a change-in-control event, the prorated portion of the grantee’s 2013 PSUs that would have been earned if the performance period had ended on December 31, 2013, will vest and the underlying ordinary shares will be issued no later than March 15, 2014. The 2013 Challenge Awards provide that if termination of employment due to disability occurs during the performance period, the unearned awards will vest in full and become immediately exercisable unless the compensation committee reduces the number of 2013 Challenge Awards due to individual performance issues. The value of all these benefits is in the “Disability” column in the Termination of Employment Table. For this purpose, the amounts set forth in the table below assume that 100% of the target 2013 PSUs would have been earned prorated as stated above and that 100% of the 2013 Challenge Awards would have vested as stated above. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the2005 Incentive Plan, the 2012 PSUs, the 2013 PSUs

and the 2013 Challenge Awards, “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition which has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.
Resignation for Good Reason. The Fries Agreement provides for benefits in the case of resignation by Mr. Fries for good reason. See —Employment and Other Agreements above. Otherwise, no payment or benefit is required upon resignation by an executive for good reason absent a change in control.
Termination of Employment

Name	By Company Without Cause	Death/Disability
Michael T. Fries
Options/SARs Accelerated	$670,434	$10,869,781
2012 PSUs	—	6,317,597	(1)
2013 PSUs	—	3,416,006
2013 Challenge Award	—	36,842,750
Total	$670,434	$57,446,134

Charles H.R. Bracken
Options/SARs Accelerated	$293,311	$4,755,088
2012 PSUs	—	2,763,796	(1)
2013 PSUs	—	1,494,568
2013 Challenge Award	—	6,472,375
Salary	365,463	—
Severance Payment	365,463	—
Continued Vesting of Awards	1,466,517	—
Benefits (2)	49,536	—
Total	$2,540,290	$15,485,827

Bernard G. Dvorak
Options/SARs Accelerated	$293,311	$4,755,088
2012 PSUs	—	2,763,796	(1)
2013 PSUs	—	1,494,568
2013 Challenge Award	—	6,472,375
Total	$293,311	$15,485,827

Diederik Karsten
Options/SARs Accelerated	$199,772	$4,193,916
2012 PSUs	—	2,763,796	(1)
2013 PSUs	—	1,494,568
2013 Challenge Award	—	6,472,375
Salary	386,550	—
Continued Vesting of Awards	998,885	—
Benefits (2)	91,983	—
Total	$1,677,190	$14,924,655

Balan Nair
Options/SARs Accelerated	$210,192	$4,256,373
2012 PSUs	—	2,763,796	(1)
2013 PSUs	—	1,494,568
2013 Challenge Award	—	6,472,375
Total	$210,192	$14,987,112
___________________

(1)	Although the earned 2012 PSUs are deemed vested, they are not payable until the originally scheduled vesting dates under the grant agreements, as amended.

(2)	For Mr. Bracken and Mr. Karsten, represents the cost to maintain their employee benefits during their six-month notice period.

Change in Control
The 2005 Incentive Plan, the 2012 PSUs, the 2013 PSUs and the 2013 Challenge Awards each provide for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following the change-in-control event.
Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.
A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by the board of directors. We refer to this change-in-control event as an “Unapproved Control Purchase”.

2.
During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a “Board Change”.

3.
The board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our ordinary shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a “Reorganization”.

Under the 2005 Incentive Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization only, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.
The 2012 PSUs and the 2013 PSUs provide that, if any of these change-in-control events occurs during the service period or performance period, respectively, and the grant agreements are not continued on the same terms and conditions, in the case of a Board Change or Unapproved Control Purchase, or not continued or assumed on equivalent terms, in the case of a Reorganization, then each grantee will be deemed to be vested in his or her earned 2012 PSUs and to have earned his or her target 2013 PSUs, which will vest, and in each case, the underlying ordinary shares will be issued within 30 days of such change- in-control event. If the grant agreements are continued or assumed, then each grantee will (1) continue to have his or her rights in his or her earned 2012 PSUs in accordance with the grant agreement and (2) be deemed to have earned his or her target 2013 PSUs, which will be converted to time-vested RSUs subject to service and vesting requirements in accordance with the grant agreement. Accelerated vesting would only be triggered on a subsequent termination of employment.
The 2013 Challenge Awards provide that, if any of these change-in-control events occurs during the service period or performance period, respectively, and the grant agreements are not continued on the same terms and conditions, in the case of a Board Change or Unapproved Control Purchase, or not continued or assumed on equivalent terms, in the case of a Reorganization, then each grantee will be deemed to be vested in his or her 2013 Challenge Awards unless the compensation committee reduces the number of 2013 Challenge Awards prior to the change-in-control event, and the vested 2013 Challenge Awards will be immediately exercisable. If the grant agreements are continued or assumed, then each grantee will (1) continue to have his or her rights in his or her 2013 Challenge Awards, subject to service and vesting requirements in accordance with the grant agreement. Accelerated vesting would only be triggered on a subsequent termination of employment.
Termination After Change in Control. Under the 2005 Incentive Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any awards granted after March 2010 will vest and become fully exercisable as of the date of termination of employment. The 2012 PSUs, the 2013 PSUs and the 2013 Challenge Awards provide that, if a change-in-control event occurs that does not result in accelerated vesting of the earned 2012 PSUs or the target 2013 PSUs deemed earned, a subsequent termination of employment will accelerate vesting of such earned 2012 PSUs, target 2013 PSUs and 2013 Challenge Awards (subject to downward adjustment by the compensation committee) if the termination is due to death or disability or is without cause or the participant resigns for good reason. The ordinary shares underlying the vested 2012 PSUs and the 2013 PSUs will be issued no later than March 15 of the calendar year immediately following the calendar year in which the termination occurred. The 2013 Challenge Awards will be exercisable in accordance with their terms, similar to time-vested SAR awards. For purposes of each of the plans, “good reason” for a participant to resign following a change-in-control event requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of his official position or authority; or (3) a required relocation of his principal business office to a different country. Additional procedural requirements apply for such a resignation to qualify as being for “good reason”.
The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2013, without cause and include the incremental benefits that would result from such a termination under the employment agreements and equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above. In accepting grants of new equity awards in 2013, the participants, including our named executive officers, agreed that the new equity awards, as well as any other outstanding equity awards (such as the 2012 PSUs) would not be accelerated as a result of the Virgin Media Acquisition.
280G Tax Gross-Up. Under the grant agreements for the 2012 PSUs and the 2013 PSUs, when a benefit is triggered due to a change-in-control event that would be subject to an excise tax pursuant to Section 280G of the Code, we have agreed to make a payment to the plan participants, including our NEOs, for all excise taxes incurred under Section 280G and related income and excise taxes that are payable by such participants as a result of any reimbursement for such Section 280G excise taxes. Notwithstanding the foregoing, in the case of the 2012 PSUs and the 2013 PSUs, if the excise tax can be avoided through a reduction in the amount of “parachute payments” (as defined in Section 280G) required to be provided to the grantee with respect to the 2012 PSUs and the 2013 PSUs, not to exceed 20% of such amount, then the amount of “parachute payments” shall automatically be reduced to the minimum extent necessary to avoid the excise tax. For purposes of the change-in-control events in the table below, no one exceeded the threshold that would have entitled him to a 280G tax gross-up payment. Also, Messrs. Bracken and Karsten are not subject to the excise tax under 280G as they are not U.S. taxpayers. In addition, Mr. Fries has agreed in the Fries Agreement to waive any rights he would have under any such agreements to any 280G tax gross-up payment from us.

Change In Control

	Unapproved Control Purchase /Board Change –Plan Benefits Continued			Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued
Name	Employment Terminated	Employment Continues		Employment Terminated	Employment Continues

Michael T. Fries
Options/SARs Accelerated	$10,869,781	$10,869,781		$10,869,781	$10,869,781
2012 PSUs	6,317,597	—	(1)	6,317,597	6,317,597
2013 PSUs	6,832,012	—	(2)	6,832,012	6,832,012
2013 Challenge Awards	36,842,750	—		36,842,750	36,842,750
Total	$60,862,140	$10,869,781		$60,862,140	$60,862,140

Charles H.R. Bracken
Options/SARs Accelerated	$4,755,088	$4,755,088		$4,755,088	$4,755,088
2012 PSUs	2,763,796	—	(1)	2,763,796	2,763,796
2013 PSUs	2,989,136	—	(2)	2,989,136	2,989,136
2013 Challenge Awards	6,472,375	—		6,472,375	6,472,375
Salary	365,463	—		365,463	—
Severance Payment	365,463	—		365,463	—
Benefits (3)	49,536	—		49,536	—
Total	$17,760,857	$4,755,088		$17,760,857	$16,980,395

Bernard G. Dvorak
Options/SARs Accelerated	$4,755,088	$4,755,088		$4,755,088	$4,755,088
2012 PSUs	2,763,796	—	(1)	2,763,796	2,763,796
2013 PSUs	2,989,136	—	(2)	2,989,136	2,989,136
2013 Challenge Awards	6,472,375	—		6,472,375	6,472,375
Total	$16,980,395	$4,755,088		$16,980,395	$16,980,395

Diederik Karsten
Options/SARs Accelerated	$4,193,916	$4,193,916		$4,193,916	$4,193,916
2012 PSUs	2,763,796	—	(1)	2,763,796	2,763,796
2013 PSUs	2,989,136	—	(2)	2,989,136	2,989,136
2013 Challenge Awards	6,472,375	—		6,472,375	6,472,375
Salary	386,550	—		386,550	—
Benefits (3)	91,983	—		91,983	—
Total	$16,897,756	$4,193,916		$16,897,756	$16,419,223

Balan Nair
Options/SARs Accelerated	$4,256,373	$4,256,373		$4,256,373	$4,256,373
2012 PSUs	2,763,796	—	(1)	2,763,796	2,763,796
2013 PSUs	2,989,136	—	(2)	2,989,136	2,989,136
2013 Challenge Awards	6,472,375	—		6,472,375	6,472,375
Total	$16,481,680	$4,256,373		$16,481,680	$16,481,680
___________________

(1)	Although the earned 2012 PSUs are deemed to be vested, they are not payable until the vesting dates under the grant agreements, as amended.

(2)	Although the target 2013 PSUs are deemed to be earned, they remain subject to the service and vesting requirements of the grant agreements.

(3)	For Messrs. Bracken and Karsten, represents the estimated cost to maintain their employee benefits during their six-month notice period.

Compensation Committee Interlocks and Insider Participation
During 2013, none of the members of our compensation committee was an officer or employee of our company or any of our subsidiaries, was formerly an officer of our company or any of our subsidiaries, or had any relationship requiring disclosure under the securities laws.
Director Compensation
Set forth below is a description of the compensation for our nonemployee (or non-executive) directors. Such compensation is subject to review annually by our nominating and corporate governance committee. In connection with our company redomiciling to the U.K., the board adopted the following compensation effective June 7, 2013. Such compensation is substantially similar to the compensation paid by our predecessor LGI to its non-executive directors. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft set forth above.
Fees and Expenses
Each member of our board, who is not an employee of Liberty Global (other than our chairman Mr. Malone), receives an annual retainer of $100,000. In addition, each such member receives $1,500 for each in-person meeting attended (in person or by conference telephone) and $750 for each telephonic meeting attended of the board or any committee of the board on which he or she serves. Each director who serves as the chair of the audit committee, the compensation committee or the nominating and corporate governance committee receives a fee for such service of $25,000, $25,000 and $10,000, respectively, for each full year of service in such position. All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in Class A and Class C shares instead of in cash. Such election for fees payable for a specific calendar quarter must be made not later than the last day of the immediately preceding calendar quarter. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors. Currently, our CEO Mr. Fries is our only executive director.
Prior to our company redomiciling to the U.K., non-executive directors of LGI (other than Mr. Malone) received an annual retainer of $80,000 if a U.S. resident director and $120,000 if a non-U.S. resident director. In addition, such members received similar meeting fees and fees for services as a chair of a committee. Also, for each in-person board meeting held in Denver, Colorado USA, a non-U.S. resident member received an additional fee of $4,000, if such director attended in person.
Generally, the in-person board meetings are held at one of our corporate offices and each year at least one in-person meeting is held at the location of one of our operations. In addition, members of our board have periodic strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our board, including the travel costs of a companion for one of our directors who is visually impaired. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.
For the board meeting held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. We generally provide for, or reimburse expenses of, the spouse’s or guest’s travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft, and costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.
From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.

Equity Awards
As of the date of each annual general meeting of shareholders, each continuing non-executive director receives an equity award under the 2005 Liberty Global Inc. Nonemployee Director Incentive Plan (the 2005 Director Plan) until March 2014 and thereafter under the 2014 Liberty Global Nonemployee Director Incentive Plan (the 2014 Director Plan). On the date of such meeting, each non-executive director will receive equity grants with a combined grant date fair value of $187,500 awarded, at his or her election, either as (1) a grant of options for Class A shares and a grant of options for Class C shares, or (2) a grant of options for Class A shares and a grant of options for Class C shares for one-half the value and a grant of Class A RSUs and a grant of Class C RSUs for the remaining value. Such election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive the award of options. The option grants have a term of seven years and vest as to one-third of the option shares on the date of the first annual general meeting of shareholders after the date of grant and as to an additional one-third of the option shares each on the date of the following two annual shareholders meetings thereafter, provided that the director continues to serve as a director immediately prior to the applicable vesting date. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same class is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.
A non-executive director will receive a grant of options for Class A shares and a grant of options for Class C shares with a combined grant date fair value equal to $187,500 upon the date he or she is first elected or appointed to our board of directors. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of seven years and vest as to one-third of the option shares on the later to occur of (1) the six month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. From March 3, 2014, all awards to our non-executive directors will be granted under our 2014 Director Plan.
At its first meeting following our company redomiciling to the U.K. in June 2013, the board approved a grant to each non-executive director for the services they render on our board and committees of our board of options to purchase Class A shares and Class C shares with a grant date value of $187,500. These options were granted under our 2005 Director Plan.
Although Mr. Malone is a non-executive director, he currently serves without cash compensation other than the reimbursement of certain expenses as described below. As chairman of our board, any compensation paid to him is subject to review and approval of our compensation committee. Prior to our company redomiciling to the U.K., the board of Liberty Global delegated to the compensation committee the authority to approve annual awards of options to Mr. Malone under the 2005 Director Plan (the 2014 Director Plan after March 2014) with a combined grant date fair value equivalent to $1.0 million for so long as he continues to serve as chairman of the board and a non-executive director. The terms of the option awards are equivalent to those for our other non-executive directors, except that the annual vesting over three years occurs on each anniversary of the grant date rather than on the date of the annual general meeting of shareholders. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process. On May 1, 2013, the compensation committee of LGI, with the approval of our independent directors, approved a grant to Mr. Malone for his services as chairman of the LGI board and a non-executive director of options to purchase Class A shares and Class C shares, with an aggregate grant date fair value of $1.0 million. It is anticipated that these provisions will apply to future annual grants to Mr. Malone as chairman of our board.
At a meeting of our independent directors in December 2013, they authorized the payment or reimbursement of personal expenses incurred by Mr. Malone of up to $300,000 per year related to his ownership of our shares and his service as our chairman. These expenses include professional fees and other expenses incurred by Mr. Malone for estate or tax planning, regulatory filings and other services.
Deferred Compensation Plan
At its December 2009 meeting, the LGI board of directors adopted the Nonemployee Director Deferred Compensation Plan, as amended, which was assumed by Liberty Global. Under the Nonemployee Deferred Compensation Plan, beginning with deferral elections for 2014 and after, non-executive directors may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or equity, and their annual equity awards to the extent payable in restricted shares or RSUs. For deferral elections for 2013 and before, non-executive directors could elect to defer all or a portion of such compensation. The Nonemployee Deferred Compensation Plan became effective beginning with compensation payable in 2010.
Annual retainers payable in cash and deferred under the Nonemployee Deferred Compensation Plan will be credited with interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter for amounts deferred before January 1, 2013 and compounded daily for amounts deferred thereafter (the credited interest fund). Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Annual retainers payable in shares and annual equity awards payable in restricted shares or RSUs that are deferred will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions (the stock fund). The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event is when (1) the director ceases to be a member of our board or dies, or (2) at the election of our board, within 12 months of certain change-in-control events, or (3) beginning with compensation deferred in 2012, a specific date is selected by the director at the time he or she makes his deferral election.
The Nonemployee Deferred Compensation Plan provides our board with the discretion to terminate the Nonemployee Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.

2013 Compensation of Liberty Global Directors
The following table sets forth information concerning the compensation of our nonemployee directors for fiscal year 2013.

Name (1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)

John C. Malone	—	(5)	—		—	177,391	(6)	1,177,843	(5)
Class A	—
Class C	—
Aggregated				1,000,452
Andrew Cole (7)	27,196		—		—	—		248,582
Class A	8,949	(8)
Class C	24,949	(8)
Aggregated				187,488
John P. Cole, Jr.	27,768		—		—	—		305,721
Class A	24,017	(8)
Class C	66,448	(8)
Aggregated				187,488
Miranda Curtis	125,766		—		—	—		313,254
Class A	—
Class C	—
Aggregated				187,488
John W. Dick	26,480		—		—	—		316,254
Class A	27,176	(8)
Class C	75,110	(8)
Aggregated				187,488
Paul A. Gould	102,847	(9)	—		4,549	—		339,020	(9)(10)
Class A	11,815	(8)
Class C	32,321	(8)
Aggregated				187,488
Richard R. Green	12,268		—		8	19,595	(11)	309,824
Class A	24,017	(8)
Class C	66,448	(8)
Aggregated				187,488
David E. Rapley	114,234	(12)	—		10,373	12,041	(13)	324,136	(12)
Class A	—
Class C	—
Aggregated				187,488
Larry E. Romrell	110,234		—		—	13,381	(14)	311,103
Class A	—
Class C	—
Aggregated				187,488
J.C. Sparkman	130,975		—		—	—		318,463
Class A	—
Class C	—
Aggregated				187,488
J. David Wargo	30,018	(15)	—		4,777	—		312,748	(15)(16)
Class A	24,017	(8)
Class C	66,448	(8)
Aggregated				187,488
___________________

(1)
Mr. Fries, our CEO and president, is not included in this table because he is a named executive officer of Liberty Global and does not receive any additional compensation as an executive director. For information on Mr. Fries’ compensation, please see —Summary Compensation above.

(2)	The dollar amounts in the table reflect the aggregate grant date fair value of the option awards related to Class A shares and Class C shares at the time of grant in accordance with FASB ASC 718.

(3)	At December 31, 2013, the directors had the following awards outstanding:

Name	Class	Options (#)

J. Malone	Class A	91,762
	Class C	284,954
A. Cole	Class A	20,904
	Class C	55,070
J. Cole	Class A	53,709
	Class C	162,061
M. Curtis	Class A	10,115
	Class C	31,275
J. Dick	Class A	71,265
	Class C	191,725
P. Gould	Class A	49,295
	Class C	148,819
R. Green	Class A	30,115
	Class C	91,275
D. Rapley	Class A	11,573
	Class C	35,653
L. Romrell	Class A	7,440
	Class C	23,226
J.C. Sparkman	Class A	33,709
	Class C	102,061
D. Wargo	Class A	61,901
	Class C	186,637

(4)
The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)
Mr. Malone serves without cash compensation. On May 1, 2013, our compensation committee granted Mr. Malone option awards for his services as chairman of the board and a non-executive director, which options vest in three equal annual installments, commencing May 1, 2014.

(6)
Includes our aggregate incremental cost attributable to such director’s family accompanying him on a business trip to and from London, England for the July board meeting with personal stops ($19,330). Also includes the cost for ground transportation, food and tours for his spouse while in London for the meeting and reimbursement for professional fees incurred for tax planning related to the ownership of our shares ($157,069).

(7)	Reflects compensation since Mr. A. Cole’s appointment to our board of directors in June 2013.

(8)	This is the dollar amount of fees paid in our Class A shares and Class C shares at the election of the director.

(9)
Amount includes $72,348 of Mr. Gould’s fees, the payment of which Mr. Gould elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded daily until paid in full to him.

(10)	Such amount includes the value of 314 Class A shares and 940 Class C shares, the issuance of which Mr. Gould elected to defer pursuant to the Director Deferred Compensation Plan.

(11)
Includes our cost for a commercial airline ticket for such director’s spouse’s flight to and from London, England ($17,974) for the July 2013 board meeting, the cost of ground transportation, food and tours for his spouse while in London for the meeting and gifts from us valued at approximately $313.

(12)
Amount includes $101,484 of Mr. Rapley’s fees, the payment of which Mr. Rapley elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded daily until aid in full to him.

(13)
Includes our cost for a commercial airline ticket for such director’s spouse’s flight to London, England and our aggregate incremental cost attributable to such director’s spouse accompanying him on the corporate jet from London, England for the July 2013 board meeting. Also includes the cost for ground transportation, food and tours for his companion while in London for the meeting and gifts from us valued at approximately $313. Includes the aggregate incremental cost attributable to such director’s spouse accompanying him on the corporate jet for a board meeting in Calgary, Canada and from Las Vegas, Nevada for a telecommunications conference.

(14)
Includes our cost for a commercial airline ticket for such director’s spouse’s flight to London, England ($11,326) and our aggregate incremental cost attributable to such director’s spouse accompanying him on the corporate jet from London, England, for the July 2013 board meeting, plus the cost of ground transportation, food and tours for his spouse while in London for the board meeting. In addition, it includes gifts from us valued at approximately $313.

(15)
Amount includes $1,019 of Mr. Wargo’s fees, the payment of which such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amount accrues interest at the rate of 9% per annum compounded daily until paid in full to him.

(16)	Such amount includes the value of 592 Class A shares and 1,774 Class C shares, the issuance of which Mr. Wargo elected to defer pursuant to the Director Deferred Compensation Plan.

RESOLUTION 5

5.
To approve the directors’ compensation policy contained in Appendix A of Liberty Global’s proxy statement for the 2014 annual general meeting of shareholders (in accordance with requirements applicable to U.K. companies) to be effective as of the date of the 2014 annual general meeting of shareholders.

In accordance with recent regulations promulgated under the Companies Act, we are presenting our director compensation policy to our shareholders for a binding vote. The directors’ compensation policy sets out our policy on directors’ compensation effective from the date of the AGM and is set out in Appendix A beginning on page A-3. Further to section 439A of the Companies Act, the shareholder vote on the directors’ compensation policy is binding in that once it is approved by shareholders and if it remains unchanged, it will be valid for up to three financial years without new shareholder approval being required. On approval of the directors’ compensation policy (and once it commences), all payments by us to our directors and former directors (in their capacity as directors) will be made in accordance with the directors’ compensation policy, unless a payment has separately been approved by a shareholder resolution.
If the directors’ compensation policy is not approved at the AGM, it will result in our company incurring expenses as, to comply with U.K. law, we will be required to hold additional shareholder meetings during 2014 until the policy is approved. In addition, if the directors’ compensation policy is not approved, we may not be able to pay expected compensation to our directors, including our CEO, which could materially harm our ability to retain top executives and manage our business. In accordance with the Companies Act, the directors’ compensation policy has been approved by and signed on behalf of our board and will be delivered to the Registrar of Companies in the U.K. following the AGM.
This resolution 5 is similar to resolution 6 regarding the compensation of our executive officers. The directors’ compensation policy, however, applies only to the compensation of our executive and non-executive directors. Mr. Fries, our CEO and a NEO, is our only executive director. Because the directors’ compensation policy applies to our executive director, many aspects of the policy are set forth in the Executive and Director Compensation—Compensation Discussion and Analysis and the Summary Compensation Table and other tables above as indicated in the directors’ compensation policy. Also, the compensation paid to our non-executive directors in 2013 is set forth below in Executive and Director Compensation—Director Compensation above.
As with our compensation program for our executive officers, our board regularly reviews the directors’ compensation policy on an annual basis to ensure it is appropriate for the size and complexity of our company, as well as being competitive in the market place. Similar to our compensation packages for our executive officers, the directors’ compensation policy is designed to motivate, retain and attract high-quality executive and non-executive directors.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our Class A shares and our Class B shares (voting together as a single class) is required to approve resolution 5.
Our board of directors unanimously recommends a vote “FOR” the approval of resolution 5.

RESOLUTION 6

6.
To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Liberty Global’s proxy statement for the 2014 annual general meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the Summary Compensation Table and other related tables and disclosure.

We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with Section 14A of the SEC’s proxy rules. This advisory vote is often referred to as the “say-on-pay” vote and allows our shareholders to express their views on the overall compensation paid to our NEOs.
As described in detail under Executive Compensation—Compensation Discussion and Analysis above, our executive compensation packages are designed to motivate our executive officers to maximize their contributions to the success of our company, as well as to attract and retain superior employees in key positions, all with the ultimate goal of long-term value creation for our shareholders. Accordingly, the value of the substantial majority of our executives’ total direct compensation opportunity is tied to performance – our company’s performance against a mix of annual and medium-term financial objectives, the individual’s performance against annual goals and our share price performance.
The compensation committee of our board regularly reviews the compensation program for our executive officers to ensure that it is properly structured to achieve our compensation objectives, while balancing short- and long-term goals and risks, ensuring individual accountability and aligning our executives’ interests with those of our shareholders. Our Executive Share Ownership Policy also enhances the link between our executives’ personal net worth and long-term share price appreciation for our shareholders.
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement by voting “FOR” the resolution stated above. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
This vote is advisory and therefore is not binding on Liberty Global, our board of directors or our compensation committee. The outcome of this advisory vote will not overrule any decision by Liberty Global, our board or any committee of the board and will not create or imply any additional fiduciary duties or change to the fiduciary duties of Liberty Global, our board or its committees. However, we value the opinion of our shareholders and our compensation committee will consider the outcome of the vote when making future compensation decisions with respect to our NEOs.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our Class A shares and our Class B shares (voting together as a single class) is required to approve, on an advisory basis, resolution 6.
Our board of directors unanimously recommends a vote “FOR” the approval of resolution 6.

RESOLUTION 7

7.
The option of once every one year, two years, or three years that receives a majority of the affirmative votes cast for this resolution will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

The SEC also enacted rules that enable our shareholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our NEOs, such as resolution 6 above. By voting on this resolution 7, shareholders may indicate whether they prefer an advisory vote on executive compensation once every one, two or three years (or you may abstain). After careful consideration, our board has determined that a shareholder advisory vote on the compensation of our NEOs that occurs every three years is appropriate for Liberty Global at this time. Therefore, our board recommends that you vote for a three-year interval for the advisory vote on executive compensation.
In making this recommendation, our board considered that a three-year interval will allow a reasonable time for our board and compensation committee to evaluate the results of the prior vote and for our shareholders to assess the effectiveness of our executive compensation policies and decisions, including any changes we may make to executive compensation. It would also be in-line with the Companies Act requirements to present our directors compensation policy to our shareholders for a vote every three years as described under Resolution 5 above. As described in Executive Compensation—Compensation Discussion and Analysis, our executives’ compensation packages emphasize multi-year performance and incentive awards in the form of PSUs and SARs, as well as a one-time challenge award, that are more appropriately evaluated over a three-year period. Therefore, having more frequent advisory votes would not provide us with significant guidance and may encourage a short-term view of executive compensation that is inconsistent with our goal of long-term value creation for our shareholders.
We understand that our shareholders may have different views, however, as to what is the best approach for Liberty Global. Accordingly, although this vote is advisory and therefore not binding on Liberty Global or our board of directors, our board has adopted a policy to hold advisory votes on the compensation of our named executive officers on the frequency selected by a majority of the affirmative votes cast on the resolution below.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution below.
Vote and Recommendation
The option of one year, two years or three years that receives a simple majority of the affirmative votes cast by the holders of our Class A shares and our Class B shares voting together as a single class, will be the frequency for the advisory vote on the compensation of the NEOs as disclosed pursuant to the SEC disclosure rules that has been selected by our shareholders.
Our board of directors unanimously recommends a vote “FOR” the option of once every three years as the frequency with which shareholders are provided an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.

RESOLUTION 8

8.
To approve, on an advisory basis, the annual report on the implementation of the directors’ compensation policy for the year ended December 31, 2013, contained in Appendix A of this proxy statement (in accordance with requirements applicable to U.K. companies).

In accordance with recent regulations promulgated under the Companies Act, we are providing our shareholders the opportunity to approve, on an advisory basis, the compensation paid to our directors for the year ended December 31, 2013. The annual report on the implementation of the directors’ compensation policy is set forth in Appendix A to this proxy statement beginning on page A-3. In accordance with the Companies Act, the implementation of the directors’ compensation policy has been approved by and signed on behalf of our board and will be delivered to the Registrar of Companies in the U.K. following the AGM.
We are asking our shareholders to indicate their support for the compensation packages we provided in 2013 as described in Appendix A under “Annual Compensation Report”. This vote is not intended to address any specific item of the report but rather the overall compensation packages for our directors.
This vote is advisory and therefore is not binding on Liberty Global or our board of directors. The outcome of this advisory vote will not overrule any portion of the compensation packages made available to our directors in 2013 and will not create or imply any additional fiduciary duties or change to the fiduciary duties of our board. However, we value the opinion of our shareholders and our board will consider the outcome of the vote when making future compensation packages available to directors, including our executive director.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our Class A shares and our Class B shares (voting together as a single class) is required to approve, on an advisory basis, resolution 8.
Our board of directors unanimously recommends a vote “FOR” the approval of resolution 8.

RESOLUTIONS 9, 10 AND 11

9.	To ratify the appointment of KPMG LLP (U.S.) as Liberty Global’s independent auditor for the year ending December 31, 2014.

10.
To appoint KPMG LLP (U.K.) as Liberty Global’s U.K. statutory auditor under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Liberty Global).

11.	To authorize the audit committee of Liberty Global’s board of directors to determine the U.K. statutory auditor’s compensation.
As provided in its charter, the audit committee selects our independent auditor, approves in advance all auditing and permissible non-auditing services to be performed by our independent auditor and reviews the scope of our annual audit. The audit committee has evaluated the performance of KPMG LLP (U.S.) and has selected it as our independent auditor for the fiscal year ending December 31, 2014. In addition to our independent auditor, as a U.K. company, we are also required to have a U.K. statutory auditor. Our board has selected KPMG LLP (U.K.), the U.K. affiliate of KPMG LLP (U.S.), to serve as our statutory auditors under the Companies Act. We are asking our shareholders to ratify the selection of KPMG LLP (U.S.) as our independent auditor and to appoint KMPG LLP (U.K.) as our U.K. statutory auditor.
Even if the selection of KPMG LLP (U.S.) is ratified, the audit committee of our board in its discretion may direct the appointment of a different U.S. independent accounting firm at any time during the year if our audit committee determines to make such a change. In the event our shareholders fail to ratify the selection of KPMG LLP (U.S.), our audit committee will consider whether to select other auditors for the year ending December 31, 2014.
In accordance with the Companies Act, our audit committee will approve, on an annual basis, the fees paid to our U.K. statutory auditors after authorization by our shareholders. Therefore, we are asking our shareholders to authorize our audit committee to determine the fee to be paid KPMG LLP (U.K.) as our U.K. statutory auditors in accordance with the audit committee’s procedures and applicable law.
Representatives of KPMG LLP (U.S.) and KMPG LLP (U.K.) are expected to be present at the AGM, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote and Recommendation
The affirmative vote of a simple majority of the votes cast by the holders of our Class A shares and our Class B shares (voting together as a single class) is required to vote for resolution 9 to ratify the selection of KPMG LLP as our independent auditors for the year ending December 31, 2014, for resolution 10 to appoint KPMG LLP (U.K.) as our U.K. statutory auditors under the Companies Act and for resolution 11 to authorize the audit committee to determine our U.K. statutory auditor’s fee.
Our board of directors recommends a vote “FOR” each of resolutions 9, 10 and 11.
Audit Fees and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates (including KPMG LLP (U.K.)) during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.

Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	Year ended December 31,
	2013	2012
	in thousands

Audit fees (1)	$16,535	$12,530
Audit related fees (2)	351	153
Audit and audit related fees	16,886	12,683
Tax fees (3)	236	232
All other services (4)	190	—
Total fees	$17,312	$12,915
___________________

(1)
Audit fees include fees for the audit and quarterly reviews of our 2013 and 2012 consolidated financial statements, audit of internal controls over financial reporting, statutory audits, audits required by covenants and fees billed in the respective periods for professional consultations with respect to accounting issues, offering memoranda, registration statement filings and issuance of consents, attest services required by statute or regulation and similar matters.

(2)
Audit related fees include fees billed in the respective periods, primarily related to accounting consultation services associated with the application of International Financial Reporting Standards to subsidiary financial statements.

(3)	Tax fees include fees billed in the respective periods for tax compliance and consultations regarding the tax implications of certain transactions.

(4)	All other services include fees billed in the respective periods for observations and recommendations related to our operations in Chile and Hungary.
Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence. Our audit committee approved the provision of all the services described in the table above.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
Effective June 15, 2005, as amended and restated, our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has pre-approved the engagement of our independent auditor to provide:

•
audit services as specified in the policy, including (a) financial statement audits for us required by statute or regulatory authority, excluding the audit of our annual financial statements, (b) financial statement audits of our subsidiaries required by statute or regulatory authority, (c) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (d) attestations required by statute or regulatory authority and (e) consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit services” under the SEC rules promulgated pursuant to the Exchange Act);

•
audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial statement audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit-related services” and not “audit services” under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, (f) assistance with implementation of the requirements of SEC, International Accounting Standards Board or Public Company Accounting Oversight Board rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, (g) services associated with offering memoranda and other documents filed with or required by applicable regulators, such as consents, comfort letters and responses to comment letters, (h) internal control reviews and assistance with internal control reporting requirements and (i) financial statement audits of our subsidiaries and affiliates not required by statute or regulatory authority but required by contract or other internal reasons;

•
tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) review or preparation of U.S. federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the IRS or similar local and foreign agencies, (d) tax advice regarding statutory, regulatory or administrative developments, (e) expatriate tax assistance and compliance, (f) mergers and acquisitions tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions; and

•	non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting (all of the foregoing, being referred to as Pre-Approved Services).
Notwithstanding the foregoing general pre-approval, any individual project involving the provision of Pre-Approved Services that is expected to result in fees in excess of $75,000 requires the specific approval of our audit committee. In addition, any engagement of our independent auditors for services other than the Pre-Approved Services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.
Audit Committee Report
The audit committee reviews Liberty Global’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Global’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Global’s audited consolidated financial statements with GAAP and on the effectiveness of Liberty Global’s internal control over financial reporting.
The audit committee has reviewed and discussed with management and KPMG LLP, Liberty Global’s most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of Liberty Global’s internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of Liberty Global’s internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended (Communications With Audit Committees), as adopted by the Public Company Accounting Oversight Board, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance), including the auditors’ judgment about the quality of Liberty Global’s accounting principles, as applied in its financial reporting.
The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board that relate to the auditors’ communications with the audit committee concerning independence from Liberty Global and its subsidiaries, and has discussed with Liberty Global’s independent auditors their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to Liberty Global’s board of directors that the audited financial statements be included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 13, 2014.
Submitted by the Members of the Audit Committee:
Miranda Curtis
John W. Dick
Paul A. Gould (chairman)
J. David Wargo

INCENTIVE PLANS
Incentive Plans
As of December 31, 2013, we were authorized to grant incentive awards under the 2005 Incentive Plan, the 2005 Director Plan and the Virgin Media 2010 Incentive Plan. Generally, we may grant non-qualified share options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under any of the incentive plans (collectively, awards). Ordinary shares issuable pursuant to awards made under these incentive plans will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. Awards may be granted at or above fair value in any class of our ordinary shares. As of December 31, 2013, the 2005 Incentive Plan, the 2005 Director Plan and the Virgin Media 2010 Incentive Plan had 238,907, 8,814,423 and 12,017,912 ordinary shares available for grant, respectively.
Awards under the 2005 Incentive Plan and the 2005 Director Plan issued prior to June 2005 are fully vested and expire 10 years after the grant date. In connection with the Virgin Media Acquisition, we assumed the Virgin Media 2010 Incentive Plan. Awards under the Virgin Media 2010 Incentive Plan issued prior to June 7, 2013 have a ten-year term and become fully exercisable within five years of continued employment. Certain performance-based awards that were granted during the first quarter of 2013 were canceled upon completion of the Virgin Media Acquisition. These canceled awards were subsequently replaced by PSUs that were granted under the Virgin Media 2010 Incentive Plan on June 24, 2013. For the remaining performance-based awards that were outstanding prior to June 7, 2013, the performance objectives lapsed upon the completion of the Virgin Media Acquisition and such awards will vest on the third anniversary of the grant date.
Awards (other than performance-based awards) under the 2005 Incentive Plan issued after June 2005 and under the Virgin Media 2010 Incentive Plan after June 7, 2013 generally (i) vest 12.5% on the six month anniversary of the grant date and then vest at a rate of 6.25% each quarter thereafter and (ii) expire seven years after the grant date. Awards (other than restricted shares and RSUs) issued after June 2005 and before June 2013 under the 2005 Director Plan generally vest in three equal annual installments, provided the director continues to serve as director immediately prior to the vesting date, and expire 10 years after the grant date. Awards (other than restricted shares and RSUs) issued in June 2013 under the 2005 Director Plan have the same terms as the prior awards, except they expire seven years after the grant date. Restricted shares and RSUs vest on the date of the first annual meeting of shareholders following the grant date. These shares may be awarded at or above fair value in any class of ordinary shares.
Subsequent to December 31, 2013, our shareholders approved the 2014 Incentive Plan and the 2014 Director Plan (collectively, the 2014 Plans). Generally, we may grant non-qualified share options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing under either of these incentive plans. Ordinary shares issuable pursuant to awards made under the 2014 Plans will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. Awards may be granted at or above fair value in any series of ordinary shares. The maximum number of Liberty Global shares with respect to which awards may be issued under the 2014 Incentive Plan and the 2014 Director Plan is 100 million (of which no more than 50 million shares may consist of Class B ordinary shares) and 10 million, respectively, in each case, subject to anti-dilution and other adjustment provisions in the respective plan. As the 2014 Plans have now been approved by our shareholders, no further awards will be granted under the 2005 Incentive Plan, the 2005 Director Plan or the Virgin Media 2010 Incentive Plan.
Although the 2014 Plans do not prohibit our compensation committee or board of directors, without prior shareholder approval, from repricing outstanding options or SARs, it is our policy that, except for anti-dilution adjustments provided by the 2014 Plans in connection with corporate transactions, the exercise or base price of ordinary shares for any outstanding option or SAR granted under the 2014 Plans will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2014 Plans be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders. Any other action that is deemed to be a repricing under any applicable rule of NASDAQ shall be prohibited unless there is prior approval by our shareholders.

UGC Equity Incentive Plans
Options, restricted shares and SARs were granted to employees and directors of UGC prior to the business combination of UGC with LG International under UGC’s incentive plans. Awards outstanding under each of these plans were converted into awards with respect to LGI shares in such business combination and again converted into awards with respect to our ordinary shares in the Virgin Media Acquisition. All other terms of these awards remain the same. Awards granted under the equity incentive plans adopted by UGC are fully vested. No additional awards will be made under these plans.
LGI International Transitional Plan
As a result of the spin-off of LGI International from LIC in 2004 and related adjustments to LIC’s then outstanding stock incentive awards, options to acquire our Class A shares, Class B shares and Class C shares were issued to LGI International’s directors and employees, certain of LIC’s employees and all of LIC’s directors pursuant to the LGI International transitional plan. Such options have terms equivalent to those of the respective LIC stock incentive awards that were adjusted. Such terms include early termination provisions similar to such provision in the 2005 Incentive Plan. All options granted under the LGI International transitional plan are fully vested. No new grants will be made under the LGI International transitional plan.

CERTAIN TRANSACTIONS
Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our CEO and the chair of our audit committee or the chair of our nominating and corporate governance committee if the chair of the audit committee is the conflicted director. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also, under our corporate governance guidelines, an independent committee of our board will resolve any conflict of interest issue involving a director, our CEO or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged by our corporate governance guidelines with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged by our corporate governance guidelines with this duty.
Certain Relationships
Malone Parties
On February 5, 2013, Liberty Global entered into an Agreement and Plan of Merger (the Virgin Media Merger Agreement) with Virgin Media and certain of its subsidiaries, pursuant to which LGI would acquire Virgin Media in a stock and cash merger. In connection with the Virgin Media Merger Agreement, Virgin Media entered into a support agreement (the Support Agreement) with John Malone, who is our chairman of the board, his spouse and the Malone Trust (collectively, the Malone Parties). Under the Support Agreement, the Malone Parties agreed to vote, subject to the terms and conditions in the Support Agreement, all of the Class B shares beneficially owned by the Malone Trust, together with any Class A shares owned by Mr. Malone and his spouse, in favor of the Virgin Media Acquisition.
As an inducement to enter into the Support Agreement, on February 5, 2013, Liberty Global executed a letter agreement with the Malone Parties, pursuant to which Liberty Global agreed (1) to pay all out-of-pocket costs, and reasonable fees and expenses of counsel and other advisors, incurred by the Malone Parties in connection with the performance of the Support Agreement and (2) to indemnify (to the fullest extent permitted by Delaware law) each of the Malone Parties against any claims, damages, fees, costs and expenses incurred by them (including reasonable fees and expenses of counsel) in their capacity as shareholders of Liberty Global relating to or arising out of the performance of the Support Agreement.
Charitable Foundation
In 2013, we, our Chellomedia division and certain of our other subsidiaries contributed an aggregate of £837,366 ($1,309,203 based on the 2013 average exchange rate) of cash to the Lessons for Life Foundation UK, an independent educational charity organized in accordance with the non-profit laws of England. Included in such cash contribution was £167,926 ($262,548 based on the 2013 average exchange rate) in matching contributions based on the Lessons for Life Foundation UK’s fund raising efforts. We also contributed in-kind services, directly or indirectly, to the Lessons for Life Foundation UK, the Lessons for Life Foundation Ireland and the Lessons for Life Foundation US for an aggregate value of £230,640 ($360,600 based on the 2013 average exchange rate). Each of the Lessons for Life Foundations is an independent charity organized in accordance with the non-profit laws of their respective countries. The focus of the Lessons for Life Foundations is to provide scholarships for AIDS orphans in Africa. Mr. Bracken, an NEO, and five other employees of our company are trustees of the Lessons for Life Foundation UK. Mr. Fries, our CEO and president, and Ms. Blair are trustees of the Lessons for Life Foundation US. The trustees do not receive any remuneration for their involvement with any of the Foundations. As part of our charitable giving program, we are supportive of the goals and objectives of the Lessons for Life Foundations.
Other
Amy M. Blair, spouse of our named executive officer Bernard G. Dvorak, is our senior vice president and chief human resources officer. Ms. Blair and Mr. Dvorak were each officers of our company prior to their marriage. As an officer, Ms. Blair receives an annual salary and is a participant in all programs available to members of our senior management team, including the potential for an annual cash performance award, performance-based and other equity incentive awards and benefits. As with all members of our senior management team, Ms. Blair’s salary, cash performance awards and equity incentive awards are reviewed and approved by our compensation committee. Ms. Blair’s salary and cash performance award for 2013 was approximately $1,053,615. Each year, pursuant to her equity-related compensation, she may vest in equity and receive grants of new equity awards, subject to the review and approval of our compensation committee.

SHAREHOLDER RESOLUTIONS
We currently expect that our annual general meeting of shareholders for the calendar year 2015 will be held during the second quarter of 2015 in London, England. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a resolution for inclusion in the proxy materials for the 2015 annual general meeting, must submit their resolution in writing to our Corporate Secretary and the resolution must be received at our executive offices at 38 Hans Crescent, Knightsbridge, London SW1X 0LZ, United Kingdom, by the close of business on January 15, 2015. In accordance with our articles of association, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2015 annual general meeting must submit their written notice of the matter to our executive offices at the foregoing address on or following February 24, 2015, and before the close of business on March 26, 2015, or such later date as may be determined and announced in connection with the actual scheduling of the annual general meeting.
All shareholder resolutions for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our articles of association and the laws of England and Wales.

APPENDIX A
DIRECTORS’ REMUNERATION REPORT
In this Directors’ Remuneration Report, the terms “we”, “our”, “our company” and “us” or similar references may refer as the context requires, to Liberty Global or its predecessor LGI. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the proxy statement. Similar to the proxy statement, unless otherwise indicated, all Liberty Global shares and per share amounts presented in this Directors’ Remuneration Report have been adjusted to give effect to the Dividend (as described in the proxy statement).
Annual Statement of the Chairman of the Compensation Committee
As a NASDAQ-listed company, we prepared our proxy statement for the AGM in accordance with the disclosure requirements of the SEC rules and regulations. Pursuant to these rules and regulations, you will find our compensation discussion and analysis report (the CD&A) in the proxy statement. The CD&A gives our overall philosophy regarding compensation of our executive officers. As required under the SEC regulations, we are submitting our compensation policy for our executive officers to an advisory vote of our shareholders at the AGM.
In addition to the SEC requirements, as a U.K. public limited company, we are also subject to the Companies Act and the regulations promulgated thereunder. New U.K. regulations regarding the disclosure of our compensation paid to our directors in a report to our shareholders (the Directors’ Remuneration Report) became effective on October 1, 2013. These regulations require, among other things, a binding shareholder vote on our directors’ compensation policy at least once every three years and an annual advisory vote on our prior year’s compensation paid to our directors. We are first required to comply with these regulations at the AGM. For this purpose, our Directors’ Remuneration Report follows and consists of two sections:

•	the directors’ remuneration policy, which we refer to as the directors’ compensation policy, which begins on page A-3; and

•	the annual compensation report on the implementation of the directors’ compensation policy, which begins on page A-20.
The directors’ compensation policy applies to our CEO, who is also an executive director and referred to in the Directors’ Remuneration Report as an “executive director”, and our nonemployee directors, including our chairman, who are referred to in the Directors’ Remuneration Report as “non-executive directors”. The directors’ compensation policy described in the Directors’ Remuneration Report is substantially similar to the compensation policies we had in place prior to our redomiciliation in the U.K. and is already being applied. Also, many aspects of the directors’ compensation policy are set forth in the CD&A and the Directors Compensation section of the proxy statement for the AGM. The CD&A is incorporated by this reference into this Directors’ Remuneration Report and should be read in conjunction with the directors’ remuneration policy as stated below.
Although the core goals of the directors’ compensation policy have been applied for a number of years, we continue to review the directors’ compensation policy, as well as our compensation program for executive officers, annually to ensure our compensation program is appropriate for the size and complexity of our company, as well as being competitive in the market place for motivating and retaining our current directors and executive officers as well as attracting new talent when needed. As explained in the CD&A, the total value of the compensation package for our executive director is most heavily weighted to performance and incentive awards with multi-year equity incentive awards being the largest component. The multi-year equity incentive awards serve to align the interests of our executive officers with our shareholders’ interests. For similar reasons, we also grant multi-year equity incentive awards to our non-executive directors.
In 2013, the board simplified the annual fee paid to our non-executive directors from a location based fee to a standard fee for each non-executive director, other than our chairman who does not receive a fee for his services. In addition, in recognition of the increased size and complexity of our company following the Virgin Media Acquisition in June 2013, the board increased the value of the annual equity grant for non-executive directors from $150,000 to $187,500. The annual grant for our chairman was not changed; however, our independent non-executive directors approved an expense reimbursement arrangement for our chairman beginning with the year 2014.
With respect to the compensation for our executive director, the compensation committee approved the following changes in 2013:

1.	increased his salary from $1.0 million to $1.5 million;

2.	increased his 2013 target annual cash bonus from $4.0 million to $5.0 million; and

3.	a one-time multi-year equity award of performance-based SARs in addition to our standard multi-year awards.

The compensation committee made these changes based on research on market levels of compensation of executive officers prepared by its advisor, Deloitte, and in recognition of the increased size and complexity of our company that occurred as a result of the Virgin Media Acquisition. In 2013, our executive director led our company effectively in the completion of the Virgin Media Acquisition, the launch of our Horizon TV platform in three of our markets and many other strategic and operational matters. These matters are described under Elements of Our Compensation Packages—Annual Cash Performance Awards—2013 Performance in the CD&A. In addition, our company met its two key financial metrics of budgeted revenue growth and OFCF for payment of any portion of the annual bonus. In recognition of this performance, the compensation committee recommended to the board an annual bonus award for our executive director of 79.2% of his target annual bonus award. With respect to our multi-year incentive awards of PSUs granted in March 2012 (the 2012 PSUs), the compensation committee determined that our company met or exceeded the objectives set by the compensation committee for the two-year performance period ended December 31, 2013. Our company achieved OCF growth (as adjusted in accordance with the 2012 PSU grant agreements) of 83.2% of the performance target over the two-year period, resulting in our executive director earning 66.3% of his 2012 target PSUs, subject to continued employment to the vesting dates. Further information on these awards and the changes in our compensation program described above are set out in the annual compensation report beginning on page A-20 and under Elements of Our Compensation Packages—Equity Incentive Awards of the CD&A.
On April 30, 2014, we entered into a multi-year employment agreement with Mr. Fries to serve as our CEO, the terms of which are described in the directors’ compensation policy under the section titled Service Contracts Policy. We believe that it is in our company’s best interest to have an employment agreement with our executive director to serve as our CEO as a way to promote stability in management, secure his services for the long-term, implement appropriate restrictive covenants and recognize his outstanding performance and our company’s success under his leadership. Mr. Fries was not previously subject to an employment agreement.
The Directors’ Remuneration Report demonstrates how much our executive director is earning and how his compensation is linked substantially to the performance of our company and in turn growth in shareholder value. Our total shareholder return graph, which shows a five-year return of over 400% with respect to our Class A shares, is included in the Directors’ Remuneration Report under Annual Compensation Report—Past Performance—Total Shareholder Return Graph below.
J.C. Sparkman
Chairman of the Compensation Committee

Directors’ Compensation Policy
We are subject to the disclosure requirements of the SEC and the Companies Act. In some respects the disclosure requirements in these jurisdictions overlap or are otherwise similar, and in other respects they are different, requiring distinct disclosures. This Directors’ Remuneration Report includes disclosures required by the Companies Act. The CD&A in the proxy statement also includes disclosures required by the Companies Act and the SEC. This Directors’ Remuneration Report should be read in conjunction with the CD&A.
The compensation for our directors (including our executive director) is based on U.S. standards and market conditions for many reasons, including, for example, as a result of our NASDAQ listing, our history as a U.S. incorporated company, our global operations and the U.S. residency of most of our directors (including our executive director). The compensation paid to our executive director was developed by the compensation committee of the board of directors, and the compensation paid to our non-executive directors was developed by the nominating and corporate governance committee of the board of directors (the N&CGC). The board of directors has approved this director’s compensation policy. Currently, this policy applies to one executive director, Michael T. Fries, who is also our CEO, and 11 non-executive directors. We could, in the future, have other executive directors. Information on our directors is found under Resolutions 1, 2, 3 and 4 of the proxy statement.
Directors’ Compensation Policy (to be effective on the date of the AGM)
If approved by our shareholders at the AGM, this directors’ compensation policy will be effective as of June 26, 2014, and will apply until our annual general meeting to be held in 2017, unless earlier revised by a vote of our shareholders.
Executive Directors
The following table is a summary of the policy for executive directors’ compensation. Our executive director is subject to competition for talent internationally, but more significantly in the U.S., and our policies concerning his compensation reflect a U.S. focus. Should we add executive directors, through acquisitions or otherwise, their home jurisdiction or historical compensation terms may require a different compensation package. See New Recruits Policy—Executive Directors below, and the footnotes to the tables.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Salary
Designed to attract and retain high-caliber talent and represents the least variable element of an executive director’s compensation. It is provided as an economic consideration of the executive director’s level of responsibility, expertise, skills, knowledge, experience and value to our company.
Salaries are reviewed annually with any change generally effective from April 1.
Salary adjustments will generally be in line with adjustments made to the salaries of other members of senior management. The compensation committee does not specify a maximum salary due to unintended consequences, such as setting undue expectations.
Any change to salary is based upon responsibilities, experience, tenure with our company and individual performance, market conditions, contractual terms (if any), changes in compensation for other members of senior management, changes in size, value or complexity of our company, benchmarking analysis, and external advice from consultants based upon any of the foregoing.
The current annual salary for our executive director is $2.0 million, which may be increased (but not decreased) as described above. Salary may be deferred into future period(s) at the election of an executive director as described under “Employer Matching and Savings Plans” below.
Reviewed annually taking into account the factors listed in Maximum Opportunity. No recovery provisions apply to salary.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Benefits	Designed to attract and retain high-caliber talent and tailored to the individual’s home jurisdiction. Our executive director is based in the U.S.
Eligible for participation in aircraft policy, executive health plan, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity as described below) and payments in the form of gifts and for memberships in certain professional organizations. Also eligible for participation in other benefit plans and policies offered to salaried employees in the applicable country of employment, including life insurance, health insurance, gym facilities and relocation assistance, if and when applicable. In addition, we pay for expenses related to business travel in accordance with our business expense policy. In 2014, we are creating a charitable giving committee comprised of three members of senior management, excluding our executive director. Charitable giving by our company, which has been recommended by any director, will require prior approval of this committee.
If authorized by the compensation committee, we may reimburse an executive director for legal fees related to his compensation from our company, including legal fees relating to an executive director entering into an employment agreement with us.
Under grant agreements for our PSUs, when a benefit is triggered due to a change-in-control event that would be subject to an excise tax pursuant to Section 280G of the Code, we have agreed to make certain payments to the plan participants, including an executive director. Mr. Fries has agreed in his employment agreement to waive any rights he would have under any such agreements.

Benefits are in line with local market practice and are market competitive and the cost thereof may change without action by the compensation committee.
Personal use under the aircraft policy is currently limited to 120 flight hours per calendar year, as authorized and determined by the compensation committee annually.
Not applicable. No recovery provisions apply to benefits.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Employer Matching and Savings Plans	Designed to attract and retain high-caliber talent and to provide opportunities for long-term savings.
We do not presently have a pension or other defined benefit plan for an executive director or any other employee based in the U.S. Accordingly, we provide a deferred compensation plan pursuant to which an executive director (along with other senior management) has the option to defer up to 90% of his annual salary and up to 100% of his annual bonus (also available to other members of senior management). The compensation committee may expand this plan in the future to provide for deferral of equity awards.

An executive director may elect distribution of deferred compensation in a lump sum or up to three installments on date(s) selected by him (which can be one year later or longer), or lump sum on a change in control of our company as defined in the plan. The election to defer salary must be made in the year prior to the year in which the deferral applies and deferral of the annual bonus must be made at least six months before the end of the applicable year.

Like all U.S. employees of our company, contributions to the 401(k) Plan are eligible for company matching contributions in our ordinary shares as recommended by the 401(k) Plan committee and approved by the board.

Our company operates different pension schemes in the jurisdictions in which it operates. Alternate schemes may be offered in the future if an executive director resides outside the U.S. If an executive director joins the board, our company may provide an executive director with pension benefits customary for its senior management in the executive director's home country.

The annual interest rate earned with respect to deferred cash compensation is currently 9%, compounded daily. The annual interest rate may be increased or decreased in future years at the discretion of the compensation committee; provided that any decrease will only apply to deferral elections that become irrevocable after the new rate is set.
For the 401(k) Plan, company match contributions are limited to the lesser of 10% of cash compensation or the applicable U.S. federal limit (adjusted annually for inflation as stated in U.S. regulations); for 2014 the U.S. federal limit is $17,500. The board may modify the company match at any time based on standard practices in the U.S.
Not applicable. No recovery provisions apply to deferred compensation or contributions to the 401(k) Plan.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Annual Cash Performance Award
Designed to attract and retain high-caliber talent. Annual cash performance awards (annual bonus) are one of the variable components of an executive director’s compensation package designed to motivate an executive director to achieve our annual business goals and reward him for superior performance.

At the beginning of the year, the compensation committee sets the terms of the annual bonus, including target and/or maximum amounts, and performance targets currently based 60% on financial performance metrics and 40% on individual performance objectives.

The compensation committee has discretion on setting the financial performance metrics and a base objective that must be satisfied as a pre-condition to the payment of any annual bonus. In addition, the compensation committee has discretion to change the weightings between financial performance metrics and individual performance. The pay-out is based on achievement against the financial metrics, adjusted for events during the year at the discretion of the compensation committee, and subject to reduction based on individual performance.

Following the completion of the year, the compensation committee determines the payment of the annual bonus pursuant to the terms of the annual bonus, except as otherwise provided in the terms of a service contract.

The target and/or maximum amount of the annual bonus is determined by the compensation committee based upon responsibilities, experience, tenure with our company, individual performance, market conditions, contractual terms, if any, changes in compensation for other members of senior management, benchmarking analysis, and external advice from consultants based upon any of the foregoing.
Our incentive plans limit the maximum performance-based opportunity for any person to cash awards of $10.0 million per year or such other amount as shareholders may approve. The maximum annual bonus amount that may be earned for 2014 by our executive director is $8.0 million. In 2015, 2016 and 2017, such amount may be increased by the compensation committee up to the applicable limits in our incentive plans.

For 2014, payment of our executive director’s annual bonus is first subject to the achievement of a base objective relating to growth in either our company’s consolidated revenue or consolidated OFCF relative to budgeted growth. If the base objective is achieved for the year, up to 60% of our executive director’s annual bonus will be based on the level of achievement of these two equally weighted financial performance metrics: revenue growth and OFCF growth relative to budgeted growth, and up to the remaining 40% will be based on the compensation committee’s evaluation of the executive director's performance against individual goals for the year. The base objective and the performance measures may vary each year.

If our consolidated financial statements for any of the years relevant to the applicable performance metrics are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and the compensation committee determines that if the financial results had been properly reported the annual bonus earned by our executive director would have been lower, then he will be required to refund and/or forfeit any such excess amount.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Equity Incentive Awards
Multi-year equity incentive awards, whether in the form of time-vested equity awards or performance-based awards, have historically represented a significant portion of our executive director’s compensation. These awards ensure that an executive director has a continuing stake in our success, align his interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.

The compensation committee determines generally on an annual basis the type (scheme) of equity awards for an executive director and other members of senior management. These awards may consist of time-vested awards, or multi-year performance-based awards or any combination thereof. Generally, the compensation committee sets a target annual equity value for an executive director and grants PSUs for approximately two-thirds of such value and time-vested SARs for the remaining approximately one-third.
SARs generally vest 12.5% at 6 months from grant and in 14 equal quarterly installments thereafter and have a seven-year term. The SARs are time-vested with no performance measures. For PSUs, the compensation committee selects one or more performance measures for the multi-year performance period (which is at least two years) and selects a target within those measures that must be achieved as a precondition for any portion of the PSU award to be earned. To ensure an executive director is focused on maximizing performance against a variety of key financial metrics during a performance period, the compensation committee typically uses performance measures different from those selected for the corresponding annual bonus and could include non-financial as well as financial metrics.
The level of achievement of the performance target within a range established by the compensation committee at the time of grant determines the percentage of the PSUs earned during the performance period, subject to reduction or forfeiture based on individual performance and continued employment through the service period.

Equity awards may be granted at the discretion of the compensation committee and in accordance with our company’s incentive plans approved by our shareholders.
Our incentive plans limit the maximum performance-based opportunity for any person to a grant of equity awards of 8,000,000 ordinary shares per year (including a maximum of 4,000,000 Class B shares).
Currently, our executive director may earn 0% to 150% of his target PSUs depending on the achievement of the performance measures selected by the compensation committee and his individual performance. Such awards are generally settled in shares, but may, at the discretion of the compensation committee, be settled in cash.
The target PSU awards granted in 2014 for our executive director are 78,276 Class A shares and 156,552 Class C shares. The target PSU awards granted in 2013 for our executive director are 39,020 Class A shares and 117,060 Class C shares (as adjusted for the Dividend). For more information regarding the PSU grants and the performance conditions thereof, see the CD&A.

The performance measure for PSUs is growth in consolidated OCF as adjusted for significant events as provided in the applicable PSU agreement. In choosing this performance measure, the compensation committee’s goal is to ensure that our executive director is focused on maximizing performance against key financial metrics different from that selected for the annual bonus. The target compound annual growth rate in consolidated OCF is based upon a comparison of our prior year actual results to those reflected in our company’s long-range plan for the last year of the performance period. Such comparison must yield a growth rate of at least 50% of the target performance objective to earn any portion of the PSUs. Then, for the 2014 PSUs, a performance range of 75% to 125% of such target will generally result in the executive director earning 75% to 150% of his target award, subject to reduction based on individual performance. These financial metrics and performance measures may vary each year, including use of non-financial metrics. SARs do not have a performance requirement.
If our consolidated financial statements for any of the years relevant to the applicable performance metrics are required to be restated at any time as a result of an error (whether or not involving fraud or misconduct) and the compensation committee determines that if the financial results had been properly reported the portion of the PSU awards earned by our executive director would have been lower than the PSUs actually earned by him, then he will be required to refund and/or forfeit any such excess amount of his earned PSUs. No recovery provisions apply to SARs.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Additional Compensation Opportunity	Designed to attract and retain high-caliber talent.
When the need arises, the compensation committee may approve other bonuses. This could include a signing bonus (relating to the execution of an agreement not previously in effect), a retention bonus or a promotion bonus.
			Any type or amount of bonus will be at the discretion of the compensation committee and may be delivered in the form of equity or cash. Any such bonus will be subject to our incentive plan limits.	Any award may or may not be subject to a performance condition and normally would not be expected to be subject to any recovery provisions.

Footnotes:

(1)
In addition to the equity incentive awards described in the above policy table, our compensation committee approved an additional challenge equity award in 2013 to our executive director consisting of PSARs. This award was granted in light of significant changes in our company as a result of the Virgin Media Acquisition. With such acquisition, our company grew substantially in size and complexity, with revenue increasing from approximately $10.0 billion to over $17.0 billion and customers increasing from 19.8 million to 24.5 million. We also established aggressive synergy and long-range plan targets for our company to maximize future performance, and we are asking our executive director, as well as our other executive officers, to achieve this aggressive performance plan. Similar performance-based challenge awards were granted to other members of our senior management. Our executive director may earn 0% to 100% of his PSARs.

The PSARs granted to our executive director are based on 925,000 Class A shares and 2,775,000 Class C shares (as adjusted for the Dividend). The performance period for the challenge award is January 1, 2013 to December 31, 2015. As the performance measure, the compensation committee selected high levels of individual performance by our executive director to be sustained through the performance period. These performance levels consist of quantitative and qualitative measures, which include strategic, financial, transactional, organizational and operational goals. The number of PSARs that may be earned will be based on the compensation committee’s assessment of the executive director’s performance and achievement of his performance goals in each of the years 2013, 2014 and 2015. The PSARs have a term of seven years and base prices were equal to the respective market closing prices of the applicable class on the date of grant and then subsequently adjusted for the Dividend pursuant to the formula approved by the compensation committee. To the extent earned, the PSARs will vest on June 24, 2016. The challenge award is subject to forfeiture or acceleration in connection with certain terminations of employment or change-in-control events consistent with the terms of other equity awards granted under the 2005 Incentive Plan.

(2)
In accordance with the Companies Act, the compensation committee (with respect to our executive directors) and the board (with respect to our non-executive directors) retain discretion in the operation and administration of the compensation payable to our directors, including the award or vesting of any annual bonus, grant of multi-year equity awards and deferral of compensation. Any discretion with respect to annual bonuses or equity awards (whether outstanding or to be granted) will be operated in accordance with the terms of their respective plans and agreements and subject to any limitations provided in the listing rules applicable to our company. With respect to our incentive plans, our performance-based equity awards, our annual cash performance awards and deferred compensation plans, matters subject to discretion include, among other things:

•	Selection of participants;

•	Type of awards (e.g. options, SARs, RSUs and restricted shares);

•	Selection of performance metrics (whether financial, non-financial or individual);

•	Allocation of weightings between selected performance metrics;

•	Allocation of weightings between types of awards;

•	Timing of grants of awards;

•	Size of awards, including whether to provide for target, minimum or maximum amounts;

•	Treatment of terminated directors;

•	Length of performance and service periods;

•	Vesting schedules;

•	Treatment of awards on a change in control;

•	Interest rates;

•	Interpretation or construction of plan and agreement provisions;

•	Establishment, amendment and rescission of such rules and regulations as it deems necessary or advisable;

•	Exercise price or base price;

•	Termination, suspension, discontinuation, modification or amendment of any plan or agreement;

•	Level of achievement against stated performance metrics (i.e., earned percentage); and

•	Forfeiture and recoupment policy.
With respect to performance awards, including the annual bonuses, that are based on the achievement of certain financial measures, the compensation committee retains the ability to adjust the targets and or set different financial measures upon the occurrence of certain events, such as material acquisitions, material dispositions, mergers, significant product changes or expansion of services offered, that trigger an amendment to ensure the original purpose of the performance awards is maintained.
In addition, the compensation committee or board may exercise discretion with respect to any aspect of a director’s (executive or non-executive) compensation in the case of unforeseen, exceptional changes to the business, acquisitions or market conditions, with reference to, among other measures, an appropriate benchmarking analysis.
Any use of discretion as described above or otherwise permitted in an applicable plan or agreement would be explained in the following annual compensation report on the implementation of the directors’ compensation policy.

(3)
For time-vested awards, no performance measures apply as the awards are only subject to continued service as an executive director. The multi-year vesting period (currently four years) for these awards is believed to be appropriate in order to have an executive director retain a long-term interest in our company. The value of the awards will move with our share prices, which provides incentive to deliver on our company’s long-term strategic objectives and is in line with our shareholders’ interests.

Non-Executive Directors and Chairman
The following table is a summary of the policy for our non-executive directors’ compensation.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Fees	Designed to attract and retain high-caliber talent by offering market competitive fees.
Fees are paid quarterly in arrears and may be paid in cash or shares at each non-executive director’s election. An additional fee is payable to chairs of committees and for attendance at board or committee meetings.

The chairman of the board does not receive any cash fee; however, the board has determined to grant the chairman options annually for his services, as described under equity incentive awards below, and establish an expense reimbursement arrangement, as described under “Benefits” below.

The fees are reviewed annually by the N&CGC and any changes are approved by the board. During the review, fees may be adjusted based on various factors, including time commitment of the role and market levels in companies of comparable size and complexity. Newly appointed non-executive directors are paid fees at the same rate as existing non-executive directors (pro rata for first year).

Currently the annual fee payable to our non-executive directors is $100,000, plus for each board or committee meeting: $1,500 for each in-person meeting attended and $750 for each telephonic meeting attended. Also, each non-executive director who serves as a chair of the audit committee, the compensation committee or the N&CGC receives an annual fee of $25,000, $25,000 and $10,000, respectively.

Our non-executive directors may elect to have their quarterly fee installments paid in Class A and Class C ordinary shares instead of in cash. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash.

Up to 85% of fees may be deferred into future periods or from prior periods, at the election of the non-executive director and pursuant to the director deferred compensation plan.
Not applicable. No recovery provisions apply to fees.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Benefits	Designed to attract and retain high-caliber talent.
Personal use of corporate aircraft and payments for spouse/significant other attending certain board functions, gifts (grossed up for U.S. tax), travel companion of any non-executive director who is unable to travel alone due to physical disability, training, professional organization memberships, attendance at conferences and seminars, charitable contributions made by our company at a non-executive director’s request, directors’ and officers’ insurance and indemnification (as provided in our articles of association and deeds of indemnity as described below). In addition, at a non-executive director’s election, we will make available health insurance under our health insurance policies.

Expenses incurred by non-executive directors in performing their duties for our company are reimbursable in accordance with our business expense policy. For our chairman, we provide additional expense reimbursement of personal expenses incurred in relation to his ownership of our ordinary shares and his service as chairman. These include professional fees and other expenses incurred for estate or tax planning, regulatory filings and other services.

Aggregate and individual maximums for benefits will depend on actual flight hours used under the aircraft policy, gifts received, attendance at board functions, cost of conferences and the total cost of negotiated insurance premiums.

Currently, the reimbursement of personal expenses incurred by our chairman may not exceed $300,000 per year; however, the board may consider increasing this limit in the future.

Not applicable. No recovery provisions apply to benefits.

Element	Purpose and Link to Strategy	Operation	Maximum Opportunity	Performance Metrics and Recovery of Sums
Equity Incentive Awards
Designed to attract and retain high-caliber talent.
These awards ensure that our non-executive directors have a continuing stake in our company’s success, align their interests with our shareholders and also serve the goal of retention through vesting requirements and forfeiture provisions.

Annual grant of non-qualified share options (“options”) with, at each non-executive director’s election, an option to receive 50% as RSUs. The options vest in three equal installments over three years and have a seven-year term. RSUs vest after one year.

These awards are time-vested and only subject to continued service as a non-executive director.
The annual grant has historically been made at the time of our annual general meeting, except for the annual grant to our chairman which is generally made in early May.

A non-executive director may defer into future periods or from prior periods, any RSU award at the time of vesting, pursuant to the director deferred compensation plan.

Currently the annual long-term incentive grants to our non-executive directors are equal to a value of $187,500 for each non-executive director, except our chairman who receives an annual grant equal to a value of $1.0 million per year. During its annual review of director compensation, our N&CGC may adjust these grant amounts based on various factors, including the commitment of the role and market levels of companies of comparable size and complexity.
Not applicable. No recovery provisions apply to equity incentive awards.
Savings Plans	Designed to attract and retain high-caliber talent.
We do not have a pension or other defined benefit plan for our non-executive directors. Non-executive directors may, however, defer up to 85% of their annual fees (cash or shares) and their annual equity grants to the extent payable in RSUs at the time of vesting.

The election to defer must be made in the year prior to the year in which the deferral applies. Payment of deferred compensation may be paid in a lump sum at termination, in installments or on a specified date.

The annual interest rate earned with respect to deferred cash compensation is 9%, compounded daily. The annual interest rate may be increased or decreased in future years at the discretion of the board; provided that any decreases will apply only to deferral elections that become irrevocable after the new rate is set. Deferred RSUs do not accrue interest and will be adjusted for splits, combinations, dividends or distributions.
Not applicable. No recovery provisions apply to savings plans.
Footnotes:

(1)
For time-vested awards, no performance measures apply and these awards are only subject to continued service on the board. The multi-year vesting period (currently three years, except for RSUs which is one year) without performance measures is believed to be appropriate in order to have our non-executive directors retain a long-term interest in our company and because the value of the awards will move with our share prices, which is in line with our shareholders’ interests.

(2)
Please see footnote 2 to our executive director compensation section of the policy table above regarding the board retaining discretion with respect to our non-executive directors’ compensation. As provided in such footnote 2, we are retaining discretion over our non-executive directors’ compensation in the event modifications are necessary to retain current, or appoint new, non-executive directors.

Prior Commitments to Directors
Commitments made by our company to our executive and non-executive directors before the effective date of this directors’ compensation policy (each such commitment, a Prior Commitment) will be honored without regard to whether the Prior Commitment is consistent with the prevailing policy at the time when the Prior Commitment is ultimately fulfilled; provided, however, that such Prior Commitment is consistent with any applicable compensation policy in force when made. These commitments include deeds of indemnity entered into by our company with each of our directors as permitted by our articles of association. These deeds of indemnity require that we indemnify our directors, to the fullest extent permitted by applicable law, against all losses suffered or incurred by them in the event that they are a party to or involved in any claim arising in connection with their appointment as director, officer, employee, agent or fiduciary of Liberty Global or another corporation at the request of Liberty Global. In addition, any arrangement or commitment made by our company pursuant to and consistent with this directors’ compensation policy, as approved by our shareholders, will be deemed consistent with a later, amended policy, even if such arrangement would not otherwise be consistent with the policy prevailing when the commitment is fulfilled.
New Recruits Policy—Executive Directors
The compensation package for any new executive director would, so far as practicable, be consistent with the policy table set forth above, taking into account the experience and skills of the individual, market conditions and the country of residence or citizenship. In order to recruit high-caliber talent, the compensation committee will apply its discretion in determining an appropriate compensation package for a new executive director. In doing this, the compensation committee does not target compensation levels at any particular percentile of any applicable comparator group. In addition to the benefits as stated above, our company may cover relocation expenses, if necessary, and may offer a signing bonus. Any relocation costs will be made in line with our relocation policy applicable to all employees. This policy includes assistance with obtaining visas and work permits and limits on household items shipped by air and/or by sea and excludes costs for shipping certain large personal items (e.g. vehicles and pianos). The amount of any signing bonus will be based on market conditions and as the compensation committee, in its discretion, determines is necessary to attract high-caliber talent. If relocation costs and a signing bonus are provided, they may generally be subject to recoupment of up to 50% if the new executive director leaves our company within two years of appointment. As appropriate, we may also consider buying out existing share awards or long-term incentives of the new executive director from a previous employer, provided that any such compensation is no more valuable than the award being given up. Such action may be either in cash or replacement equity awards under our incentive plans or in combination thereof. We may also reimburse all or a portion of the legal fees in connection with agreeing to employment terms.
The maximum variable compensation that may be awarded on an ongoing basis to any new executive director will be in accordance with the above policy table. This would not include any amounts paid to buy out share awards or long-term incentives from a previous employer.
This new recruits policy applies to both an internal promotion or an external hire.
New Recruits Policy—Non-Executive Directors
The compensation package for any new non-executive director would, so far as practicable, be consistent with the policy table set forth above, taking into account the experience and skills of the individual and market conditions. The compensation package for any new non-executive director would, so far as practical, be as set out in the policy table above with fees prorated in the first year as necessary. The current maximum annual fee (excluding variable components as described in the policy table) that may be awarded to any new non-executive director is $100,000, plus an equity grant with a value of approximately $187,500 at the time of appointment. This maximum may be increased in accordance with the above policy table.
Consideration of Employee Compensation
Almost all of our employees are employed by the subsidiaries for our broadband operations. These subsidiaries each have compensation and benefit plans tailored to those typically offered by companies operating in the respective countries of our operations. That is, these plans are tailored to the unique circumstances of employment standards of each country. With respect to our corporate employees and members of senior management, they are generally offered the same compensation elements as our executive director. As shown in the policy table, the executive director’s compensation is heavily weighted towards variable pay. This is also the case for other members of senior management and our corporate employees. However, not all such employees are eligible for all benefits provided to our executive director or other members of senior management, such as use of the corporate plane or the executive health plan. Individual salary levels, target value of equity awards and annual bonus amounts vary according to the employees’ and officers’ levels of responsibility and contributions to our company. In addition, the compensation committee analyzes the pay of our executive officers and takes this into account when determining our executive director’s compensation, to ensure changes in executive officers’ pay as a whole are consistent with changes in the pay for our executive director.
In determining our non-executive directors’ compensation, our board relies on the general business and industry knowledge and experience of the members of our board and its own evaluation of the performance of our company and of our individual non-executive directors. Neither the compensation committee nor the board consults with employees in determining the directors’ compensation policy and does not take into account employee pay and conditions when determining non-executive directors’ compensation as employee pay and conditions are not relevant.
Service Contracts Policy
Non-executive directors do not have appointment letters with our company, other than one with Mr. Andrew Cole dated as of June 7, 2013. A copy of this letter is available at our registered offices in the U.K. On April 30, 2014, we entered into the Fries Agreement, which is a multi-year employment agreement with Mr. Fries to serve as our CEO. The terms of the Fries Agreement are summarized below and this description is subject to and qualified in its entirety by reference to the Fries Agreement, which is available for inspection at the registered office of our company.
Introduction; Effect of Changes in U.K. Law
Our board of directors and the compensation committee have determined that it is in our company’s best interest to enter into an employment agreement with Mr. Fries to serve as our CEO in order to promote stability in management, secure his services for the long-term, implement appropriate restrictive covenants and recognize his outstanding performance and our company’s success under his leadership. Mr. Fries was not previously subject to an employment agreement with us.
Although we are incorporated in the U.K., our ordinary shares are listed and traded on the NASDAQ Global Select Market, and Mr. Fries is based in Denver, Colorado. Consequently, the compensation for Mr. Fries, and the terms of the Fries Agreement, are based on U.S. customs and standards as we are competing with U.S. companies for senior management personnel based in the U.S. Recent changes in U.K. law require that the compensation of our directors (including that of Mr. Fries who is a member of our board of directors), including historical compensation, whether awarded on terms subject to U.S. law or not, be consistent with a compensation policy approved by our shareholders. In accordance with these regulations, we are presenting our directors’ compensation policy to our shareholders for a binding vote at the AGM, as set out in this Appendix A.
Summary of the Fries Agreement
The Fries Agreement is effective on April 30, 2014 and has an initial five-year term ending on April 30, 2019. After the initial term, the Fries Agreement automatically renews for successive one-year terms unless either party provides at least 180 days written notice to the other party of its intention not to renew the term. Notwithstanding the foregoing, the Fries Agreement and Mr. Fries’ employment may be terminated at any time during the initial five-year term or a renewal term.
Mr. Fries’ base salary will be $2.0 million per year, subject to annual increase at the discretion of the compensation committee. Mr. Fries will receive a cash bonus of $5.0 million within ten days of signing the Fries Agreement.
The Fries Agreement provides for the award of restricted share units of one million Class A shares and one million Class B shares (the Performance Grant Award) upon signing of the Fries Agreement. The Performance Grant Award is subject to the achievement of a performance condition measured in 2014 and a three-year service-based vesting period. However, if our company’s directors’ compensation policy is not approved at the AGM, the Performance Grant Award will vest and be settled no later than December 20, 2014, conditioned upon the satisfaction of the performance condition; provided, that the earned Performance Grant Award will be subject to a clawback (or recoupment) provision for a three-year period as provided in the Fries Agreement. The Performance Grant Award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
Mr. Fries’ maximum annual bonus opportunity for 2014 of $8.0 million will increase by $500,000 each year, provided that no increase is required if the base performance objective applicable to Mr. Fries’ annual bonus was not achieved in the previous year. There is no guaranteed bonus amount. The actual amount paid to Mr. Fries will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the compensation committee.
During the term of the Fries Agreement, Mr. Fries will participate in our company’s equity compensation programs on the same basis as other executives of our company. Pursuant to these programs, Mr. Fries will be entitled to receive grants of annual equity awards (the Annual Equity Awards). The Annual Equity Awards granted to Mr. Fries may be in the form of PSUs, SARs or other forms of equity as determined by the compensation committee, with the terms and conditions substantially the same as those for our other senior executive officers. The target value of these Annual Equity Awards is intended to be based on the target value for similar awards in 2014 as disclosed in the proxy statement and increased each year (beginning in 2016) by $2.5 million; however, the compensation committee may determine the actual target value of Annual Equity Awards each year in its sole discretion and may reduce this amount subject to the terms of the Fries Agreement.
In addition to participating in U.S. employee benefit plans and arrangements sponsored by our company for the benefit of its senior executive group, Mr. Fries is entitled to use our company’s aircraft for up to 120 hours of personal use per year, in accordance with the terms of aircraft time sharing agreements with our company. In addition, our company agreed to pay all reasonable legal fees and expenses incurred by Mr. Fries in connection with the negotiation and execution of the Fries Agreement.
If Mr. Fries’ employment is terminated as a result of his death or disability (as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) Mr. Fries’ accrued but unpaid base salary through the date of termination; (2) any annual bonus for a completed year that was earned but not paid as of the date of termination; (3) any accrued but unused vacation leave pay as of the date of termination; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any business expenses (Accrued Benefits). In addition, (a) our company will pay Mr. Fries or his heirs, as applicable, an amount equal to a pro rata portion of the annual bonus Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (b) any options, SARs or other nonperformance based awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award; (c) the Performance Grant Award will no longer be subject to the clawback provisions; (d) if Mr. Fries’ termination is during a performance period with respect to any PSUs (or other performance based award) that were granted as part of an Annual Equity Award, Mr. Fries will be entitled to a pro-rata amount of such awards based on performance through the end of the year of Mr. Fries’ termination and (e) Mr. Fries’ family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.
If Mr. Fries is terminated for cause (as defined in the Fries Agreement) or resigns (other than for good reason (as defined in the Fries Agreement)), he will be entitled to receive the Accrued Benefits and Mr. Fries will not be entitled to any other amounts under the Fries Agreement.
If Mr. Fries’ employment is involuntarily terminated by our company without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) an amount equal to the Pro-Rata Bonus; (3) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Fries was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the Severance Period (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with our company’s normal payroll practices during such period; and (4) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Fries for the immediately preceding two years (regardless when paid), multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with our company’s normal payroll practices during such period. In addition, any options, SARs or other nonperformance based awards will fully vest, with options and SARs remaining exercisable until the earlier of three years from Mr. Fries’ termination or the original expiration of such award, other nonperformance based awards and the Performance Grant Award (to the extent the performance conditions are satisfied) shall be accelerated and settled, the Performance Grant Award will no longer be subject to the clawback provisions and Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The “Severance Period” is a period of 24 months commencing on the termination of Mr. Fries’ employment.
If Mr. Fries’ employment is involuntarily terminated by our company without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries shall continue to earn each of the outstanding PSUs or other performance based awards that were granted as part of an Annual Equity Award, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated. If the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the initial term (or applicable renewal term) in which Mr. Fries’ termination took place, then our company shall pay to Mr. Fries additional amounts equal to the “Applicable Percentage” (as defined below) of the target value of the Annual Equity Awards that would have been made during such term, with payments being made in the first 90 days of the applicable grant years. The Applicable Percentage is the percentage of the Annual Equity Grant value that is made in the form of PSUs (or other full value equity awards) and shall not be less than 50%.
If Mr. Fries’ employment is involuntarily terminated by our company without cause or if Mr. Fries voluntarily terminates his employment for good reason and the termination is prior to the grant date for all Annual Equity Awards that would have been granted during the initial term (or applicable renewal term) in which Mr. Fries’ termination took place, then in respect of options, SARs or other share-based appreciation awards (other than PSUs or other full value equity awards, the treatment of which under these circumstances is described above) that would have been granted (the Ungranted Appreciation Awards), our company shall pay to Mr. Fries, on each date such awards would have vested and based on certain assumptions included in the Fries Agreement (including, taking into account the Applicable Percentage as described above), a lump sum cash amount equal to (1) the number of shares underlying the Ungranted Appreciation Awards that would have vested on the applicable vesting date, multiplied by (2) the excess of the closing share price on the applicable assumed vesting date over the closing share price on the assumed grant date.
Immediately upon the consummation of a change in control (as defined in the Fries Agreement), the Performance Grant Award shall no longer be subject to clawback. If Mr. Fries remains employed by our company (or our successor) for 12 months following a change in control, or is involuntarily terminated by our company without cause or voluntarily terminates for good reason prior to such time, then the outstanding PSUs (for which the performance period has not expired) and the unvested SARs will become fully vested as of the first anniversary of the change in control (or earlier date of termination or resignation), with outstanding PSUs deemed to be earned at the maximum level. If Mr. Fries’ employment is involuntarily terminated by our company without cause or if Mr. Fries voluntarily terminates his employment for good reason, either of which occurs within 13 months following a change in control, then Mr. Fries shall be treated as if his employment was terminated without cause or for good reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the initial term (or applicable renewal term) of the Fries Agreement in which Mr. Fries’ termination took place; provided that in no event shall the Severance Period be less than 24 months.
Pursuant to the Fries Agreement, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.
Mr. Fries has agreed to waive any rights he would have under any agreement to a gross-up for any taxes associated with a parachute payment.
As a result of the new U.K. laws discussed above, in the event that the directors’ compensation policy is not approved by our shareholders, we could be in a position where paying our directors any compensation or benefits after December 31, 2014 could violate U.K. law or breach existing U.S. contractual obligations, including in connection with historical equity awards. Our board of directors considered the associated risks and concluded that it is desirable to address some of these risks in the Agreement. The Fries Agreement addresses treatment of Mr. Fries’ outstanding equity awards if the directors’ compensation policy is not approved by our shareholders prior to December 20, 2014. Under these circumstances, all PSUs and SARs granted to Mr. Fries on or after June 27, 2012 will fully vest, with the PSUs settled at the maximum performance level, and with Mr. Fries having the election to exercise the vested SARs prior to December 29, 2014. If the SARs vest and are exercised pursuant to the previous sentence, then Mr. Fries will be entitled to receive new SAR grants to replace the exercised grants under the terms provided for in the Fries Agreement.
Payments for Loss of Office Policy
Other than as provided by the terms of the Fries Agreement (as described under Service Contracts Policy above), we have not adopted a severance policy for any of our directors. Notwithstanding the foregoing, and subject to the terms of any service contracts, the compensation committee in the case of an executive director and the board in the case of a non-executive director may determine whether any payments are appropriate to the terminating director based upon actual circumstances and are appropriate in a U.S. context. The availability of payments and benefits for Mr. Fries varies with the reason employment terminates as provided pursuant to the Fries Agreement. See Service Contracts Policy above. If a new executive director is appointed, the compensation committee may decide it is appropriate to also enter into a service contract that provides similar provisions on termination to those included in our executive director’s service contract.
For our directors (other than Mr. Fries), any outstanding equity awards will be exercisable or forfeited as provided in our plans and agreements under which the awards were granted according to their respective terms and in accordance with all applicable laws, regulations and rules. These terms are summarized below.
Any outstanding vested equity awards, absent termination of a director’s service by us for cause (as defined in the applicable plan), will remain exercisable in accordance with their terms. Directors are entitled to accelerated vesting of all or part of their outstanding equity awards on account of certain termination events, in accordance with the applicable plans. Generally, if termination is due to the occurrence of a change-in-control of our company (as defined in the applicable plan), options, SARs and PSARs will become immediately exercisable and the restrictions on restricted shares, RSUs or performance-based RSUs will lapse, unless individual agreements state otherwise and provided further that such awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, effective provision has not been made for the assumption or continuation of the awards on equivalent terms.

If a director’s service terminates due to death or disability, options and SARs will become immediately exercisable, target performance awards may be deemed to be earned (subject to reduction by the compensation committee based on achievement of the performance metrics), unvested performance awards will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse, unless individual agreements state otherwise. Notwithstanding the foregoing, unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the director’s service terminates by reason of death or disability (as defined in the applicable plan), his or her options, SARs or PSARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the director’s service for “cause” (as defined in the applicable plan) will result in the immediate termination of all options, SARs and PSARs and the forfeiture of all rights to any restricted shares, RSUs, PSUs, retained distributions, unpaid dividend equivalents and any related cash amounts held by such terminated director.
While definitions of the foregoing termination events vary among the plans and agreements, generally “cause” is defined to mean (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For terminations within 12 months of a change-in-control event, “cause” is generally defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.
Share Ownership Policy
The compensation committee has established a share ownership policy for our executive officers and senior officers, including our executive director. The purpose of this policy is to ensure that our executive director as well as our other officers have a significant stake in our long-term success. As a result, the compensation committee established guidelines for ownership of our ordinary shares by our executive director of a minimum value of five times our executive director’s base salary. Our non-executive directors are not subject to this policy, although they are encouraged to own ordinary shares.
Any newly appointed executive director is expected to meet the guidelines in the policy within four years of appointment. If the executive director is not compliant with the policy, the compensation committee may pay their annual bonus in ordinary shares and/or prohibit any further sales of ordinary shares until compliant.
Illustrations of the Application of the Policy
The following bar chart sets out the minimum, target and maximum compensation that could be earned by our executive director in 2014 based on the policy described above. Each bar is divided into fixed, short-term and long-term compensation, and shows the percentage of the total comprised by the parts, and the total value of compensation expected for each bar.
Basis of Calculation and Assumptions

•
On fixed compensation, the full amount of salary and estimated cost of benefits has been included – no discount has been applied for the fact that an election is available to defer such compensation under our company’s deferred compensation plan. It also includes a cash signing bonus payable to our executive director in connection with the execution of the Fries Agreement in April 2014.

•
Fixed compensation also includes the intrinsic value of SARs vesting in 2014. The intrinsic value for all SARs vesting in 2014 is calculated based on the spread between the base price of the applicable SAR and the closing market prices of our shares on March 31, 2014, as reported by NASDAQ;

•
PSUs with a performance period ending December 31, 2014, are included in target and maximum and have been valued using the closing market prices of our shares on March 31, 2014, as reported by NASDAQ, and in all cases do not take into account any subsequent appreciation or depreciation in the share price;

•	The maximum value for PSUs includes the value for over achievement; and

•
The Performance Grant Award granted to our executive director pursuant to the Fries Agreement comprises share units subject to a three-year vesting schedule and performance criteria (determined in 2014) intended to satisfy the requirements of Section 162(m) of the Code. If the directors’ compensation policy is approved and if performance criteria are met, the share units vest over a three-year period. After 2014, the Performance Grant Award is a time-vested award and therefore we believe it is appropriate to treat the award as compensation received in the years the award vests similar to other time-vested awards (i.e., one-third in each of 2015, 2016 and 2017). Accordingly, the Performance Grant Award is not reflected in the bar chart above for compensation received in 2014, since it will not be received in 2014 for these purposes. If the performance criteria are not met, the Performance Grant Award lapses.

Consideration of Shareholder Views
At the 2011 annual shareholders meeting of our predecessor company, LGI, shareholders representing over 90% of our shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs (as determined pursuant to applicable SEC regulations), as disclosed in the LGI proxy statement for its 2011 annual meeting of shareholders. As a result, through 2013, our compensation committee generally maintained the overall compensation program for our executive director, except for the 2013 Challenge Awards. In April 2014, the compensation committee negotiated, and we entered into, a the Fries Agreement with our executive director. See Service Contracts Policy above. Our company has not otherwise consulted with shareholders in establishing this directors’ compensation policy.

Annual Compensation Report
The members of our compensation committee are John P. Cole, Jr., Larry E. Romrell and J.C. Sparkman (chairman). The chairman of our compensation committee reports to our board of directors on annual compensation decisions and on the administration of existing programs and development of new programs. The members of our compensation committee are “independent directors” (as defined under the NASDAQ Stock Market rules), “non-employee directors” (as defined in Rule 16b-3 under the Exchange Act) and “outside directors” (as defined in Section 162(m) of the Code).
The compensation committee is responsible for identifying our primary goals with respect to executive compensation, implementing compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitoring performance against those goals and associated risks. The responsibilities of the compensation committee are more fully described in its charter, which is available on our website at www.libertyglobal.com. In making its compensation decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members and the compensation committee’s own evaluation of our company and the performance of our executive officers. From time to time, however, the compensation committee will retain a compensation consultant to assist it in evaluating proposed changes in compensation programs or levels of compensation and to provide comparative data.
During 2013, the compensation committee selected and retained Deloitte as its compensation consultant and directed it with respect to the various compensation analyses Deloitte performed. Deloitte has served as the compensation committee’s independent advisor since 2010. We paid $78,131, based on hourly rates, to Deloitte for its services in 2013 for the compensation committee. Deloitte is one of several member firms of DTTL. Each member firm of DTTL, including Deloitte, is a legally separate and independent entity. Our operations use a number of other DTTL member firms for non-compensation related services. All of the non-compensation related services provided by these other member firms of DTTL were performed at the direction of management without oversight or approval by our board or compensation committee, as these services were rendered in the ordinary course of business and were not material in scope or nature. Our compensation committee was aware that other DTTL member firms performed non-compensation related services to us at the time it engaged Deloitte. Because of the structure of DTTL, the compensation committee considers the advice received from Deloitte to be objective and independent. For further information regarding the role of Deloitte as the compensation committee’s consultant, see Executive Officer and Director Compensation—Compensation Discussion and Analysis—Overview of Compensation Process in the proxy statement.
All compensation decisions with respect to our executive director and the chairman of our board are made by our compensation committee. Decisions with respect to our executive director’s compensation are made in private sessions of the compensation committee without the presence of management. With the assistance of our Human Resources and Legal Departments, our executive director is involved in formulating the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and recommending revisions. Other senior officers, within the scope of their job responsibilities, participate in gathering and presenting to the compensation committee, for its consideration, data and legal, tax and accounting analyses relevant to compensation and benefit decisions.
The compensation committee’s approach to equity incentive awards for our executive director places a significant emphasis on performance-based equity awards. Since 2010, the compensation committee’s approach has been to set a target annual equity value for each executive officer, of which approximately two-thirds would be delivered in the form of an annual award of PSUs, which if earned convert to time-vested RSUs, and approximately one-third in the form of an annual award of time-vested SARs. In 2013, the compensation committee followed this approach. It also approved the 2013 Challenge Awards consisting of PSARs as described in footnote (1) of the policy table for the executive director above.
Below is the annual compensation report on our directors’ compensation for the year-ended December 31, 2013. Pursuant to the requirements of the Companies Act, portions of this report have been audited by our U.K. auditors, KPMG LLP (U.K.) as indicated.

Single Total Figure of Compensation for Directors (Audited)
Below is the compensation earned by each of our directors in 2013 and 2012. The values reflected for long-term performance awards and SAR/option awards are based on market prices as described in footnotes 3 and 4 below and not grant date fair values.

Director	Year	Fees and Salary ($)		Taxable Benefits ($)(1)	Annual Performance Awards ($)(2)	Long-Term Performance Awards ($)(3)	SAR/Option Awards ($)(4)	Pension ($)(5)	Total ($)
Executive
Michael T. Fries	2013	1,365,385		834,899	3,960,000	6,204,619	5,616,000	—	17,980,903
	2012	996,231	(6)	500,123	3,622,000	7,320,857	2,105,724	—	14,544,935

Non-Executive
Andrew J. Cole (7)	2013	61,094	(8)	313	—	—	—	—	61,407
	2012	—		—	—	—	—	—	—

John P. Cole, Jr.	2013	118,233	(8)	313	—	—	258,348	—	376,894
	2012	114,000	(8)	1,163	—	—	289,529	—	404,692

Miranda Curtis	2013	125,766	(8)	3,353	—	—	325,258	—	454,377
	2012	129,000	(8)	2,958	—	—	90,259	—	222,217

John W. Dick	2013	128,766	(8)	5,533	—	—	325,258	—	459,557
	2012	140,250	(8)	5,538	—	—	309,137	—	454,925

Paul A. Gould	2013	146,983	(8)(9)	10,847	—	—	145,896	—	303,726
	2012	146,000	(8)(9)	8,407	—	—	133,584	—	287,991

Richard R. Green	2013	102,733	(8)	19,613	—	—	212,806	—	335,152
	2012	91,250	(8)(9)	1,094	—	—	262,393	—	354,737

John C. Malone	2013	—		177,391	—	—	2,984,623	—	3,162,014
	2012	—		42,156	—	—	493,500	—	535,656

David E. Rapley	2013	114,234	(9)	33,530	—	—	258,348	—	406,112
	2012	102,000	(9)	23,479	—	—	289,529	—	415,008

Larry E. Romrell	2013	110,234		13,381	—	—	258,348	—	381,963
	2012	99,500		12,415	—	—	180,123	—	292,038

J.C. Sparkman	2013	130,975		6,816	—	—	258,348	—	396,139
	2012	115,250		16,321	—	—	180,123	—	311,694

J. David Wargo	2013	120,483	(8)(9)	9,654	—	—	145,896	—	276,033
	2012	116,250	(8)(9)	20,079	—	—	242,990	—	379,319
___________________

(1)	Taxable benefits provided to our executive director include the following:

Executive Director	Year	Group Term Life Insurance ($)	Interest on Deferred Compensation ($)	Use of Company Plane ($)	Executive Health Plan ($)	Professional Memberships ($)	Gifts & Tax Gross-up ($)	Total ($)

Michael T. Fries	2013	1,656	431,653	376,690	—	22,850	2,050	834,899
	2012	1,656	249,365	222,819	3,860	22,360	63	500,123

Taxable benefits provided to our non-executive directors include the following:

Non-Executive Director	Year	Interest on Deferred Compensation ($)	Entertainment & Travel Expenses ($)(a)	Use of Company Plane ($)	U.K. Group Health Insurance ($)	Gifts & Tax Gross-up ($)	Total ($)

Andrew J. Cole	2013	—	—	—	—	313	313
	2012	—	—	—	—	—	—

John P. Cole, Jr.	2013	—	—	—	—	313	313
	2012	—	—	—	—	1,163	1,163

Miranda Curtis	2013	—	—	—	3,040	313	3,353
	2012	—	—	—	1,930	1,028	2,958

John W. Dick	2013	—	1,912	—	3,308	313	5,533
	2012	—	—	—	4,371	1,167	5,538

Paul A. Gould	2013	9,326	1,208	—	—	313	10,847
	2012	5,886	1,108	—	—	1,413	8,407

Richard R. Green	2013	18	19,282	—	—	313	19,613
	2012	10	—	—	—	1,084	1,094

John C. Malone	2013	—	157,748	19,330	—	313	177,391
	2012	—	1,201	39,871	—	1,084	42,156

David E. Rapley	2013	21,489	11,590	138	—	313	33,530
	2012	11,647	10,409	339	—	1,084	23,479

Larry E. Romrell	2013	—	12,890	178	—	313	13,381
	2012	—	11,152	—	—	1,263	12,415

J.C. Sparkman	2013	—	—	6,816	—	—	6,816
	2012	—	—	15,237	—	1,084	16,321

J. David Wargo	2013	9,341	—	—	—	313	9,654
	2012	8,429	10,458	—	—	1,192	20,079
___________________

(a)
These expenses include travel and entertainment costs for spouses joining members of our board for board meetings. In the case of Mr. Malone, also includes reimbursement for professional fees incurred for tax planning related to ownership of our shares ($157,069).

(2)
The amount reflects the annual cash performance awards earned by Mr. Fries under the 2005 Incentive Plan during the years indicated. For information regarding the operation of our annual cash performance awards including the performance metrics and maximum achievable performance awards, see the section of the CD&A titled Elements of Compensation Packages. As stated in our policy table above for our non-executive directors, our non-executive directors do not receive annual cash performance awards.

(3)
The amount reflects the value of PSUs with a performance period that ended in the year indicated based on the actual number of PSUs earned and the closing price of the shares as reported by NASDAQ on December 31 of such year. The PSUs generally vest in the year following the end of the performance period as long as the executive director is employed by our company on the vesting date. For information regarding the operation of our PSUs including the performance measures and targets, see the section of the CD&A titled Elements of Compensation Packages. As stated above in our policy table, our non-executive directors do not participate in our long-term incentive programs.

(4)
The amounts represent the intrinsic value for all SARs (i.e., the spread between the base price of the applicable SAR and the market price of the underlying shares on the respective vesting dates) or options that vested during the years indicated as calculated based on the closing prices of our shares on the applicable vesting dates, as reported by NASDAQ. For our executive director, the amounts consist solely of the aggregate value for all SARs that vested quarterly during the applicable year. For our non-executive directors, the amounts consist of the value of shares received by such director upon the vesting of RSUs during the years indicated and the value of options that vested annually during the applicable year, added together. No value is included for vested RSUs where the director elected to defer receipt of the shares under the director deferred compensation plan. As stated in the policy table, we believe time-vested awards are appropriate in order to have our directors retain a long-term interest in our company. The value of the awards will move with our share prices, which provides incentive to deliver on our company’s long-term strategic objectives and is in line with our shareholders’ interests.

(5)	As stated in our policy table above, we do not provide a pension or other defined benefit plan for our directors.

(6)
Amount includes $896,608 of Mr. Fries’ 2012 salary, the payment of which Mr. Fries elected to defer pursuant to our deferred compensation plan. Such deferred amount accrues interest at the rate of 9% per annum, compounded daily, until paid in full.

(7)	Mr. A. Cole was appointed to our board of directors in June 2013, and compensation for his services is from the date of such appointment.

(8)	Includes the dollar amount of fees paid in our Class A shares and Class C shares at the election of the director.

(9)
The following table indicates the amount of fees included in the table that the directors listed have elected to defer in the years indicated pursuant to the director deferred compensation plan. Such deferred amounts accrue interest at the rate of 9% per annum, compounded daily, until paid in full.

Non-Executive Director	Year	Amount Deferred ($)

Paul A. Gould	2013	72,348
	2012	26,316

Richard R. Green	2013	—
	2012	95

David E. Rapley	2013	101,484
	2012	90,000

J. David Wargo	2013	1,019
	2012	95
2013 Equity Incentive Grants (Audited)
During 2013, the compensation committee approved performance awards to the executive director under the 2005 Incentive Plan consisting of 2013 PSUs and the 2013 Challenge Awards in the form of PSARs. Details of these awards are summarized below with further details set out in the CD&A on the applicable performance metrics and in the policy table above.

Director	Grant Date	Type of Award (1)		Class of Shares	Number of Shares	Base Price/sh	Face Value (2)	Performance Period	% Vesting at Threshold

Michael T. Fries	4/1/2013	PSUs	(3)	Class A	39,020	$—	$1,444,580	2 years ending 12/31/2014	N/A
	4/1/2013	PSUs	(3)	Class C	117,060	$—	$4,122,794	2 years ending 12/31/2014	N/A
	6/24/2013	PSARs	(3)	Class A	925,000	$35.03	$—	3 years ending 12/31/2015	N/A
	6/24/2013	PSARs	(3)	Class C	925,000	$34.67	$—	3 years ending 12/31/2015	N/A
	6/24/2013	PSARs	(3)	Class C	1,850,000	$32.78	$—	3 years ending 12/31/2015	N/A
__________________

(1)
The terms of the PSUs and PSARs (also referred to as the 2013 Challenge Awards) awarded to our executive director are summarized in the directors’ compensation policy table above and in the proxy statement under Executive Officer and Director Compensation. Generally, the compensation committee sets the performance targets corresponding to a selected performance measure or measures and a base (minimum) performance objective that must be achieved in order for any portion of our executive director’s PSU awards to be earned. The level of achievement of the performance target within a range established by the compensation committee determines the percentage of the PSU award earned during the performance period, subject to reduction or forfeiture based on individual performance.

(2)
For purposes of this table, the 2013 PSUs have been valued using the closing per share prices on the date of grant (originally $73.66 for Class A PSUs and $69.02 for Class C PSUs) and adjusted for the Dividend. SARs are a form of compensation used in the U.S. but are not commonly used in the U.K. SARs entitle a holder upon exercise (assuming performance measures or other conditions are satisfied) to a number of shares with a value equal to the difference between the value of the shares on the date of exercise and the base price associated with the SAR. For example, if our executive director exercised the Class A PSARs granted on June 24, 2013 on March 31, 2014, the actual value of the shares received by our executive director upon such exercise would be $6,077,250 (subject to tax withholding), representing 146,087 Class A shares as of that date. The U.K. regulations applying to shares and share options require disclosure of the “face value” of such awards based on the maximum number of shares that would vest if all performance measures and targets are met multiplied by either the share price on the date of grant or an average share price. For the PSARs granted to our executive director in 2013 we cannot determine the number of shares to be received upon exercise without knowing the ultimate price of the shares on the date of exercise. Accordingly, we cannot provide the “face value” under the U.K.

regulations. Under U.S. accounting standards and disclosure requirements, we show the “grant date value” of a SAR calculated in accordance with U.S. accounting standard FASB ASC 718 of the applicable SAR. The aggregate grant date value of the PSARs granted to our executive director in 2013 was $30,785,394. The dollar amounts for the PSARs exclude the impact of estimated forfeitures and assume a risk-free interest rate of 1.14%, a volatility rate of 29.0% and an expected term of 4.0 years.

(3)
Details for the performance measures and targets are set forth in the CD&A of the proxy statement. If earned, the 2013 PSUs will vest in two equal semi-annual installments on March 31, 2015 and September 30, 2015. If earned, the PSARs will vest in full on June 24, 2016.

Payments to Former Directors
There have been no payments made to former directors and no payments made for loss of office during 2013.
Share Ownership Policy
Our share ownership policy is summarized in the directors’ compensation policy and in the CD&A under Elements of Our Compensation Packages—Share Ownership Policy of the proxy statement. As of December 31, 2013, the value of the ordinary shares owned by our executive director, calculated in accordance with the policy, significantly exceeded the requirements of the policy. Our non-executive directors are not subject to this policy, although they are encouraged to own ordinary shares.
Director Share Ownership and Equity Grants (Audited)
The following table shows the number of shares owned by our directors as well as equity awards outstanding as of March 31, 2014. The equity awards consist of options, SARs, PSUs and PSARs for our executive director and options for our non-executive directors.

			Time Vested Options/SARs					Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
Executive
Michael T. Fries
Class A	650,128	(1)	147,617	—		9.87	11/24/2014	9,021	39,020	(2)
			127,425	8,495	(3)	13.81	5/1/2017		78,276	(4)
			63,074	28,670	(5)	23.37	5/1/2018		925,000	(6)
			38,003	48,861	(7)	25.12	5/1/2019
			15,348	66,508	(8)	37.23	5/1/2020
Class B	—	(9)	—	—		—
Class C	2,183,980	(1)	147,617	—		9.77	11/24/2014	27,063	117,060	(2)
			295,234	—		9.30	11/24/2014		156,552	(4)
			127,424	8,496	(3)	13.67	5/1/2017		925,000	(6)
			254,859	16,981	(3)	13.54	5/1/2017		1,850,000	(6)
			63,074	28,670	(4)	23.13	5/1/2018
			126,148	57,340	(4)	22.20	5/1/2018
			38,002	48,862	(7)	24.87	5/1/2019
			76,006	97,722	(7)	24.10	5/1/2019
			15,348	66,508	(8)	36.85	5/1/2020
			30,696	133,016	(8)	34.41	5/1/2020

Non-Executive
Andrew J. Cole
Class A	1,938		—	4,412	(10)	36.93	6/28/2020
			16,492	—		17.08	6/11/2022
Class C	4,642		—	4,412	(10)	36.56	6/28/2020
			—	9,550	(10)	33.95	6/28/2020
			16,492	—		16.91	6/11/2022

		Time Vested Options/SARs					Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
		24,616	—		15.00	6/11/2022
John P. Cole, Jr.
Class A	9,310	10,000	—		11.66	6/15/2015
		5,000	—		11.15	6/22/2016
		10,000	—		19.95	6/19/2017
		10,000	—		16.58	6/12/2018
		10,000	—		7.49	6/17/2019
		1,406	—		13.44	6/17/2020
		664	332	(11)	21.03	6/21/2021
		632	1,263	(12)	24.37	6/19/2022
		—	4,412	(10)	36.93	6/28/2020
Class C	27,407	10,000	—		11.55	6/15/2015
		20,000	—		10.99	6/15/2015
		5,000	—		11.04	6/22/2016
		10,000	—		10.79	6/22/2016
		10,000	—		19.76	6/19/2017
		20,000	—		18.76	6/19/2017
		10,000	—		16.42	6/12/2018
		20,000	—		15.70	6/12/2018
		10,000	—		7.42	6/17/2019
		20,000	—		7.41	6/17/2019
		1,406	—		13.32	6/17/2020
		2,810	—		13.40	6/17/2020
		664	332	(10)	20.82	6/21/2021
		1,382	690	(10)	20.10	6/21/2021
		632	1,263	(11)	24.13	6/19/2022
		1,308	2,612	(11)	23.45	6/19/2022
		—	4,412	(9)	36.56	6/28/2020
		—	9,550	(9)	33.95	6/28/2020
Miranda Curtis
Class A	126,355	2,812	—		13.44	6/17/2020
		664	332	(11)	21.03	6/21/2021
		632	1,263	(12)	24.37	6/19/2022
		—	4,412	(10)	36.93	6/28/2020
Class C	371,889	2,812	—		13.32	6/17/2020
		5,618	—		13.40	6/17/2020
		664	332	(10)	20.82	6/21/2021
		1,382	690	(10)	20.10	6/21/2021
		632	1,263	(11)	24.13	6/19/2022
		1,308	2,612	(11)	23.45	6/19/2022
		—	4,412	(9)	36.56	6/28/2020
		—	9,550	(9)	33.95	6/28/2020
John W. Dick
Class A	15,539	10,000	—		11.66	6/15/2015
		10,000	—		11.15	6/22/2016
		10,000	—		19.95	6/19/2017
		10,000	—		16.58	6/12/2018
		10,000	—		7.49	6/17/2019
		2,812	—		13.44	6/17/2020
		664	332	(11)	21.03	6/21/2021
		632	1,263	(12)	24.37	6/19/2022
		—	4,412	(10)	36.93	6/28/2020

		Time Vested Options/SARs					Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
Class C	41,188	10,000	—		11.55	6/15/2015
		20,000	—		10.99	6/15/2015
		10,000	—		11.04	6/22/2016
		20,000	—		10.79	6/22/2016
		10,000	—		19.76	6/19/2017
		20,000	—		18.76	6/19/2017
		10,000	—		16.42	6/12/2018
		20,000	—		15.70	6/12/2018
		10,000	—		7.42	6/17/2019
		20,000	—		7.41	6/17/2019
		2,812	—		13.32	6/17/2020
		5,618	—		13.40	6/17/2020
		664	332	(11)	20.82	6/21/2021
		1,382	690	(11)	20.10	6/21/2021
		632	1,263	(12)	24.13	6/19/2022
		1,308	2,612	(12)	23.45	6/19/2022
		—	4,412	(10)	36.56	6/28/2020
		—	9,550	(10)	33.95	6/28/2020
Paul A. Gould
Class A	198,174	586	—		8.81	6/1/2014
		10,000	—		11.66	6/15/2015
		10,000	—		11.15	6/22/2016
		10,000	—		19.95	6/19/2017
		5,000	—		16.58	6/12/2018
		5,000	—		7.49	6/17/2019
		1,406	—		13.44	6/17/2020
		664	332	(11)	21.03	6/21/2021
		632	1,263	(12)	24.37	6/19/2022
		—	4,412	(10)	36.93	6/28/2020
Class B	51,429	—	—		—
Class C	913,429	586	—		8.73	6/1/2014
		1,172	—		8.31	6/1/2014
		10,000	—		11.55	6/15/2015
		20,000	—		10.99	6/15/2015
		10,000	—		11.04	6/22/2016
		20,000	—		10.79	6/22/2016
		10,000	—		19.76	6/19/2017
		20,000	—		18.76	6/19/2017
		5,000	—		16.42	6/12/2018
		10,000	—		15.70	6/12/2018
		5,000	—		7.42	6/17/2019
		10,000	—		7.41	6/17/2019
		1,406	—		13.32	6/17/2020
		2,810	—		13.40	6/17/2020
		664	332	(11)	20.82	6/21/2021
		1,382	690	(11)	20.10	6/21/2021
		632	1,263	(12)	24.13	6/19/2022
		1,308	2,612	(12)	23.45	6/19/2022
		—	4,412	(10)	36.56	6/28/2020
		—	9,550	(10)	33.95	6/28/2020
Richard R. Green
Class A	3,346	10,000	—		6.42	12/16/2018

			Time Vested Options/SARs					Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
			10,000	—		7.49	6/17/2019
			2,812	—		13.44	6/17/2020
			664	332	(11)	21.03	6/21/2021
			632	1,263	(12)	24.37	6/19/2022
			—	4,412	(10)	36.93	6/28/2020
Class C	7,211		10,000	—		6.36	12/16/2018
			20,000	—		6.05	12/16/2018
			10,000	—		7.42	6/17/2019
			20,000	—		7.41	6/17/2019
			2,812	—		13.32	6/17/2020
			5,618	—		13.40	6/17/2020
			664	332	(11)	20.82	6/21/2021
			1,382	690	(11)	20.10	6/21/2021
			632	1,263	(12)	24.13	6/19/2022
			1,308	2,612	(12)	23.45	6/19/2022
			—	4,412	(10)	36.56	6/28/2020
			—	9,550	(10)	33.95	6/28/2020
John C. Malone
Class A	1,042,480	(13)	27,323	—		17.98	12/16/2020
			14,761	7,380		23.37	5/1/2021
			8,035	16,069	(14)	25.12	5/1/2022
			—	18,194	(15)	37.23	5/1/2023
Class B	8,677,225	(16)(19)	—	—		—
Class C	15,181,461	(13)	27,323	—		17.80	12/16/2020
			57,638	—		16.97	12/16/2020
			14,761	7,380		23.13	5/1/2021
			30,925	15,463		22.20	5/1/2021
			8,035	16,069	(14)	24.87	5/1/2022
			16,666	33,332	(14)	24.10	5/1/2022
			—	18,194	(15)	36.85	5/1/2023
			—	39,168	(15)	34.41	5/1/2023
David E. Rapley
Class A	2,049		3,333	—		7.49	6/17/2019
			937	—		13.44	6/17/2020
			664	332	(11)	21.03	6/21/2021
			632	1,263	(12)	24.37	6/19/2022
			—	4,412	(10)	36.93	6/28/2020
Class C	18,185		3,333	—		7.42	6/17/2019
			6,666	—		7.41	6/17/2019
			937	—		13.32	6/17/2020
			1,872	—		13.40	6/17/2020
			664	332	(11)	20.82	6/21/2021
			1,382	690	(11)	20.10	6/21/2021
			632	1,263	(12)	24.13	6/19/2022
			1,308	2,612	(12)	23.45	6/19/2022
			—	4,412	(10)	36.56	6/28/2020
			—	9,550	(10)	33.95	6/28/2020
Larry E. Romrell
Class A	26,287		469	—		13.44	6/17/2020
			332	332	(11)	21.03	6/21/2021
			632	1,263	(12)	24.37	6/19/2022

			Time Vested Options/SARs					Performance Awards
Director	Amount of Shares Beneficially Owned (#)		Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
			—	4,412	(10)	36.93	6/28/2020
Class C	77,343		469	—		13.32	6/17/2020
			936	—		13.40	6/17/2020
			332	332	(11)	20.82	6/21/2021
			690	690	(11)	20.10	6/21/2021
			632	1,263	(12)	24.13	6/19/2022
			1,308	2,612	(12)	23.45	6/19/2022
			—	4,412	(10)	36.56	6/28/2020
			—	9,550	(10)	33.95	6/28/2020
J.C. Sparkman
Class A	18,330		10,000	—		19.95	6/19/2017
			10,000	—		16.58	6/12/2018
			5,000	—		7.49	6/17/2019
			1,406	—		13.44	6/17/2020
			664	332	(11)	21.03	6/21/2021
			632	1,263	(12)	24.37	6/19/2022
			—	4,412	(10)	36.93	6/28/2020
Class C	55,082		10,000	—		19.76	6/19/2017
			20,000	—		18.76	6/19/2017
			10,000	—		16.42	6/12/2018
			20,000	—		15.70	6/12/2018
			5,000	—		7.42	6/17/2019
			10,000	—		7.41	6/17/2019
			1,406	—		13.32	6/17/2020
			2,810	—		13.40	6/17/2020
			664	332	(11)	20.82	6/21/2021
			1,382	690	(11)	20.10	6/21/2021
			632	1,263	(12)	24.13	6/19/2022
			1,308	2,612	(12)	23.45	6/19/2022
			—	4,412	(10)	36.56	6/28/2020
			—	9,550	(10)	33.95	6/28/2020
J. David Wargo
Class A	943		3,192	—		8.62	6/22/2014
			10,000	—		11.66	6/15/2015
			10,000	—		11.15	6/22/2016
			10,000	—		19.95	6/19/2017
			10,000	—		16.58	6/12/2018
			10,000	—		7.49	6/17/2019
			1,406	—		13.44	6/17/2020
			664	332	(11)	21.03	6/21/2021
			632	1,263	(12)	24.37	6/19/2022
			—	4,412	(10)	36.93	6/28/2020
Class C	3,159	(17)	3,192	—		8.54	6/22/2014
			6,384	—		8.13	6/22/2014
			10,000	—		11.55	6/15/2015
			20,000	—		10.99	6/15/2015
			10,000	—		11.04	6/22/2016
			20,000	—		10.79	6/22/2016

		Time Vested Options/SARs					Performance Awards
Director	Amount of Shares Beneficially Owned (#)	Number of Shares Underlying Unexercised Options/SARs (#) Exercisable	Number of Shares Underlying Unexercised Options/SARs (#) Unexercisable		Base or Exercise Price ($)	Expiration Date	Earned Performance Awards (#)(unvested)	Unearned Performance Awards (#)
		10,000	—		19.76	6/19/2017
		20,000	—		18.76	6/19/2017
		10,000	—		16.42	6/12/2018
		20,000	—		15.70	6/12/2018
		10,000	—		7.42	6/17/2019
		20,000	—		7.41	6/17/2019
		1,406	—		13.32	6/17/2020
		2,810	—		13.40	6/17/2020
		664	332	(11)	20.82	6/21/2021
		1,382	690	(11)	20.10	6/21/2021
		632	1,263	(12)	24.13	6/19/2022
		1,308	2,612	(12)	23.45	6/19/2022
		—	4,412	(10)	36.56	6/28/2020
		—	9,550	(10)	33.95	6/28/2020
__________________

(1)
Includes 1,977 Class A shares and 13,063 Class C shares held in the 401(k) Plan for the benefit of Mr. Fries. Also includes 15,292 Class A shares and 252,452 Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ minor children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust.

(2)
Represents the target number of Class A and Class C shares underlying 2013 PSUs that may be earned by the executive director. If earned, the 2013 PSUs will vest in two equal installments on March 31, 2015 and September 30, 2015, respectively.

(3)	Vests in one remaining quarterly installments on May 1, 2014.

(4)
Represents the target number of Class A and Class C shares underlying 2014 PSUs that may be earned by the executive director. If earned, the 2014 PSUs will vest in two equal installments on March 31, 2016 and September 30, 2016, respectively.

(5)	Vests in five equal remaining quarterly installments from May 1, 2014 to May 1, 2015.

(6)
Represents the target number of Class A and Class C shares subject to the PSARs of the 2013 Challenge Awards that may be earned by the executive director. If earned, these PSARs will vest on June 24, 2016. Terms of the PSARs are:

Grant Date	Class of Shares	Number of Shares (#)	Base Price ($)	Expiration Date

6/24/2013	Class A	925,000	35.03	6/24/2020
6/24/2013	Class C	925,000	34.67	6/24/2020
6/24/2013	Class C	1,850,000	32.78	6/24/2020

(7)	Vests in nine equal remaining quarterly installments from May 1, 2014 to May 1, 2016.

(8)	Vests in 13 equal remaining quarterly installments from May 1, 2014 to May 1, 2017.

(9)
Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone, filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and our executive director, Mr. Malone and the Malone Trust agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (i) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Class B shares and (ii) in the event the Malone Trust or any permitted transferee determines to sell such Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(10)	Vests as to one-third of the option shares each on the date of the first, second and third annual general meetings of shareholders following the date of grant.

(11)	Vests in one remaining annual installment on June 26, 2014.

(12)	Vests in two equal remaining annual installments on June 26, 2014 and the date of our annual general meeting in 2015.

(13)	Includes 90,303 Class A shares and 680,041 Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(14)	Vests in one remaining annual installment on May 1, 2014.

(15)	Vests in two equal remaining annual installments on May 1, 2014 and May 1, 2015.

(16)
Includes 8,677,225 Class B shares and 8,677,225 Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the Malone Trust.

(17)	Includes 32 Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

Option Exercises and Stock Vested (Audited)
The table below sets forth certain information concerning each exercise of options or SARs by, and each vesting of restricted shares or RSUs of, our directors during the year ended December 31, 2013. The table below does not include directors who elected to defer receipt of our shares upon vesting of RSUs pursuant to the director deferred compensation plan.

	Option/SARs Awards					Stock Awards
Director	Grant Date	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Expiration Date	Vest Date	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)

Michael T. Fries
Class A	5/2/2006	65,000	(2)		5/2/2013	9/30/2013	30,880	(3)(4)
	10/1/2003	12,930	(2)		10/1/2013
	10/7/2003	55,492	(2)		10/1/2013
Class C	5/2/2006	195,000	(2)		5/2/2013	9/30/2013	92,640	(3)(4)
	10/1/2003	38,790	(2)		10/1/2013
	10/7/2003	166,476	(2)		10/1/2013
Aggregated				15,717,317					4,779,606
John P. Cole, Jr.
Class A						6/3/2013	774	(5)
Class C						6/3/2013	2,374	(5)
Aggregated									112,452
Miranda Curtis
Class A						6/3/2013	774	(5)
Class C						6/3/2013	2,374	(5)
Aggregated									112,452
John W. Dick
Class A						6/3/2013	774	(5)
Class C						6/3/2013	2,374	(5)
Aggregated									112,452
David E. Rapley
Class A						6/3/2013	774	(5)
Class C						6/3/2013	2,374	(5)
Aggregated									112,452
Larry E. Romrell
Class A						6/3/2013	774	(5)
Class C						6/3/2013	2,374	(5)
Aggregated									112,452
J.C. Sparkman
Class A						6/3/2013	774	(5)
Class C						6/3/2013	2,374	(5)
Aggregated									112,452

________________

(1)	Value reflects the aggregate amount realized upon the exercise or vesting of awards for Class A and Class C shares in 2013.

(2)
Consists of (a) 68,422 Class A shares and 205,266 Class C shares subject to SARs and (b) 65,000 Class A shares and 195,000 Class C shares underlying stock options, which were exercised at the election of Mr. Fries. The actual number of shares issued to Mr. Fries upon exercise of the SARs, after taking into account the spread between the base price and the closing market price and giving effect to the withholding of shares for taxes, was 31,391 Class A shares and 94,227 Class C shares. The actual number of shares issued to Mr. Fries upon exercise of the options, after taking into account the spread between the exercise price and the closing market price and giving effect to the withholding of shares for taxes, was 25,033 Class A shares and 74,329 Class C shares.

(3)	Includes shares withheld by us to pay the minimum withholding tax due upon vesting of the RSUs in 2013.

(4)
Includes 29,272 restricted Class A shares and 87,816 restricted Class C shares granted on December 31, 2012, and RSUs based on 1,608 Class A shares and 4,824 Class C shares granted on March 18, 2013, all in exchange for earned 2011 PSUs that vested on September 30, 2013.

(5)	Consists of RSUs for the shares indicated that were granted on June 19, 2012.

Percentage Change in Compensation of Executive Director Compared with Employees
The following table shows the percentage change in salary, taxable benefits and annual cash performance awards for our executive director and, as stated in the note to the table, our corporate employees located in our Denver corporate offices for the last two fiscal years.

	Executive Director	Employees (1)

Salary	37%	(1)%
Taxable benefits	67%	(12)%
Annual cash performance awards	9%	16%
__________________

(1)
As permitted in the Companies Act, we selected our Denver corporate salaried employees. Due to the complexity of our global operations with operations in multiple countries with different currencies, cost of living and work culture, we selected as the comparator group for the above table our corporate employees based in our Denver office. This group of employees is considered appropriate because our executive director is based in Denver, his compensation is based on U.S. customs and standards and most of the employees in our Denver office participate in an annual bonus program and benefit programs similar to those available to our executive director. The main difference on benefits for our executive director is use of our company airplane and participation in the deferred compensation program. To determine the percentage change, we used the average amount of salary, taxable benefits and annual cash performance awards based on the number of corporate salaried employees at the end of each fiscal year (without adjustment for leavers and joiners).

Relative Importance of Spend on Pay
The following table shows our expenditures for the last two fiscal years on total compensation costs (as calculated under GAAP) for all employees and distributions through our share repurchase programs.

	2013		2012	Percentage Change
	in millions
Compensation costs (1)	$2,443.5	(2)	$1,569.4	56%
Share repurchase costs (3)	$1,151.9		$980.7	17%
__________________

(1)
Includes costs for share-based compensation, pension and social security and benefits. The amounts for 2013 and 2012 do not include $65.9 million and $62.5 million, respectively, of compensation costs related to discontinued operations.

(2)	Includes $671.7 million for employees of Virgin Media that are not included in the compensation costs for 2012. If this cost is excluded for 2013, the percentage change would be 13%.

(3)	Includes direct acquisition costs and the effects of derivative instruments, where applicable.

Past Performance
Total Shareholder Return Graph
The following graph compares the change from January 1, 2009 to December 31, 2013 in the cumulative total shareholder return on our Class A shares, our Class B shares, our Class C shares, the NASDAQ Telecommunications Index, NASDAQ US Benchmark TR Index, the NASDAQ Composite Index and the ICB 6500 Telecommunications (Supersector) (assuming reinvestment of dividends, as applicable). The graph assumes that $100 was invested on January 1, 2009.

$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
Class/Series A
Class/Series B
Class/Series C
Nasdaq Telecom (CRSP)
Nasdaq Composite (CRSP)
Nasdaq Telecom (New)
Nasdaq Composite (New)

_______________

(a)	Prior to the June 7, 2013 completion of the Virgin Media Acquisition, amounts represent market prices for LGI Series A, Series B and Series C common stock.
As a result of a change in the total return data made available to us through our vendor provider, our performance graphs going forward will be using a comparable index provided by NASDAQ OMX Global Indexes. Information for the NASDAQ Telecommunications Index and the NASDAQ Composite Index is provided through December 31, 2013, the last day this data was available by our third-party index provider. We chose each of the above Indexes as they include companies listed on the same exchange as our company. In addition, in the case of the two Telecommunications Indexes, we chose these because they include companies that engage in similar operations.

Five Year CEO Total Compensation

	2013	2012	2011	2010	2009

Single Total Compensation Figure	$17,980,903	$14,544,935	$12,939,782	$4,348,078	$3,130,675
Annual Performance Awards (as percentage of maximum)	79.2%	90.6%	100.0%	85.3%	100.0%
Vesting of Long-Term Performance Awards (as percentage of maximum)	66.3%	93.5%	87.5%	—%	—%
Director Compensation for the Year Ending December 31, 2014
The expected implementation of our directors’ compensation policy in 2014 is described below.
Executive Director
Salary. For 2014, pursuant to the terms of the Fries Agreement, our executive director’s salary will be $2.0 million. This salary became effective on April 1, 2014.
Benefits. Our directors are eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity as described above), gifts and for memberships in certain professional organizations. Our executive director is eligible for participation in other benefit plans and policies offered to salaried employees in the U.S., including life insurance, health insurance, executive health plan and gym facilities. We will reimburse our executive director for legal fees related to his compensation from our company, including legal fees relating to him entering into the Fries Agreement. We offer a deferred compensation policy that permits our executive director to defer payment of his salary and annual bonus. In addition, we will pay for expenses related to business travel in accordance with our business expense policy.
Annual Bonus. In March 2014, the compensation committee approved the individual performance goals and set the maximum achievable cash performance award for the executive director. The terms and financial metrics for this annual cash performance award are summarized in the policy table above and in the CD&A under Elements of Compensation Packages—Annual Cash Performance Awards.
Equity Incentive Awards. Also, in March 2014, the compensation committee established a target annual equity value of $15.0 million for the executive director and approved a grant of 2014 PSUs for approximately two-thirds of that value. The remaining one-third of the value will be a grant of SARs, which is expected to be made on or about May 1, 2014, when similar awards are made to officers and certain employees of our company. As the performance measure, the compensation committee selected growth in consolidated OCF, as adjusted for events such as acquisitions, dispositions and changes in foreign currency exchange rates and accounting principles that affect comparability, for the two-year performance period.
The target OCF CAGR is subject to upward or downward adjustment for certain events in accordance with the terms of the grant agreement. The base performance objective set by the compensation committee is 75% of the target OCF CAGR, which for this purpose is subject to more limited adjustments. The base performance objective must be satisfied in order for the executive director to be eligible to earn any of his 2014 PSU awards. The terms and financial metrics for the 2014 PSUs are summarized in the policy table above and in the CD&A. The target will be disclosed in full in our proxy statement for our annual general meeting following the end of the two-year performance period, with full details to the extent the target was met. In the case of the 2014 PSUs, the disclosure will be included in the proxy statement for the 2016 annual general meeting. The design of the 2014 PSU awards is based on the terms of the long-term incentive awards as set forth in the policy table above.
Cash Signing Bonus. Mr. Fries will receive a cash signing bonus of $5.0 million in connection with the execution of the Fries Agreement.
Performance Grant Award. Pursuant to the Fries Agreement, we granted to our executive director the Performance Grant Award, which comprises share units subject to a three-year vesting schedule and performance criteria (determined in 2014) intended to satisfy the requirements of Section 162(m) of the Code. If the directors’ compensation policy is approved and if performance criteria are met, the share units vest over a three-year period.

Non-executive Directors
The fees to be paid to our non-executive directors in 2014 will remain as stated in the policy table. Similarly, the non-executive directors will receive an equity award grant on the date of the AGM as stated in the policy table above, except in the case of our chairman, who will receive his grant of options at the time the executive director receives his SAR award grant. Our directors are eligible for participation in our aircraft policy, directors’ and officers’ insurance, indemnification (as provided in our articles of association and deeds of indemnity as described above), gifts and for memberships in certain professional organizations. We will also make available to our non-executive directors, when requested, health insurance under our health insurance policies. We will reimburse our chairman of the board for professional fees and other expenses incurred for estate or tax planning, regulatory filings and other services related to his ownership of our shares. For our non-executive directors, we offer a deferred compensation policy that permits our non-executive directors to defer payment of their fees and vesting of any RSUs. In addition, we will pay for expenses related to business travel, including guests when invited, in accordance with our business expense policy.
No changes are anticipated in 2014 with respect to the compensation of our non-executive directors.
Signed on behalf of the board:

Bryan H. Hall
Executive Vice President, General Counsel and Secretary
May , 2014

Company registered number:	8379990

LIBERTY GLOBAL

IMPORTANT ANNUAL GENERAL MEETING INFORMATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
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Admission Ticket

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Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet must be received by 6:00 am BST (1:00 am Eastern Time) on June 26, 2014.

Vote by Internet

- Go to **www.envisionreports.com/LGP**
- Or scan the QR code with your smartphone
- Follow the instructions on the secure website

Vote by Mail

- Mark, sign and date your proxy card
- Return it in the postage-paid envelope provided to Liberty Global plc c\o Computershare, PO Box 43102, Providence RI 02940

Electronic Delivery of Future Shareholder Communications

If you would like to reduce the costs incurred by Liberty Global plc in mailing proxy materials, you can consent to receiving all future proxy and other information electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

A Resolutions — The Board of Directors recommends a vote FOR all nominees in ordinary resolutions 1-4, FOR ordinary resolutions 5, 6 and 8 - 11 and every THREE YEARS for ordinary resolution 7.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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The rules of the U.K. Companies Act 2006 and the U.S. Securities and Exchange Commission permit companies to send you a notice that proxy and other information is available on the internet, instead of mailing you a set of the materials. Check the box to the right if you consent to receiving such proxy and other materials via the internet. ☐

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Annual General Meeting Admission Ticket

Annual General Meeting of
Liberty Global plc Shareholders

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Liberty Global plc's Annual General Meeting will be held at 3:00 p.m. BST (10:00 a.m. Eastern Time) on June 26, 2014, at The May Fair Hotel, Stratton Street, London W1J 8LT, U.K. If you plan to attend the Annual General Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the meeting. This ticket, along with a form of personal identification, admits the named Shareholder(s) and one guest.

Your vote is important. Regardless of whether you plan to attend the meeting, it is important that your ordinary shares be voted. Accordingly, we ask that you vote your ordinary shares as soon as possible using one of two convenient methods: over the internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

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Proxy — LIBERTY GLOBAL PLC CLASS A AND CLASS B ORDINARY SHARES

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Annual General Meeting of Shareholders — June 26, 2014

Proxy Solicited by the Board of Directors

The undersigned shareholder of Liberty Global plc hereby appoints Charles H. R. Bracken or Bryan H. Hall, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all of the Class A and Class B ordinary shares of Liberty Global plc, held by the undersigned at the Annual General Meeting of Shareholders to be held on June 26, 2014, and at any adjournments thereof, with all the powers the undersigned would possess, if present in person. All previous proxies given with respect to the meeting are revoked.

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS FOR ALL NOMINEES IN ORDINARY RESOLUTIONS 1-4, FOR ORDINARY RESOLUTIONS 5, 6 AND 8 - 11 AND EVERY THREE YEARS FOR ORDINARY RESOLUTION 7. IN THE EVENT THAT ANY OTHER MATTER MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING, OR ANY ADJOURNMENT THEREOF, THE PERSONS SET FORTH ABOVE ARE AUTHORIZED, AT THEIR DISCRETION, TO VOTE THE MATTER.

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